December 31, 2004

ANNUAL

REPORT

Salomon Brothers Asset Management

Salomon Brothers Investment Series

•	High Yield Bond Fund

•	Short/Intermediate U.S. Government Fund

•	Strategic Bond Fund

NOT FDIC INSURED  •  NOT BANK GUARANTEED  •  MAY LOSE VALUE

Table of Contents

Letter from the Chairman	1

Salomon Brothers Investment Series

High Yield Bond Fund

Manager Overview	3

Fund at a Glance	6

Fund Expenses	7

Historical and Fund Performance	9

Short/Intermediate U.S. Government Fund

Manager Overview	10

Fund at a Glance	13

Fund Expenses	14

Historical and Fund Performance	16

Strategic Bond Fund

Manager Overview	17

Fund at a Glance	20

Fund Expenses	21

Historical and Fund Performance	23

Schedules of Investments	25

Statements of Assets and Liabilities	52

Statements of Operations	53

Statements of Changes in Net Assets	54

Financial Highlights	57

Notes to Financial Statements	65

Report of Independent Registered Public Accounting Firm	78

Additional Information	79

Important Tax Information	84

Letter from the Chairman

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

We are pleased to present the annual report of the Salomon Brothers Investment Series — High Yield Bond Fund, Short/Intermediate U.S. Government Fund and Strategic Bond Fund for the 12-month period ended December 31, 2004.

Despite sharply rising oil prices, threats of terrorism, geopolitical concerns and uncertainties surrounding the presidential election, the U.S. economy continued to expand during the reporting period. Following a robust 4.5% gain in the first quarter of 2004, gross domestic product (“GDP”)i growth was 3.3% in the second quarter of the year. This decline was largely attributed to higher energy prices. However, third quarter 2004 GDP growth rose to a solid 4.0%. While fourth quarter GDP figures have not yet been released, continued growth is anticipated.

Given the overall strength of the economy, Federal Reserve Board (“Fed”)ii monetary policy was seen as highly accommodative and expectations were that it would start raising rates to ward off the threat of inflation. As expected, the Fed raised its target for the federal funds rateiii by 0.25% to 1.25% at the end of June 2004 — the first rate increase in four years. The Fed again raised rates in 0.25% increments during August, September, November, and December, bringing the target for the federal funds rate to 2.25%. After the end of the fund’s reporting period, at their February meeting, the Fed once again raised the target rate by 0.25% to 2.50%. Regardless of the economic expansion and higher interest rates, the overall bond market generated positive returns during the fiscal year.

Please read on for a more detailed look at prevailing economic and market conditions during the fund’s fiscal year and to learn how those conditions have affected fund performance.

INFORMATION ABOUT YOUR FUNDS

As you may be aware several issues in the mutual fund industry have recently come under the scrutiny of federal and state regulators. The funds’ Adviser and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the funds’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The funds’ has been informed that the Adviser and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

As previously disclosed by Citigroup, the Staff of the Securities and Exchange Commission (“SEC”) has notified Citigroup Asset Management (“CAM”) and Citicorp Trust Bank (“CTB”), an affiliate of CAM, that the Staff is considering recommending a civil injunctive action and/or an administrative proceeding against CAM, CTB, the former CEO of CAM, two former employees and a current employee of CAM, relating to the creation, operation and fees of an internal transfer agent unit that serves various CAM-managed funds. Citigroup is cooperating with the SEC and will seek to resolve this matter in discussion with the SEC Staff. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the funds. For further information, please see the “Additional Information” note in the Notes to the Financial Statements included in this report.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA
Chairman, President and Chief Executive Officer

February 3, 2005

[i]	Gross domestic product is the market value of goods and services produced by labor and property in a given country.
ii	The Fed is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.
iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

SALOMON BROTHERS

High Yield Bond Fund

SPECIAL SHAREHOLDER NOTICE

Effective September 1, 2004, new and existing shareholders of Class B shares of the fund are subject to a revised pricing structure that reduces the existing Contingent Deferred Sales Charge (“CDSC”) schedule to a five-year declining CDSC from 4.00% to 1.00%. The CDSC charged is now 4.00% in the first year after purchase, 3.00% in the second year, 2.00% in the third year, 1.00% in the fourth and fifth year and no deferred sales charge after the fifth year. Your CDSC, if any, will continue to be measured from the date of original purchase of shares subject to a CDSC. Current shareholders and new purchasers (other than by exchange) of Class B shares of the fund who exchange their shares for Class B shares of any of the other Salomon Brothers funds or for Salomon Brothers Class B shares of any of the SB funds will keep the reduced contingent deferred sales charge. Class B shareholders of any of the other Salomon Brothers funds or shareholders of Salomon Brothers Class B shares of any of the SB funds who exchange into Class B shares of the fund will continue to be subject to the CDSC applicable to the shares exchanged. All other provisions, including fees and charges remain the same.

Number of years you own your shares (unaudited)	1 Year	3 Years	5 Years	10 Years
Your cost would be Class B (redemption at end of period)	$601	$821	$1,168	$2,010	*
Class B (no redemption)	$201	$621	$1,068	$2,010	*

*	This example is based on an investment of $10,000 assuming a 5% return for the period and assumes conversion to Class A shares approximately seven years after purchase.

PERFORMANCE REVIEW

For the 12 months ended December 31, 2004, Class A shares of the High Yield Bond Fund, excluding sales charges, returned 10.97%. These shares outperformed the fund’s unmanaged benchmark, the Citigroup High Yield Market Indexi, which returned 10.79% for the same period. They also outperformed the Lipper High Current Yield funds category average1, which was 9.89%.

MARKET OVERVIEW

During 2004, the high yield market, as represented by the Citigroup High Yield Market Index, returned 10.79%, outperforming nearly all other fixed income asset classes. The high-yield market’s strong performance reflected the favorable technical and fundamental conditions that existed for high-yield bonds through most of the period. The high yield market started the year strong off 2003’s year-long rally but began to decline late in

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2004, including the reinvestment of dividends and capital gains, if any, calculated among the 416 funds in the fund’s Lipper category and excluding sales charges.

PERFORMANCE SNAPSHOT

AS OF DECEMBER 31, 2004

(excluding sales charges)

(unaudited)

	6 Months	12 Months
Class A Shares — High Yield Bond Fund	10.32%	10.97%
Citigroup High Yield Market Index	9.49%	10.79%
Lipper High Current Yield Funds Category Average	8.59%	9.89%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.sbam.com.

Performance figures may reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Class A share returns assume the reinvestment of income dividends and capital gains distributions at net asset value and the deduction of all fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on fund distributions. Excluding sales charges, Class B shares returned 9.98%, Class C shares returned 10.11%, Class O shares returned 10.65% and Class Y shares returned 10.64% over the six months ended December 31, 2004. Excluding sales charges, Class B shares returned 10.22%, Class C shares returned 10.42%, Class O shares returned 11.39% and Class Y shares returned 11.36% over the 12 months ended December 31, 2004.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended December 31, 2004, including the reinvestment of dividends and capital gains, if any, calculated among the 428 funds for the six-month period and among the 416 funds for the 12-month period in the fund’s Lipper category and excluding sales charges.

January as volatility picked up on investor concerns over the timing of anticipated rate increases. The high yield market continued to decline in February, with lower-quality issues leading the way down amid large fund outflows, continued profit taking and greater focus on company fundamentals.

In March, investors sought haven in higher-rated bonds in the non-investment-grade universe as terrorism fears and weak employment numbers exerted pressure on stock markets and drove yields on U.S. Treasury bonds lower. However, economic data released in April showing an improving labor market, and signs of higher inflation, sparked another sell-off in U.S. Treasury bonds as investors shifted their expectations of the Federal Reserve Board (“Fed”)ii tightening from 2005 to the summer of 2004. Additionally, economic data in May sparked increased inflation fears, with concern over Fed tightening transitioning from timing to size and pace of the expected interest rate increases. Once again, the volatility in the U.S. Treasury market spilled into the high-yield market, resulting in negative returns and large mutual fund redemptions.

However, the high-yield bond market rallied for the remainder of the year as increased investor confidence that the Fed would raise rates at a “measured pace” resulted in a strong rally in U.S. Treasuries and tight spreads across fixed income asset classes. Reduced U.S. Treasury market volatility, combined with the continued low interest rate environment, set a positive tone for high yield, engendering generally positive mutual fund flows and contributing both to the record number of deals that came to market during the year and strong demand for higher yielding assets. Additionally, default rates reached 20-year lows as the improving economy and the low interest rate environment enabled companies to extend their debt maturities and improve their liquidity.

Top performing industries for the 12 months ended December 31, 2004 consisted of textiles, restaurants and consumer products. The most significant underperformers included airlines, homebuilders and retail. Similar to 2003, lower-quality bonds outperformed higher quality in 2004, with CCC-rated bonds returning 15.70%, B-rated bonds returning 10.71% and BB-rated bonds returning 9.04%. Longer-dated bonds out performed shorter maturities, with bonds with a remaining maturity of 10 years or greater up 12.18% while bonds with a remaining maturity of 1-7 years returned 10.74%.

Based on the 7.08% yieldiii of the Citigroup High Market Yield Index as of December 31, 2004, high-yield bonds continued to offer competitive yields relative to U.S. Treasury notes.iv However, high-yield issues are subject to additional risks, such as the increased possibility of default because of their lower credit quality, and yields and prices will fluctuate.

EMERGING MARKETS DEBT

Emerging markets debt performed positively through the 12 months ended December 31, 2004, returning 11.77% as represented by the J.P. Morgan Emerging Markets Bond Index Plusv (“EMBI+”). Continually improving country fundamentals and strong market technicals outweighed the downward pressure exerted throughout the year by Fed tightening, although periods of increased volatility (particularly April and May) impacted returns in the short term. Continued strength in commodity prices, including metals, agriculture, and oil provided positive support for many emerging market countries.

The year was also marked by broad credit quality improvements across emerging markets; Moody’s and Standard & Poors collectively upgraded 15 countries during the last 12 months, representing more than 58% of the J.P. Morgan Emerging Markets Bond Index Global.vi This improving credit quality encouraged broader investor participation and may have caused some long-term investors to change their allocation to emerging markets from tactical to strategic, providing additional technical support for the market.

FACTORS INFLUENCING FUND PERFORMANCE

Over the 12 months ending December 31, 2004, the fund benefited from its overweighting in issues rated CCC and in the consumer products and textiles sectors and its issue selection. Fund performance was adversely affected by its underweight position in the telecommunications and utilities sectors. The fund also benefited from its allocation to emerging markets debt, which was increased over the 12 months and outperformed all other fixed income asset classes during the period. The fund remained overweight lower-rated securities based upon our rationale that the fund could benefit from an improving economy and potentially outperform higher-rated quality credits if interest rates were to rise.

Thank you for your investment in the High Yield Bond Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the fund’s investment goals.

Sincerely,

Peter J. Wilby, CFA Executive Vice President	Beth A. Semmel Executive Vice President

James E. Craige Executive Vice President

January 27, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The fund’s top five sector holdings (as a percentage of net assets) as of December 31, 2004 were: Corporate Bonds & Notes (67.4%); Sovereign Bonds (25.3%); Repurchase Agreements (4.2%); Common Stock (1.0%); Preferred Stock (0.5%). The fund’s portfolio composition is subject to change at any time.

RISKS: Investments in high yield securities and foreign securities, including emerging markets, involve risks beyond those inherent in solely higher rated and domestic investments. The risks of high-yield securities include, but are not limited to, price volatility and the possibility of default in the timely payment of interest and principal. As interest rates rise, bond prices fall, reducing the value of the fund’s share price. Foreign securities are subject to certain risks of overseas investing including currency fluctuations and changes in political and economic conditions. These risks are magnified in emerging markets. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

i	The Citigroup High Yield Market Index is a broad-based unmanaged index of high yield securities.

ii	The Fed is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	As measured by the yield on the Citigroup High Yield Market Index as of the period’s close.

iv	Yields are subject to change and will fluctuate.

v	The J.P. Morgan Emerging Markets Bond Index Plus is a total return index that tracks the traded market for U.S. dollar-denominated Brady and other similar sovereign restructured bonds traded in the emerging markets.

vi	J.P. Morgan Emerging Markets Bond Index Global (EMBI Global) tracks total returns for U.S. dollar denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds, and local market instruments. Countries covered are Algeria, Argentina, Brazil, Bulgaria, Chile, China, Colombia, Cote d’Ivoire, Croatia, Ecuador, Greece, Hungary, Lebanon, Malaysia, Mexico, Morocco, Nigeria, Panama, Peru, the Philippines, Poland, Russia, South Africa, South Korea, Thailand, Turkey and Venezuela.

SALOMON BROTHERS

High Yield Bond Fund

Fund at a Glance (unaudited)

SALOMON BROTHERS

High Yield Bond Fund

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments, reinvested dividends, or other distributions; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2004 and held for the six months ended December 31, 2004.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return Without Sales Charges(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratios	Expenses Paid During the Period(3)
Class A	10.32%	$1,000.00	$1,103.20	1.20%	$6.34
Class B	9.98	1,000.00	1,099.80	1.98	10.45
Class C(4)	10.11	1,000.00	1,101.10	1.70	8.98
Class O	10.65	1,000.00	1,106.50	0.84	4.45
Class Y	10.64	1,000.00	1,106.40	0.87	4.61

(1)	For the six months ended December 31, 2004.
(2)	Assumes reinvestment of all dividends and capital gain distributions, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable contingent deferred sales charge (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Expenses (net of voluntary waivers) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.
(4)	On April 29, 2004, Class 2 shares were renamed as Class C shares.

SALOMON BROTHERS

High Yield Bond Fund

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Class A	5.00%	$1,000.00	$1,019.10	1.20%	$6.09
Class B	5.00	1,000.00	1,015.18	1.98	10.03
Class C(3)	5.00	1,000.00	1,016.59	1.70	8.62
Class O	5.00	1,000.00	1,020.91	0.84	4.27
Class Y	5.00	1,000.00	1,020.76	0.87	4.42

(1)	For the six months ended December 31, 2004.
(2)	Expenses (net of voluntary waiver) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.
(3)	On April 29, 2004, Class 2 shares were renamed as Class C shares.

SALOMON BROTHERS

High Yield Bond Fund

Historical Performance (unaudited)

Comparison of $10,000 Investment in the High Yield Bond Fund — Class A, B, C and O Shares vs Citigroup High-Yield Market Index

All figures represent past performance and are not a guarantee of future results. Performance above reflects returns after deduction of applicable maximum sales charge. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown also do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

The graph above depicts the performance of the High Yield Bond Fund versus the Citigroup High-Yield Market Index*. It is important to note that the High Yield Bond Fund is a professionally managed mutual fund while the index is not available for investment and is unmanaged. The comparison is shown for illustrative purposes only.

Average Annual Total Returns for the Period Ended December 31, 2004(1)

(unaudited)

	Twelve Months	Three Years	Five Years	Since Inception (2/22/95)
Class A Shares
Without Sales Charges	10.97%	13.51%	8.00%	9.05%
With Sales Charges(2)	5.99%	11.80%	7.00%	8.54%

Class B Shares
Without Sales Charges	10.22%	12.74%	7.22%	8.25%
With Sales Charges(2)	6.22%	12.21%	7.08%	8.25%

Class C Shares
Without Sales Charges	10.42%	13.00%	7.46%	8.40%
With Sales Charges(2)	9.42%	13.00%	7.46%	8.40%

Class O Shares
Without Sales Charges	11.39%	13.99%	8.40%	9.37%
With Sales Charges(2)	11.39%	13.99%	8.40%	9.37%

				Since Inception (4/2/03)(3)
Class Y Shares
Without Sales Charges	11.36%	N/A	N/A	15.58%
With Sales Charges(2)	11.36%	N/A	N/A	15.58%

See page 24 for all footnotes.

SALOMON BROTHERS

Short/Intermediate U.S. Government Fund

SPECIAL SHAREHOLDER NOTICE

Effective June 1, 2004, new and existing shareholders of Class B shares of the fund are subject to a revised pricing structure that reduces the existing Contingent Deferred Sales Charge (“CDSC”) schedule to a five-year declining CDSC from 2.00% to 1.00%. The CDSC charged is now 2.00% in the first year after purchase, 1.75% in the second year, 1.50% in the third year, 1.25% in the fourth year, 1.00% in the fifth year and no deferred sales charge after the fifth year. Your CDSC, if any, will continue to be measured from the date of original purchase of shares subject to a CDSC. Current shareholders and new purchasers (other than by exchange) of Class B shares of the fund who exchange their shares for Class B shares of any of the other Salomon Brothers funds or for Salomon Brothers Class B shares of any of the SB funds will keep the reduced contingent deferred sales charge. Class B shareholders of any of the other Salomon Brothers funds or shareholders of Salomon Brothers Class B shares of any of the SB funds who exchange into Class B shares of the fund will continue to be subject to the CDSC charge applicable to the shares exchanged.

Number of years you own your shares (unaudited)	1 Year	3 Years	5 Years	10 Years
Your cost would be Class B (redemption at end of period)	$347	$606	$887	$1,605	*
Class B (no redemption)	$147	$456	$787	$1,605	*

*	This example is based on an investment of $10,000 assuming a 5.00% return and assumes conversion to Class A shares approximately seven years after purchase.

Effective June 1, 2004, fund pays a distribution fee with respect to Class B shares calculated at the annual rate of 0.25%, of the average daily net assets of Class B.

PERFORMANCE REVIEW

For the 12 months ended December 31, 2004, Class A shares of the Short/Intermediate U.S. Government Bond Fund, excluding sales charges, returned 2.51%. These shares outperformed the fund’s unmanaged benchmark, the Citigroup 1-10 Year Treasury Bond Indexi, which returned 2.02% for the same period. They also outperformed the Lipper Short-Intermediate U.S. Government funds category average1, which was 1.60%.

PERFORMANCE SNAPSHOT

AS OF DECEMBER 31, 2004

(excluding sales charges)

(unaudited)

	6 Months	12 Months
Class A Shares — Short/Intermediate U.S. Government Fund	2.91%	2.51%
Citigroup 1-10 Year Treasury Bond Index	2.25%	2.02%
Lipper Short-Intermediate U.S. Government Funds Category Average	1.96%	1.60%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.sbam.com.

The SEC yields for Class A shares, Class B shares, Class C shares and Class O shares were 3.91%, 3.73%, 3.49% and 4.23%, respectively. Current reimbursements and/or fee waivers are voluntary              , and may be reduced or terminated at any time. Absent these reimbursements or waivers performance would have been lower. The Class A shares’ 30 Day SEC yield would have been 3.59%. The Class B shares’ 30 Day SEC yield would have been 3.40%. The Class C shares’ 30 Day SEC yield would have been 3.22%. The Class O shares’ 30 Day SEC yield would have been 3.73%.

Class A share returns assume the reinvestment of income dividends and capital gains distributions at net asset value and the deduction of all fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on fund distributions. Excluding sales charges, Class B shares returned 2.78%, Class C shares returned 2.74% and Class O shares returned 3.13% over the six months ended December 31, 2004. Excluding sales charges, Class B shares returned 2.01%, Class C shares returned 2.01% and Class O shares returned 2.77% over the 12 months ended December 31, 2004.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended December 31, 2004, including the reinvestment of dividends and capital gains, if any, calculated among the 86 funds for the six-month period and among the 83 funds for the 12-month period in the fund’s Lipper category and excluding sales charges.

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2004, including the reinvestment of dividends and capital gains, if any, calculated among the 83 funds in the fund’s Lipper category and excluding sales charges.

MARKET OVERVIEW

As widely anticipated, the Federal Reserve Bank (“Fed”)ii raised its federal funds target rateiii during 2004, bringing it to 2.25%, at year end, from 1.00%, which had been its lowest level in more than 40 years. After the end of the fund’s reporting period, at their February meeting, the Fed once again raised the target rate by 0.25% to 2.50%. Even though the market fully expected the 25 basis pointiv hike in the federal funds rate in late June and each successive meeting thereafter, the wording of the statements following the meetings still generated some anxiety. The Fed continued to reiterate throughout the year that it would increase rates “at a pace that is likely to be measured” but also added, “the Committee will respond to changes in economic prospects as needed to fulfill its obligation to maintain price stability.” The yield on the 10-year U.S. Treasury note ended the year with a small decline of 2 basis points, after reaching a low of 3.68% in March and then hitting a high of 4.87% in June. After reaching its high in June the 10-year U.S. Treasury market rallied after the Fed’s initial 25 basis point rate hike, and remained range bound for the remainder of the year.

Investors spent much of the year dissecting language from the Fed for clues on its assessment of the U.S. economy and pace of rate hikes. The U.S. economy’s quarterly pace of growth continued to advance over the period and the economy has entered the fourth year of expansion since the 2001 recession.v Although a series of one-off events — surging oil prices, hurricanes, the waning effects of 2002-2003 tax cuts, etc. — undoubtedly restrained growth in 2004, the economy proved resilient enough to grow 4% over the past four quarters. Even the U.S. labor market, which generated lackluster results throughout most of 2003, improved over the past yearvi, but the pace of improvements is uneven from month-to-month. Given the combination of strong gross domestic product (“GDP”) results, comments from the Fed about a more robust economy, improvement in job growth and a pick-up in inflation, the economy has appeared to be firing on all cylinders.

Mortgage-backed securities outperformed U.S. Treasury securities of comparable duration during the year. Agency securities provided only modest excess returns versus U.S. Treasuries of similar duration. All Treasuries finished the year in positive territory, while longer-term U.S. Treasuries outperformed U.S. Treasury bills and notes as the Treasury curve flattened during the second half of the year.

FACTORS IMPACTING FUND PERFORMANCE

During the 12 months ended December 31, 2004, we decreased our allocation to mortgage-backed securities as a defensive posture due to tighter spreads and valuations within the mortgage-backed sector, as well as the potential for increased volatility within the mortgage sector as the Fed continues to raise interest rates, potentially putting pressure on the 10-year part of the yield curve. We reallocated assets primarily into the U.S. Treasury sector. We remain short duration versus the benchmark index, as we continue to position our portfolios defensively on interest rates. Given the current trading range of the 10-year U.S. Treasury bond and concerns about interest rate volatility, we plan to maintain our tactical short-duration posture. We continue to monitor our tactical sector allocations and will make adjustments as interest rate volatility increases and rates start to backup on the 10-year part of the yield curve.

Thank you for your investment in the Short/Intermediate U.S. Government Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the fund’s investment goals.

Sincerely,

Roger M. Lavan, CFA
Executive Vice President

February 3, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The fund’s sector holdings (as a percentage of net assets) as of December 31, 2004 were Mortgage-Backed Securities (54.1%); Short-Term Investments (49.8%); U.S. Government Obligations (33.6). The fund’s portfolio composition is subject to change at any time.

RISKS: The value of the fund will fluctuate with market conditions and neither share price nor income from the fund are guaranteed by the U.S. Government. As interest rates rise, bond prices fall, reducing the value of the fund’s share price. Investments in mortgage-backed securities involve an additional level of risk, as discussed in the prospectus. Investing in a nondiversified, narrowly focused fund may entail greater risks than is normally associated with more widely diversified funds. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses and have a potentially large impact on fund performance. The fund’s objective may be changed without shareholder approval.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

i	The Citigroup 1-10 Year Treasury Bond Index is a broad measure of the performance of short-term and medium-term U.S. Treasury securities.

ii	The Fed is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	A basis point is one one-hundredth (1/100 or 0.01) of one percent.

v	Source: Based upon gross domestic product data from the Bureau of Economic Analysis. Gross domestic product is a market value of goods and services produced by labor and property in a given country.

vi	Based upon data from the U.S. Department of Labor.

SALOMON BROTHERS

Short/Intermediate U.S. Government Fund

Fund at a Glance (unaudited)

SALOMON BROTHERS

Short/Intermediate U.S. Government Fund

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments, reinvested dividends, or other distributions; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2004 and held for the six months ended December 31, 2004.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return Without Sales Charges(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratios	Expenses Paid During the Period(3)
Class A	2.91%	$1,000.00	$1,029.10	0.80%	$4.08
Class B	2.78	1,000.00	1,027.80	1.28	6.52
Class C(4)	2.74	1,000.00	1,027.40	1.30	6.63
Class O	3.13	1,000.00	1,031.30	0.55	2.81

(1)	For the six months ended December 31, 2004.
(2)	Assumes reinvestment of all dividends and capital gain distributions, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable contingent deferred sales charge (“CDSC”) with respect to Class B shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Expenses (net of voluntary waiver) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.
(4)	On April 29, 2004, Class 2 shares were renamed as Class C shares.

SALOMON BROTHERS

Short/Intermediate U.S. Government Fund

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Class A	5.00%	$1,000.00	$1,021.11	0.80%	$4.06
Class B	5.00	1,000.00	1,018.70	1.28	6.50
Class C(3)	5.00	1,000.00	1,018.60	1.30	6.60
Class O	5.00	1,000.00	1,022.37	0.55	2.80

(1)	For the six months ended December 31, 2004.
(2)	Expenses (net of voluntary waiver) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.
(3)	On April 29, 2004, Class 2 shares were renamed as Class C shares.

SALOMON BROTHERS

Short/Intermediate U.S. Government Fund

Historical Performance (unaudited)

Comparison of $10,000 Investment in the Short/Intermediate U.S. Government Fund — Class A, B, C and O Shares vs Citigroup 1-10 Year Treasury Bond Index

All figures represent past performance and are not a guarantee of future results. Performance above reflects returns after deduction of applicable maximum sales charge. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown also do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

The graph above depicts the performance of the Short/Intermediate U.S. Government Fund versus the Citigroup 1-10 Year Treasury Bond Index. It is important to note that the Short/Intermediate U.S. Government Fund is a professionally managed mutual fund while the index is not available for investment and is unmanaged. The comparison is shown for illustrative purposes only.

Average Annual Total Returns for the Period Ended December 31, 2004(1) (unaudited)

	Twelve Months	Three Years	Five Years	Since Inception (2/22/95)
Class A Shares
Without Sales Charges	2.51%	4.19%	5.90%	6.03%
With Sales Charges(2)	0.47%	3.48%	5.47%	5.81%

Class B Shares
Without Sales Charges	2.01%	3.51%	5.17%	5.27%
With Sales Charges(2)	0.03%	3.04%	5.01%	5.27%

Class C Shares
Without Sales Charges	2.01%	3.70%	5.43%	5.41%
With Sales Charges(2)	2.01%	3.70%	5.43%	5.41%

Class O Shares
Without Sales Charges	2.77%	4.48%	6.21%	6.32%
With Sales Charges(2)	2.77%	4.48%	6.21%	6.32%

See page 24 for all footnotes.

SALOMON BROTHERS

Strategic Bond Fund

SPECIAL SHAREHOLDER NOTICE

Effective September 1, 2004, new and existing shareholders of Class B shares of the fund are subject to a revised pricing structure that reduces the existing Contingent Deferred Sales Charge (“CDSC”) schedule to a five-year declining CDSC from 4.00% to 1.00%. The CDSC charged is now 4.00% in the first year after purchase, 3.00% in the second year, 2.00% in the third year, 1.00% in the fourth and fifth year and no deferred sales charge after the fifth year. Your CDSC, if any, will continue to be measured from the date of original purchase of shares subject to a CDSC. Current shareholders and new purchasers (other than by exchange) of Class B shares of funds who exchange their shares for Class B shares of any of the other Salomon Brothers funds or for Salomon Brothers Class B shares of any of the SB funds will keep the reduced contingent deferred sales charge. Class B shareholders of any of the other Salomon Brothers funds or shareholders of Salomon Brothers Class B shares of any of the SB funds who exchange into Class B shares of the fund will continue to be subject to the CDSC applicable to the shares exchanged. All other provisions, including fees and charges remain the same.

Number of years you own your shares (unaudited)	1 Year	3 Years	5 Years	10 Years
Your cost would be Class B (redemption at end of period)	$608	$843	$1,203	$2,120	*
Class B (no redemption)	$208	$643	$1,103	$2,120	*

*	This example is based on an investment of $10,000 assuming a 5% return for the period and assumes conversion to Class A shares approximately seven years after purchase.

PERFORMANCE REVIEW

For the 12 months ended December 31, 2004, Class A shares of the Strategic Bond Fund, excluding sales charges, returned 5.93%. These shares outperformed both the fund’s unmanaged benchmark, the Lehman Brothers Aggregate Indexi and the fund’s previous benchmark, the Citigroup Broad Investment Grade Bond Indexii, which returned 4.34% and 4.48%, respectively for the same period. They underperformed the Lipper Multi-Sector Income funds category average1, which was 8.35%.

MARKET OVERVIEW

As widely anticipated, the Federal Reserve Board Fediii raised its federal funds target rateiv during 2004, bringing it to 2.25%, at year end, from 1.00%, which had been its lowest level in more than 40 years. After the end of the fund’s reporting period, at their February meeting, the Fed once again raised the target rate by 0.25% to 2.50%. Even though the market fully expected the 25

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2004, including the reinvestment of dividends and capital gains, if any, calculated among the 112 funds in the fund’s Lipper category and excluding sales charges.

PERFORMANCE SNAPSHOT

AS OF DECEMBER 31, 2004

(excluding sales charges)

(unaudited)

	6 Months	12 Months
Class A Shares — Strategic Bond Fund	6.52%	5.93%
Lehman Brothers Aggregate Index	4.18%	4.34%
Citigroup Broad Investment Grade Bond Index	4.29%	4.48%
Lipper Multi-Sector Income Funds	8.69%	8.35%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.sbam.com.

Performance figures may reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Class A share returns assume the reinvestment of income dividends and capital gains distributions at net asset value and the deduction of all fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on fund distributions. Excluding sales charges, Class B shares returned 6.28%, Class C shares returned 6.52%, Class O shares returned 6.88% and Class Y shares returned 6.49% over the six months ended December 31, 2004. Excluding sales charges, Class B shares returned 5.32%, Class C shares returned 5.59%, Class O shares returned 6.29% and Class Y shares returned 5.95% over the 12 months ended December 31, 2004.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended December 31, 2004, including the reinvestment of dividends and capital gains, if any, calculated among the 114 funds for the six-month period and among the 112 funds for the 12-month period in the fund’s Lipper category and excluding sales charges.

basis pointv hike in the federal funds rate in late June and each successive meeting thereafter, the wording of the statements following the meetings still generated some anxiety. The Fed continued to reiterated throughout the year that it would increase rates “at a pace that is likely to be measured” but also added, “the Committee will respond to changes in economic prospects as needed to fulfill its obligation to maintain price stability.” The yield on the 10-year U.S. Treasury note ended the year with a small decline of 2 basis points, after reaching a low of 3.68% in March and then hitting a high of 4.87% in June. After reaching its high in June the 10-year U.S. Treasury market rallied after the Fed’s initial 25 basis points rate hike, and remained range bound for the remainder of the year.

Most of the year was characterized by investors dissecting language from the Fed for clues on its assessment of the U.S. economy and the pace of rate hikes. The U.S. economy’s quarterly pace of growth continued to advance over the period and the economy has entered the fourth year of expansion since the 2001 recessionvi. Although a series of one-off events — surging oil prices, hurricanes, the waning effects of 2002-2003 tax cuts, etc. — undoubtedly restrained growth in 2004, the economy proved resilient enough to grow 4% over the past four quarters. Even the U.S. labor market, which generated lackluster results throughout most of 2003, improved over the past yearvii, but the pace of improvements is uneven from month-to-month. Given the combination of strong gross domestic product (“GDP”)viii results, comments from the Fed about a more robust economy, improvement in job growth and a pick-up in inflation, the economy has appeared to be firing on all cylinders.

Mortgage-backed securities outperformed U.S. Treasury securities of comparable duration during the year. Agency securities provided only modest excess returns versus U.S. Treasuries of similar duration. All Treasuries finished the year in positive territory, while longer-term U.S. Treasuries outperformed U.S. Treasury bills and notes as the Treasury curve flattened during the second half of the year.

During 2004, the high yield market, as represented by the Citigroup High Yield Market Index, returned 10.79%, outperforming nearly all other fixed income asset classes. The high-yield market’s strong performance reflected the favorable technical and fundamental conditions that existed for high-yield bonds through most of the period.

Emerging markets debt performed positively through the 12 months ended December 31, 2004, returning 11.77% as represented by the J.P. Morgan Emerging Markets Bond Index Plusix (“EMBI+”). Good country fundamentals, commodity price strength and the absence of U.S. Treasury market volatility during the majority of the period supported emerging markets debt returns.

FACTORS IMPACTING FUND PERFORMANCE

The portfolio’s allocation to higher-yielding bonds has proved to be beneficial over the period, which, in the managers’ view, should continue as interest rates continue to rise from Fed tightening and the economy remains stable. Within the U.S. investment-grade component of the portfolio, we increased our allocations to mortgages throughout the year as mortgages continued to provide excess returns over U.S. Treasuries, ending the year at 142 basis points over U.S. Treasuries on a duration-adjusted basis according to Lehman Brothers. We decreased our allocation to the U.S. high yield market in favor of increasing exposure to emerging markets debt, which provided additional yield and performance over the 12 months. We also slightly increased our exposure to non-U.S. investment grade debt. We remain slightly short duration versus the benchmark index, as we continue to position our portfolios defensively on interest rates.

Thank you for your investment in the Strategic Bond Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the fund’s investment goals.

Sincerely,

Peter J. Wilby, CFA Executive Vice President	Roger M. Lavan, CFA Executive Vice President

David Scott Executive Vice President

February 3, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The fund’s top five sector holdings (as a percentage of net assets) as of December 31, 2004 were: U.S Government Agencies & Obligations (37.0%); Short-Term Investments (30.9%); Sovereign Bonds (26.5%); Corporate Bonds & Notes (26.3%); Asset-Backed Securities (6.1%). The fund’s portfolio composition is subject to change at any time.

RISKS: Investments in high yield securities and in foreign companies and governments, including emerging markets, involve risks beyond those inherent solely in higher-rated and domestic investments. The risks of high yield securities include, but are not limited to, price volatility and the possibility of default in the timely payment of interest and principal. As interest rates rise, bond prices fall, reducing the value of the fund’s share price. Foreign stocks are subject to certain risks of overseas investing including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. These risks are magnified in emerging markets. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. The fund’s objective may be changed without shareholder approval.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

i	The Lehman Brothers Aggregate Index is a broad-based index comprised of government, corporate, mortgage and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

ii	The Citigroup Broad Investment Grade Bond Index includes institutionally traded U.S. Treasury Bonds, government-sponsored bonds (U.S. Agency and supranational), mortgage-backed securities and corporate securities.

iii	The Fed is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iv	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

v	A basis point is one one-hundredth (1/100 or 0.01) of one percent.

vi	Source: Based upon gross domestic product data from the Bureau of Economic Analysis. Gross domestic product is a market value of goods and services produced by labor and property in a given country.

vii	Based upon data from the U.S. Department of Labor.

viii	Gross domestic product is the market value of goods and services produced by labor and property in a given country.

ix	The J.P. Morgan Emerging Markets Bond Index Plus is a total return index that tracks the traded market for U.S. dollar-denominated Brady and other similar sovereign restructured bonds traded in the emerging markets.

SALOMON BROTHERS

Strategic Bond Fund

Fund at a Glance (unaudited)

SALOMON BROTHERS

Strategic Bond Fund

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments, reinvested dividends, or other distributions; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2004 and held for the six months ended December 31, 2004.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return Without Sales Charges(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratios	Expenses Paid During the Period(3)
Class A	6.52%	$1,000.00	$1,065.20	1.36%	$7.06
Class B	6.28	1,000.00	1,062.80	2.05	10.63
Class C(4)	6.52	1,000.00	1,065.20	1.80	9.34
Class O	6.88	1,000.00	1,068.80	1.11	5.77
Class Y	6.49	1,000.00	1,064.90	1.25	6.49

(1)	For the six months ended December 31, 2004.
(2)	Assumes reinvestment of all dividends and capital gain distributions, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable contingent deferred sales charge (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Expenses (net of voluntary waiver) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.
(4)	On April 29, 2004, Class 2 shares were renamed as Class C shares.

SALOMON BROTHERS

Strategic Bond Fund

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Class A	5.00%	$1,000.00	$1,018.30	1.36%	$6.90
Class B	5.00	1,000.00	1,014.83	2.05	10.38
Class C(3)	5.00	1,000.00	1,016.09	1.80	9.12
Class O	5.00	1,000.00	1,019.56	1.11	5.63
Class Y	5.00	1,000.00	1,018.85	1.25	6.34

(1)	For the six months ended December 31, 2004.
(2)	Expenses (net of voluntary waiver) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.
(3)	On April 29, 2004, Class 2 shares were renamed as Class C shares.

SALOMON BROTHERS

Strategic Bond Fund

Historical Performance (unaudited)

Comparison of $10,000 Investment in the Strategic Bond Fund — Class A, B, C and O Shares vs Citigroup Broad Investment Grade Bond Index

All figures represent past performance and are not a guarantee of future results. Performance above reflects returns after deduction of applicable maximum sales charge. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown also do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

The graph above depicts the performance of the Strategic Bond Fund versus the Citigroup Broad Investment Grade Bond Index.** It is important to note that the Strategic Bond Fund is a professionally managed mutual fund while the index is not available for investment and is unmanaged. The comparison is shown for illustrative purposes only.

Average Annual Total Returns for the Period Ended December 31, 2004(1) (unaudited)

	Twelve Months	Three Years	Five Years	Since Inception (2/22/95)
Class A Shares
Without Sales Charges	5.93%	9.57%	7.29%	8.50%
With Sales Charges(2)	1.12%	7.89%	6.32%	8.00%

Class B Shares
Without Sales Charges	5.32%	8.83%	6.57%	7.72%
With Sales Charges(2)	1.32%	8.27%	6.42%	7.72%

Class C Shares
Without Sales Charges	5.59%	9.12%	6.84%	7.89%
With Sales Charges(2)	4.59%	9.12%	6.84%	7.89%

Class O Shares
Without Sales Charges	6.29%	9.82%	7.59%	8.78%
With Sales Charges(2)	6.29%	9.82%	7.59%	8.78%

				Since Inception (9/10/03)(3)
Class Y Shares
Without Sales Charges	5.95%	N/A	N/A	7.62%
With Sales Charges(2)	5.95%	N/A	N/A	7.62%

See page 24 for all footnotes.

FOOTNOTES

*	The Citigroup High-Yield Market Index is valued at month end only. As a result, while the Fund’s total return calculations used in this comparison are for the period February 22, 1995 through December 31, 2004, the Index returns are for the period March 1, 1995 through December 31, 2004.
**	The Citigroup Broad Investment Grade Bond Index is valued at month end only. As a result, while the Fund’s total return calculations used in this comparison are for the period February 22, 1995 through December 31, 2004, the Index returns are for the period March 1, 1995 through December 31, 2004.
(1)	The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
(2)	Class A shares reflect the deduction of the maximum 4.50%, 2.00% and 4.50% sales charge for the High Yield Bond Fund, Short/Intermediate U.S. Government Fund and Strategic Bond Fund, respectively. In certain cases, Class A shares of the Funds have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with the current holdings of Class A shares, equal or exceed $1,000,000, $500,000 and $1,000,000 in the aggregate for the High Yield Bond Fund, Short/Intermediate U.S. Government Fund and Strategic Bond Fund, respectively. Class B shares reflect the deduction of a contingent deferred sales charge (“CDSC”), which applies if shares are redeemed within one year from purchase payment. Thereafter, the CDSC declines by 1.00% per year for the first two years, remains the same for the next year, then continues to decline by 1.00% per year until no CDSC is incurred. Effective June 1, 2004, for the Short/Intermediate U.S. Government Fund, the CDSC for Class B was reduced to 2.00% in the first year after purchase, 1.75% in the second year, 1.50% in the third year, 1.25% in the fourth year, 1.00% in the fifth year and no CDSC incurred after five years. Effective September 1, 2004, for the High Yield Bond Fund and Strategic Bond Fund, the CDSC for Class B shares will be reduced to a 4.00% CDSC in the first year after purchase, 3.00% in the second year, 2.00% in the third year, 1.00% in the fourth year, 1.00% in the fifth year and no CDSC thereafter. Class C shares also reflect the deduction of a 1.00% CDSC which applies if shares are redeemed within the first year of purchase (except the Class C shares of the Short/ Intermediate U.S. Government Fund, which are not subject to a deferred sales charge). Class C shares have no initial sales charges. Class O and Y shares have no initial sales charges or CDSC.
(3)	Total return is not annualized, as it may not be representative of the total return for the year.

GENERAL PERFORMANCE AND RANKING NOTES

Average annual total returns are based on changes in net asset value and assume the reinvestment of all dividends, and/or capital gains distributions in additional shares with and without the effect of the maximum sales charge (Class A) and the CDSC (Class B and C). Class O shares are only available to existing Class O shareholders. Past performance does not guarantee future results. Investment return and principal value fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Returns for certain Funds reflect a voluntary expense limitation imposed by Salomon Brothers Asset Management Inc to limit total Fund operating expenses. Absent this expense limitation, Fund returns would be lower. Expense limitations may be revised or terminated at any time.

Schedules of Investments

December 31, 2004

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
CORPORATE BONDS & NOTES — 67.4%

Basic Industries — 13.1%
$6,910,000	Abitibi-Consolidated, Inc., Debentures, 8.850% due 8/1/30	$6,979,100
7,650,000	Acetex Corp., Sr. Notes, 10.875% due 8/1/09	8,357,625
2,250,000	Airgas, Inc., Sr. Sub. Notes, 9.125% due 10/1/11	2,514,375
4,550,000	AK Steel Corp., 7.875% due 2/15/09 (a)	4,658,062
	Aleris International, Inc.:
6,925,000	Secured Notes, 10.375% due 10/15/10 (b)	7,894,500
650,000	Sr. Notes, 9.000% due 11/15/14 (b)	679,250
6,750,000	Anchor Glass Container Corp., Sr. Secured Notes, 11.000% due 2/15/13	7,256,250
	Appleton Papers Inc.:
2,600,000	Sr. Notes, 8.125% due 6/15/11	2,814,500
4,850,000	Sr. Sub. Notes, Series B, 9.750% due 6/15/14	5,383,500
7,275,000	Applied Extrusion Technologies, Inc., Sr. Notes, Series B, 10.750% due 7/1/11 (a)(c)	4,365,000
10,075,000	BCP Caylux Holdings Luxembourg SCA, Sr. Sub. Notes, 9.625% due 6/15/14 (b)	11,409,937
5,425,000	Berry Plastics Corp., Sr. Sub. Notes, 10.750% due 7/15/12	6,238,750
2,100,000	Borden Chemicals & Plastics, Notes, 9.500% due 5/1/05 (c)(d)	210
	Bowater Inc.:
3,250,000	Debentures, 9.500% due 10/15/12	3,736,746
9,000,000	Notes, 6.500% due 6/15/13 (a)	9,046,278
	Buckeye Technologies Inc., Sr. Sub. Notes:
4,400,000	9.250% due 9/15/08	4,422,000
2,350,000	8.000% due 10/15/10 (a)	2,361,750
6,575,000	Equistar Chemicals L.P./Equistar Funding Corp., Sr. Notes, 10.625% due 5/1/11	7,659,875
	FMC Corp.:
2,475,000	Debentures, 7.750% due 7/1/11	2,629,687
1,250,000	Medium Term Notes, Series A, 7.000% due 5/15/08	1,315,625
2,975,000	Secured Notes, 10.250% due 11/1/09	3,428,687
3,975,000	Hercules Inc., Sr. Sub. Notes, 6.750% due 10/15/29	4,124,063
6,000,000	Huntsman Advanced Materials LLC, Secured Notes, 11.000% due 7/15/10 (b)	7,170,000
	Huntsman International LLC:
2,150,000	Sr. Notes, 9.875% due 3/1/09	2,370,375
4,916,000	Sr. Sub. Notes, 10.125% due 7/1/09 (a)	5,198,669
6,725,000	Innophos, Inc., Sr. Sub. Notes, 8.875% due 8/15/14 (b)	7,296,625
4,400,000	IPSCO Inc., Sr. Notes, 8.750% due 6/1/13	5,060,000
3,375,000	ISP Chemco, Inc., Sr. Sub. Notes, Series B, 10.250% due 7/1/11	3,830,625
665,000	ISP Holdings Inc., Secured Notes, Series B, 10.625% due 12/15/09	739,812
3,315,000	Ispat Inland ULC, Secured Notes, 9.750% due 4/1/14	4,110,600
2,925,000	Jefferson Smurfit Corp., Sr. Notes, 8.250% due 10/1/12	3,202,875
4,700,000	JSG Funding PLC, Sr. Notes, 9.625% due 10/1/12	5,264,000
7,100,000	Koppers, Inc., Sr. Secured Notes, 9.875% due 10/15/13	8,129,500
	Lyondell Chemical Co., Sr. Secured Notes:
2,475,000	9.500% due 12/15/08	2,697,750
850,000	11.125% due 7/15/12 (a)	1,013,625
2,747,000	Series B, 9.875% due 5/1/07	2,891,217
1,700,000	Methanex Corp., Sr. Notes, 8.750% due 8/15/12 (a)	1,993,250
8,500,000	Millennium America, Inc., Sr. Notes, 9.250% due 6/15/08 (a)	9,711,250
	Mueller Group Inc.:
1,575,000	Secured Notes, 6.910% due 11/1/11 (e)	1,638,000
4,215,000	Sr. Sub. Notes, 10.000% due 5/1/12	4,615,425
2,125,000	Mueller Holdings Inc., Discount Notes, (zero coupon until 4/15/09, 14.750% thereafter), due 4/15/14 (e)	1,466,250
750,000	Nalco Co., Sr. Sub. Notes, 8.875% due 11/15/13	826,875
3,775,000	Newark Group, Inc., Sr. Sub. Notes, 9.750% due 3/15/14	4,039,250

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Basic Industries — 13.1% (continued)
$5,615,000	NewMarket Corp., Sr. Notes, 8.875% due 5/1/10	$6,232,650
6,200,000	Norske Skog Canada Ltd., Series D, 8.625% due 6/15/11 (a)	6,680,500
875,000	OM Group Inc., Sr. Sub. Notes, 9.250% due 12/15/11	936,250
7,075,000	Owens-Brockway Glass Container Inc., Sr. Secured Notes, 7.750% due 5/15/11	7,694,062
11,200,000	Plastipak Holdings, Inc., Sr. Notes, 10.750% due 9/1/11	12,656,000
	Pliant Corp.:
1,650,000	2nd Priority Lien Sr. Secured Notes, 11.125% due 9/1/09	1,806,750
1,525,000	Sr. Sub. Notes, 13.000% due 6/1/10 (a)	1,486,875
	Radnor Holdings Corp.:
1,750,000	Secured Notes, 9.410% due 4/15/09 (e)	1,785,000
4,025,000	Sr. Notes, 11.000% due 3/15/10	3,471,562
4,000,000	Republic Technologies International, LLC, Sr. Secured Sub. Notes, 13.750% due 7/15/09 (c)(d)	0
	Resolution Performance Products, LLC (a):
2,125,000	Sr. Secured Notes, 9.500% due 4/15/10	2,310,937
5,975,000	Sr. Sub. Notes, 13.500% due 11/15/10	6,527,687
	Rhodia S.A. (a):
	Sr. Notes:
450,000	7.625% due 6/1/10	453,375
1,750,000	10.250% due 6/1/10	1,977,500
8,100,000	Sr. Sub. Notes, 8.875% due 6/1/11	8,201,250
1,625,000	Smurfit Capital Funding PLC, Debentures, 7.500% due 11/20/25	1,625,000
	Smurfit-Stone Container Enterprises, Inc., Sr. Notes:
3,025,000	9.750% due 2/1/11	3,327,500
2,525,000	8.375% due 7/1/12	2,764,875
1,675,000	Stone Container Finance, 7.375% due 7/15/14	1,792,250
	Tekni-Plex, Inc.:
6,275,000	Series B, 12.750% due 6/15/10 (a)	5,992,625
600,000	Sr. Secured Notes, 8.750% due 11/15/13 (b)	600,000
1,575,000	Titan Corp., 8.000% due 5/15/11	1,685,250
9,000,000	UAP Holding Corp., Sr. Discount Notes, (zero coupon until 1/15/08, 10.750% thereafter), due 7/15/12 (b)(e)	7,110,000
3,169,000	Westlake Chemical Corp., Sr. Notes, 8.750% due 7/15/11	3,596,815
7,075,000	Wolverine Tube, Inc., Sr. Notes, 7.375% due 8/1/08 (b)	7,039,625

		288,296,081

Consumer Cyclicals — 4.5%
11,250,000	Cinemark, Inc., Sr. Discount Notes, (zero coupon until 3/15/09, 9.750% thereafter), due 3/15/14 (e)	8,550,000
3,600,000	Collins & Aikman Floor Covering Inc., Sr. Sub. Notes, Series B, 9.750% due 2/15/10	3,888,000
6,375,000	CSK Auto, Inc., Sr. Sub. Notes, 7.000% due 1/15/14	6,287,344
1,200,000	Eye Care Centers of America, Inc., Sr. Sub. Notes, 9.125% due 5/1/08	1,206,000
275,000	FelCor Lodging L.P., 9.000% due 6/1/11	312,812
2,400,000	Finlay Fine Jewelry Corp., Sr. Notes, 8.375% due 6/1/12 (a)	2,604,000
1,479,000	Flooring America, Inc., Sr. Notes, Series B, 9.250% due 10/15/07 (c)(d)	0
3,550,000	Friendly Ice Cream Corp., Sr. Notes, 8.375% due 6/15/12 (a)	3,501,187
4,075,000	Gaylord Entertainment Co., Sr. Notes, 6.750% due 11/15/14 (b)	4,115,750
1,000,000	General Nutrition Centers Inc., Sr. Sub. Notes, 8.500% due 12/1/10	950,000
1,227,000	Host Marriott Corp., Series B, 7.875% due 8/1/08	1,266,877
	Host Marriott L.P., Sr. Notes:
3,275,000	7.125% due 11/1/13 (a)	3,516,531
750,000	Series E, 8.375% due 2/15/06	787,500
2,550,000	Series I, 9.500% due 1/15/07	2,805,000
	Interface, Inc.:
1,325,000	Sr. Notes, 10.375% due 2/1/10	1,530,375
6,000,000	Sr. Sub. Notes, 9.500% due 2/1/14 (a)	6,570,000

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Consumer Cyclicals — 4.5% (continued)
$4,350,000	Jean Coutu Group Inc., Sr. Sub. Notes, 8.500% due 8/1/14 (a)(b)	$4,480,500
2,075,000	John Q. Hammons Hotels L.P., 1st Mortgage Sr. Notes, Series B, 8.875% due 5/15/12	2,355,125
2,500,000	Leslie’s Poolmart, Sr. Notes, Series B, 10.375% due 7/15/08	2,665,625
	Levi Strauss & Co. (a):
3,325,000	Notes, 7.000% due 11/1/06	3,507,875
	Sr. Notes:
4,040,000	11.625% due 1/15/08	4,262,200
260,000	12.250% due 12/15/12	290,550
725,000	Loews Cineplex Entertainment Acquisition Corp., Sr. Sub. Notes, 9.000% due 8/1/14 (b)	788,437
	MeriStar Hospitality Operating Partnership L.P./Meristar Hospitality Finance Corp. III, Sr. Notes:
1,900,000	9.000% due 1/15/08	2,011,625
5,225,000	9.125% due 1/15/11 (a)	5,669,125
4,200,000	Oxford Industries, Inc., Sr. Notes, 8.875% due 6/1/11	4,530,750
	Saks, Inc.:
425,000	7.500% due 12/1/10	454,750
2,600,000	9.875% due 10/1/11 (a)	3,094,000
794,000	7.000% due 12/1/13 (a)	814,842
2,100,000	7.375% due 2/15/19	2,089,500
4,725,000	Sbarro, Inc., Sr. Sub. Notes, 11.000% due 9/15/09 (a)	4,795,875
	Six Flags, Inc., Sr. Notes (a):
825,000	9.750% due 4/15/13	841,500
3,800,000	9.625% due 6/1/14	3,838,000
1,275,000	Starwood Hotels & Resorts Inc., Sr. Notes, 7.875% due 5/1/12	1,463,062
2,825,000	Tommy Hilfiger U.S.A., 6.850% due 6/1/08	2,853,250

		98,697,967

Consumer Non-Cyclicals — 12.8%
5,800,000	aaiPharma Inc., Sr. Sub. Notes, 12.000% due 4/1/10 (a)(e)	4,364,500
3,000,000	Ahold Finance U.S.A., Inc., Notes, 8.250% due 7/15/10	3,412,500
2,624,399	Ahold Lease U.S.A., Inc., Pass-Through Certificates, Series 2001-A-1, 7.820% due 1/2/20	2,849,114
7,225,000	AmeriPath, Inc., Sr. Sub. Notes, 10.500% due 4/1/13	7,712,687
5,950,000	Ameristar Casinos Inc., Sr. Sub. Notes, 10.750% due 2/15/09	6,664,000
1,663,000	Applica, Inc., Sr. Sub. Notes, 10.000% due 7/31/08 (a)	1,663,000
	Argosy Gaming Co., Sr. Sub. Notes:
100,000	9.000% due 9/1/11	112,000
7,000,000	7.000% due 1/15/14	7,770,000
4,375,000	Athena Neurosciences Finance LLC, Sr. Notes, 7.250% due 2/21/08	4,593,750
	Caesars Entertainment Inc.:
1,925,000	Sr. Notes, 7.000% due 4/15/13 (a)	2,131,937
	Sr. Sub. Notes:
1,000,000	7.875% due 12/15/05	1,040,000
700,000	9.375% due 2/15/07	773,500
5,250,000	8.875% due 9/15/08 (a)	5,958,750
4,850,000	8.125% due 5/15/11 (a)	5,626,000
1,000,000	Chumash Casino & Resort Enterprise, Sr. Notes, 9.000% due 7/15/10 (b)	1,112,500
4,389,723	Dade Behring Holdings Inc., 11.910% due 10/3/10	4,905,515
	Del Monte Corp., Sr. Sub. Notes:
1,100,000	8.625% due 12/15/12	1,237,500
3,500,000	Series B, 9.250% due 5/15/11	3,850,000
	Doane Pet Care Co.:
1,975,000	Sr. Notes, 10.750% due 3/1/10	2,123,125
6,900,000	Sr. Sub. Notes, 9.750% due 5/15/07	6,831,000

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Consumer Non-Cyclicals — 12.8% (continued)
	Dole Food Co. Inc., Sr. Notes:
$3,650,000	8.625% due 5/1/09	$3,987,625
3,200,000	8.875% due 3/15/11	3,496,000
456,000	Elan Pharmaceutical Investment Ltd., Notes, Series B, 7.720% due 3/15/05	460,560
	Extendicare Health Services Inc., Sr. Sub. Notes (a):
2,650,000	9.500% due 7/1/10	2,981,250
4,000,000	6.875% due 5/1/14	4,100,000
3,150,000	FTD Inc., Sr. Sub. Notes, 7.750% due 2/15/14	3,260,250
3,250,000	Genesis HealthCare Corp., Sr. Sub. Notes, 8.000% due 10/15/13	3,542,500
7,335,000	Global Cash Access LLC, Sr. Sub. Notes, 8.750% due 3/15/12	7,940,137
3,750,000	HCA Inc., Notes, 6.375% due 1/15/15	3,772,095
8,000,000	Herbst Gaming, Inc., Sr. Sub. Notes, 7.000% due 11/15/14 (b)	8,140,000
8,625,000	Home Interiors & Gifts, Inc., Sr. Sub. Notes, 10.125% due 6/1/08 (a)	7,158,750
8,725,000	IASIS Healthcare LLC, Sr. Sub. Notes, 8.750% due 6/15/14	9,553,875
3,925,000	Icon Health & Fitness, Inc., Sr. Sub. Notes, 11.250% due 4/1/12	3,316,625
5,275,000	Inn of the Mountain Gods Resort & Casino, Sr. Notes, 12.000% due 11/15/10	6,198,125
4,000,000	InSight Health Services Corp., Sr. Sub. Notes, Series B, 9.875% due 11/1/11 (a)	4,060,000
3,207,119	Iowa Select Finance, Secured Notes, Payment-in-kind, 10.750% due 12/1/06 (b)	1,603,560
5,000,000	Jafra Cosmetics International, Inc., Sr. Sub. Notes, 10.750% due 5/15/11	5,675,000
6,870,000	Kerzner International Ltd., Sr. Sub. Notes, 8.875% due 8/15/11	7,539,825
4,400,000	Las Vegas Sands Inc./Venetian Casino Resort LLC, Mortgaged Secured Notes, 11.000% due 6/15/10	5,043,500
4,000,000	Medex Inc., Sr. Sub. Notes, 8.875% due 5/15/13	4,680,000
	MGM Mirage:
3,250,000	9.750% due 6/1/07	3,623,750
7,000,000	Sr. Notes, 6.750% due 9/1/12	7,402,500
4,250,000	Sr. Sub. Notes, 8.375% due 2/1/11 (a)	4,813,125
4,050,000	National Mentor Inc., Sr. Sub. Notes, 9.625% due 12/1/12 (b)	4,323,375
7,000,000	Nebco Evans Holding Co., Sr. Discount Notes, (zero coupon until 7/15/02, 12.375% thereafter), due 7/15/07 (b)(c)(d)	0
476,187	Nutritional Sourcing Corp., Notes, 10.125% due 8/1/09	335,712
	Pinnacle Entertainment Inc.:
4,000,000	8.750% due 10/1/13 (a)	4,350,000
4,550,000	Sr. Sub. Notes, 8.250% due 3/15/12	4,857,125
7,025,000	Pinnacle Foods Holding Corp., Sr. Sub. Notes, 8.250% due 12/1/13 (b)	6,726,437
5,775,000	Playtex Products, Inc., 9.375% due 6/1/11 (a)	6,193,687
3,000,000	Psychiatric Solutions, Inc., Sr. Sub. Notes, 10.625% due 6/15/13	3,487,500
	Rite Aid Corp.:
1,125,000	Notes, 7.125% due 1/15/07 (a)	1,130,625
5,100,000	Sr. Notes, 11.250% due 7/1/08	5,559,000
10,000,000	Sealy Mattress Co., Sr. Sub. Notes, 8.250% due 6/15/14 (a)	10,650,000
2,550,000	Seneca Gaming Corp., Sr. Notes, 7.250% due 5/1/12 (a)	2,696,625
1,900,000	Sola International Inc., Notes, 6.875% due 3/15/08	1,930,761
5,000,000	Station Casinos Inc., Sr. Sub. Notes, 6.875% due 3/1/16	5,231,250
2,020,000	Swift & Co., 10.125% due 10/1/09	2,262,400
1,250,000	Sybron Dental Specialties, Inc., Sr. Sub. Notes, 8.125% due 6/15/12	1,368,750
1,300,000	Tempur-Pedic Inc. & Tempur Production U.S.A. Inc., Sr. Sub. Notes, 10.250% due 8/15/10	1,501,500
	Tenet Healthcare Corp.:
10,350,000	Notes, 7.375% due 2/1/13 (a)	10,091,250
	Sr. Notes:
2,950,000	6.500% due 6/1/12	2,743,500
400,000	9.875% due 7/1/14 (b)	438,000
3,025,000	6.875% due 11/15/31	2,593,937

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Consumer Non-Cyclicals — 12.8% (continued)
$4,550,000	Turning Stone Casino Resort Enterprise, Sr. Notes, 9.125% due 12/15/10 (b)	$4,948,125
6,175,000	United Industries Corp., Sr. Notes, Series D, 9.875% due 4/1/09	6,491,469
3,125,000	Vicar Operating, Inc., Sr. Sub. Notes, 9.875% due 12/1/09	3,437,500

		280,428,958

Energy — 7.0%
2,150,000	BRL Universal Equipment Corp., Sr. Secured Notes, 8.875% due 2/15/08	2,270,937
	Chesapeake Energy Corp., Sr. Notes:
428	8.125% due 4/1/11	465
11,000,000	7.500% due 6/15/14 (a)	12,072,500
583,000	6.875% due 1/15/16	613,608
5,000,000	Costilla Energy, Inc., Sr. Notes, 10.250% due 10/1/06 (c)(d)	0
1,850,000	Dresser-Rand Group, Inc., Sr. Sub. Notes, 7.375% due 11/1/14 (b)	1,896,250
	Dynegy Holdings Inc.:
	Debentures:
11,850,000	7.125% due 5/15/18	10,620,563
5,575,000	7.625% due 10/15/26	4,871,156
6,500,000	Secured Notes, 9.875% due 7/15/10 (b)	7,296,250
3,000,000	Sr. Notes, 8.750% due 2/15/12 (a)	3,157,500
	El Paso Corp.:
	Medium Term Notes:
500,000	7.375% due 12/15/12	508,750
10,500,000	7.800% due 8/1/31	10,132,500
5,150,000	7.750% due 1/15/32 (a)	4,956,875
10,475,000	Notes, 7.875% due 6/15/12 (a)	11,011,844
6,500,000	Exco Resources, Inc., Sr. Notes, 7.250% due 1/15/11	6,987,500
	Forest Oil Corp., Sr. Notes:
1,200,000	8.000% due 6/15/08	1,330,500
5,925,000	8.000% due 12/15/11	6,798,938
	Hanover Compressor Co.:
2,325,000	8.625% due 12/15/10	2,551,688
2,350,000	Sr. Notes, 9.000% due 6/1/14	2,626,125
525,000	Sub. Notes, zero coupon (yield to maturity at issue, 11.000%), due 3/31/07	459,375
	Key Energy Services Inc.:
4,875,000	Series C, 8.375% due 3/1/08	5,130,938
2,500,000	Sr. Notes, 6.375% due 5/1/13	2,556,250
8,677,000	Magnum Hunter Resources, Inc., Sr. Notes, 9.600% due 3/15/12	9,891,780
3,225,000	Plains Exploration & Production Co., Sr. Sub. Notes, Series B, 8.750% due 7/1/12	3,620,063
2,000,000	Pogo Producing Co., Sr. Sub. Notes, Series B, 8.250% due 4/15/11	2,180,000
5,250,000	Swift Energy Co., Sr. Sub. Notes, 9.375% due 5/1/12	5,906,250
1,700,000	Universal Compression Inc., Sr. Notes, 7.250% due 5/15/10 (a)	1,823,250
	Vintage Petroleum Inc.:
1,500,000	Sr. Notes, 8.250% due 5/1/12	1,661,250
5,525,000	Sr. Sub. Notes, 7.875% due 5/15/11 (a)	5,911,750
	The Williams Cos. Inc., Notes:
6,275,000	7.625% due 7/15/19	6,933,875
8,650,000	7.875% due 9/1/21	9,688,000
6,875,000	8.750% due 3/15/32	7,932,031

		153,398,761

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Financial — 0.2%
$3,210,025	Airplanes Pass-Through Trust, Series D, 10.875% due 3/15/19 (c)(d)	$0
4,767,442	TRAINS, Secured Notes, 8.211% due 8/1/15 (b)(e)	5,223,800

		5,223,800

Housing Related — 0.4%
2,750,000	Associated Materials Inc., Sr. Discount Notes, (zero coupon until 3/1/09, 11.250% thereafter), due 3/1/14 (e)	1,993,750
2,700,000	Norcraft Cos. L.P., Sr. Sub. Notes, 9.000% due 11/1/11	2,929,500
4,325,000	Nortek, Inc., Sr. Sub. Notes, 8.500% due 9/1/14 (b)	4,541,250

		9,464,500

Manufacturing — 4.5%
2,975,000	Alliant Techsystems, Inc., Sr. Sub. Notes, 8.500% due 5/15/11	3,272,500
3,500,000	Argo-Tech Corp., 9.250% due 6/1/11	3,858,750
3,650,000	Case New Holland, Inc., Sr. Notes, 9.250% due 8/1/11 (b)	4,078,875
2,000,000	Dana Credit Corp., Notes, 8.375% due 8/15/07 (a)(b)	2,190,000
	DRS Technologies, Inc., Sr. Sub. Notes:
5,600,000	6.875% due 11/1/13	5,880,000
800,000	6.875% due 11/1/13 (b)	840,000
175,000	Eagle-Picher Industries, Inc., Sr. Notes, 9.750% due 9/1/13	175,875
2,375,000	General Binding Corp., 9.375% due 6/1/08 (a)	2,386,875
7,750,000	General Motors Corp., Debentures, 8.375% due 7/15/33 (a)	8,051,878
6,275,000	Invensys PLC, Sr. Notes, 9.875% due 3/15/11 (a)(b)	6,777,000
5,600,000	Keystone Automotive Operations, Inc., Sr. Sub. Notes, 9.750% due 11/1/13	6,020,000
3,570,000	Kinetek, Inc., Sr. Notes, Series D, 10.750% due 11/15/06	3,507,525
2,750,000	L-3 Communications Corp., Sr. Sub. Notes, 7.625% due 6/15/12	3,031,875
950,000	NMHG Holding Co., Sr. Notes, 10.000% due 5/15/09	1,054,500
3,000,000	Park-Ohio Industries, Inc., Sr. Sub. Notes, 8.375% due 11/15/14 (b)	3,015,000
1,625,000	Rexnord Corp., 10.125% due 12/15/12	1,844,375
4,375,000	Sensus Metering Systems, Inc., Sr. Sub. Notes, 8.625% due 12/15/13	4,506,250
	Sequa Corp., Sr. Notes:
3,250,000	9.000% due 8/1/09	3,680,625
6,000,000	Series B, 8.875% due 4/1/08	6,600,000
	Tenneco Automotive, Inc.:
2,300,000	Sr. Secured Notes, Series B, 10.250% due 7/15/13	2,725,500
5,350,000	Sr. Sub. Notes, 8.625% due 11/15/14 (b)	5,590,750
4,500,000	Terex Corp., Sr. Sub. Notes, Series B, 10.375% due 4/1/11 (a)	5,062,500
	TRW Automotive, Inc.:
4,506,000	Sr. Notes, 9.375% due 2/15/13	5,249,490
293,000	Sr. Sub. Notes, 11.000% due 2/15/13 (a)	354,530
7,855,000	Wesco Distribution, Inc., Sr. Sub. Notes, Series B, 9.125% due 6/1/08	8,129,925

		97,884,598

Media — 8.8%
1,975,000	Advertising Directory Solutions Inc., 9.250% due 11/15/12 (b)	2,083,625
4,175,000	Atlantic Broadband Finance LLC, Sr. Sub. Notes, 9.375% due 1/15/14 (b)	4,060,188
3,151,050	Avalon Cable LLC, Sr. Discount Notes, 11.875% due 12/1/08	3,304,664
	Cablevision Systems Corp., Sr. Notes (a)(b):
7,200,000	6.669% due 4/1/09 (e)	7,668,000
2,725,000	8.000% due 4/15/12	2,922,563
3,150,000	Cadmus Communications Corp., Sr. Sub. Notes, 8.375% due 6/15/14	3,445,313

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Media — 8.8% (continued)
$4,053,210	Canwest Media, Inc., Sr. Sub. Notes, 8.000% due 9/15/12 (b)	$4,367,334
	CBD Media Holdings LLC:
3,250,000	Notes, 8.625% due 6/1/11	3,453,125
4,400,000	Sr. Notes, 9.250% due 7/15/12 (b)	4,548,500
	Charter Communications Holdings, LLC:
	Sr. Discount Notes:
775,000	9.920% due 4/1/11	664,563
6,525,000	Zero coupon until 1/15/05, (11.750% thereafter), due 1/15/10 (a)(e)	6,117,188
3,650,000	Zero coupon until 1/15/06, (13.500% thereafter), due 1/15/11 (a)(e)	3,084,250
10,950,000	Zero coupon until 5/15/06, (11.750% thereafter), due 5/15/11 (e)	8,103,000
1,175,000	Zero coupon until 1/15/07, (12.125% thereafter), due 1/15/12 (e)	804,875
	Sr. Notes:
450,000	8.625% due 4/1/09	392,625
11,250,000	10.000% due 4/1/09 (a)	10,181,250
6,800,000	10.750% due 10/1/09	6,222,000
200,000	10.250% due 1/15/10	176,500
5,000,000	CSC Holdings Inc., Sr. Sub. Debentures, 10.500% due 5/15/16 (a)	5,700,000
	Dex Media East LLC/Dex Media East Finance Co.:
1,900,000	9.875% due 11/15/09 (a)	2,173,125
894,000	12.125% due 11/15/12	1,094,033
12,000,000	Dex Media, Inc., Discount Notes, (zero coupon until 11/15/08, 9.000% thereafter), due 11/15/13 (a)(e)	9,465,000
3,125,000	Dex Media West LLC/Dex Media Finance Co., Sr. Sub. Notes, Series B, 9.875% due 8/15/13	3,617,188
3,275,000	DirecTV Holdings LLC, Sr. Notes, 8.375% due 3/15/13	3,688,469
	Echostar DBS Corp.:
11,000,000	6.625% due 10/1/14 (b)	11,192,500
4,079,000	Sr. Notes, 9.125% due 1/15/09 (a)	4,507,295
5,350,000	Houghton Mifflin Co., Sr. Discount Notes, (zero coupon until 10/15/08, 11.500% thereafter), due 10/15/13(a)(e)	3,959,000
	Insight Midwest, L.P., Sr. Notes:
2,350,000	9.750% due 10/1/09	2,473,375
4,900,000	10.500% due 11/1/10 (a)	5,390,000
2,100,000	Interep National Radio Sales Inc., Series B, 10.000% due 7/1/08 (a)	1,593,375
4,375,000	Lodgenet Entertainment Corp., Sr. Sub. Debentures, 9.500% due 6/15/13	4,856,250
2,225,000	Mediacom Broadband LLC, Sr. Notes, 11.000% due 7/15/13 (a)	2,403,000
5,400,000	Mediacom LLC, Sr. Notes, 9.500% due 1/15/13 (a)	5,447,250
4,850,000	Nexstar Finance Holdings LLC, Sr. Discount Notes, (zero coupon until 4/1/08, 11.375% thereafter), due 4/1/13 (a)(e)	3,855,750
6,950,000	NextMedia Operating, Inc., Sr. Sub. Notes, 10.750% due 7/1/11	7,818,750
3,700,000	PanAmSat Corp., 9.000% due 8/15/14 (b)	4,148,625
870,000	PEI Holdings Inc., Sr. Notes, 11.000% due 3/15/10	1,017,900
4,400,000	R.H. Donnelley Finance Corp. I, Sr. Sub. Notes, 10.875% due 12/15/12 (b)	5,247,000
1,950,000	Radio One, Inc., Sr. Sub. Notes, Series B, 8.875% due 7/1/11 (a)	2,132,812
5,150,000	Rainbow National Services LLC, 10.375% due 9/1/14 (b)	5,832,375
1,625,000	Rogers Cable, Inc., 8.750% due 5/1/32	1,811,875
2,725,000	Spanish Broadcasting System, 9.625% due 11/1/09	2,868,063
5,850,000	Vertis Inc., Secured Notes, 9.750% due 4/1/09 (a)	6,376,500
	Yell Finance B.V.:
3,215,000	Sr. Discount Notes, (zero coupon until 8/1/06, 13.500% thereafter), due 8/1/11 (a)(e)	3,174,813
2,298,000	Sr. Notes, 10.750% due 8/1/11	2,665,680
7,075,000	Young Broadcasting, Inc., Sr. Sub. Notes, 10.000% due 3/1/11 (a)	7,587,938

		193,697,504

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Services & Other — 2.5%
	Allied Waste North America, Inc., Sr. Notes, Series B:
$125,000	8.875% due 4/1/08	$134,375
9,050,000	9.250% due 9/1/12	9,841,875
5,500,000	7.375% due 4/15/14 (a)	5,293,750
1,350,000	Brand Services, Inc., Sr. Notes, 12.000% due 10/15/12	1,518,750
1,495,000	CB Richard Ellis Services Inc., Sr. Notes, 9.750% due 5/15/10	1,711,775
	Cenveo Corp.:
4,000,000	9.625% due 3/15/12	4,410,000
6,050,000	Sr. Sub. Notes, 7.875% due 12/1/13 (a)	5,656,750
2,879,374	Employee Solutions, Inc., Series B, 10.000% due 4/15/05 (a)(c)(d)	288
2,500,000	The Holt Group, Inc., Sr. Notes, 9.750% due 1/15/06 (c)(d)	0
	Iron Mountain, Inc., Sr. Sub. Notes:
3,900,000	8.625% due 4/1/13	4,163,250
10,035,000	7.750% due 1/15/15	10,235,700
250,000	6.625% due 1/1/16	234,375
	Muzak LLC:
6,325,000	Sr. Notes, 10.000% due 2/15/09	5,921,781
1,500,000	Sr. Sub. Notes, 9.875% due 3/15/09 (a)	1,055,625
4,000,000	Safety-Kleen Services, Inc., Sr. Sub. Notes, 9.250% due 6/1/08 (c)	15,000
4,050,000	SITEL Corp., Sr. Sub. Notes, 9.250% due 3/15/06	4,110,750

		54,304,044

Technology — 2.0%
	Amkor Technology, Inc.:
	Sr. Notes:
975,000	9.250% due 2/15/08	1,001,813
4,000,000	7.125% due 3/15/11 (a)	3,780,000
4,190,000	Sr. Sub. Notes, 10.500% due 5/1/09 (a)	4,210,950
20,475,000	Lucent Technologies, Inc., Debentures, 6.450% due 3/15/29 (a)	18,632,250
7,675,000	Nortel Networks Ltd., Notes, 6.125% due 2/15/06	7,847,688
6,825,000	Seagate Technology HDD Holdings, Sr. Notes, 8.000% due 5/15/09 (a)	7,405,125

		42,877,826

Telecommunications — 6.1%
	Alamosa (Delaware), Inc.:
2,827,000	11.000% due 7/31/10	3,342,928
2,537,000	Sr. Discount Notes, (zero coupon until 7/31/05, 12.000% thereafter), due 7/31/09 (e)	2,765,330
1,000,000	Sr. Notes, 8.500% due 1/31/12	1,097,500
	American Tower Corp., Sr. Notes (a):
5,523,000	9.375% due 2/1/09	5,868,188
4,600,000	7.500% due 5/1/12	4,853,000
1,150,000	American Tower Escrow Corp., Sr. Discount Notes, zero coupon (yield to maturity at issue, 12.250%), due 8/1/08	865,375
5,000,000	AT&T Corp., Sr. Notes, 9.750% due 11/15/31	5,993,750
6,000,000	Centennial Cellular Operating Co., 10.125% due 6/15/13	6,765,000
2,675,000	Centennial Communications Corp., Sr. Notes, 8.125% due 2/1/14 (a)	2,761,938
	Crown Castle International Corp., Sr. Notes:
6,375,000	9.375% due 8/1/11	7,171,875
4,000,000	10.750% due 8/1/11 (a)	4,360,000
1,650,000	7.500% due 12/1/13 (a)	1,782,000
905,000	Series B, 7.500% due 12/1/13 (a)	977,400
2,000,000	iPCS Inc., Sr. Notes, 11.500% due 5/1/12	2,280,000

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Telecommunications — 6.1% (continued)
	Nextel Communications, Inc., Sr. Notes:
$521,428	9.500% due 2/1/11 (a)	$583,999
2,925,000	6.875% due 10/31/13	3,188,250
18,400,000	7.375% due 8/1/15	20,332,000
4,050,000	Qwest Corp., Debentures, 9.125% due 3/15/12 (b)	4,698,000
	Qwest Services Corp., Notes (b):
12,925,000	14.000% due 12/15/10	15,606,938
10,851,000	14.500% due 12/15/14	13,780,770
3,075,000	SBA Communications Corp., Sr. Notes, 8.500% due 12/1/12 (b)	3,151,875
5,150,000	SBA Telecommunications Inc., Sr. Discount Notes, (zero coupon until 12/15/07, 9.750% thereafter), due 12/15/11 (e)	4,364,625
2,500,000	SpectraSite Inc., Sr. Notes, 8.250% due 5/15/10	2,681,250
	UbiquiTel Operating Co., Sr. Notes:
2,950,000	9.875% due 3/1/11 (a)	3,326,125
4,000,000	9.875% due 3/1/11 (b)	4,510,000
5,750,000	Western Wireless Corp., Sr. Notes, 9.250% due 7/15/13	6,281,875
3,250,000	World Access Inc., Sr. Notes, 13.250% due 1/15/08 (c)	121,875

		133,511,866

Transportation — 0.6%
	Continental Airlines Inc., Pass-Through Certificates:
2,790,424	Series 974C, 6.800% due 7/2/07	2,542,371
3,261,417	Series 981C, 6.541% due 9/15/08	3,008,571
150,000	General Maritime Corp., Sr. Notes, 10.000% due 3/15/13	173,250
7,750,000	OMI Corp., Sr. Notes, 7.625% due 12/1/13	8,331,250

		14,055,442

Utilities — 4.9%
	The AES Corp., Sr. Notes:
2,125,000	9.500% due 6/1/09	2,427,813
5,975,000	9.375% due 9/15/10 (a)	6,975,813
1,825,000	8.750% due 6/15/08	2,007,500
3,300,000	7.750% due 3/1/14	3,597,000
6,675,000	Allegheny Energy Supply Statutory Trust 2001, Secured Notes, Series A, 10.250% due 11/15/07 (b)	7,609,500
	Calpine Corp. (a):
	Sr. Notes:
350,000	7.875% due 4/1/08	287,000
465,000	8.625% due 8/15/10	358,050
3,635,000	Secured Notes, 8.750% due 7/15/13 (b)	3,017,050
8,875,000	2nd Priority Sr. Secured Notes, 8.500% due 7/15/10 (b)	7,654,687
4,000,000	Calpine Generating Co. LLC, Secured Notes, 11.169% due 4/1/11 (a)(e)	3,930,000
	Edison Mission Energy, Sr. Notes:
2,675,000	10.000% due 8/15/08	3,082,938
5,775,000	7.730% due 6/15/09	6,237,000
7,050,000	9.875% due 4/15/11 (a)	8,389,500
	Mirant Americas Generation, LLC, Sr. Notes (c):
1,725,000	7.625% due 5/1/06	1,863,000
10,250,000	8.300% due 5/1/11	10,890,625
7,475,000	9.125% due 5/1/31	7,830,062
14,750,000	NRG Energy, Inc., 2nd Priority Sr. Secured Notes, 8.000% due 12/15/13 (b)	16,151,250

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Utilities — 4.9% (continued)
	Reliant Energy, Inc., Secured Notes:
$3,500,000	9.250% due 7/15/10	$3,920,000
10,475,000	9.500% due 7/15/13	11,954,594

		108,183,382

	TOTAL CORPORATE BONDS & NOTES (Cost — $1,411,708,477)	1,480,024,729

CONVERTIBLE BONDS — 0.1%

Telecommunications — 0.1%
1,325,000	American Tower Corp., Notes, 5.000% due 2/15/10 (Cost — $633,864)	1,338,250

SOVEREIGN BONDS — 25.3%

Argentina — 0.6%
	Republic of Argentina (c):
8,270,000	Discount Bond, Series L-GL, 3.500% due 3/31/23 (e)	4,672,550
13,825,000	Par Bond, Series L-GP, 6.000% due 3/31/23	7,811,125

		12,483,675

Brazil — 6.0%
	Federative Republic of Brazil:
1,000,000	11.000% due 1/11/12	1,217,000
19,545,000	12.250% due 3/6/30	25,774,969
7,875,000	11.000% due 8/17/40	9,347,625
50,002,154	C Bond, 8.000% due 4/15/14	51,174,080
1,000,000	Collective Action Security, 10.500% due 7/14/14	1,190,000
25,786,971	DCB, Series L, 3.125% due 4/15/12 (e)	24,691,025
	FLIRB, Series L (e):
4,153,846	Bearer, 3.063% due 4/15/09	4,070,769
8,861,539	Registered, 3.063% due 4/15/09	8,684,308
5,109,096	NMB, Series L, 3.125% due 4/15/09 (e)	5,058,005

		131,207,781

Bulgaria — 0.2%
3,065,000	Republic of Bulgaria, 8.250% due 1/15/15 (b)	3,865,731

Chile — 0.4%
7,975,000	Republic of Chile, 5.500% due 1/15/13	8,387,743

Colombia — 1.3%
	Republic of Colombia:
1,375,000	9.750% due 4/23/09	1,570,937
1,275,000	10.500% due 7/9/10	1,491,750
2,725,000	10.000% due 1/23/12	3,161,000
6,475,000	10.750% due 1/15/13	7,745,719
4,575,000	11.750% due 2/25/20	5,924,625
130,000	8.125% due 5/21/24	126,750
7,605,000	10.375% due 1/28/33	8,821,800

		28,842,581

Costa Rica — 0.0%
375,000	Republic of Costa Rica, 8.050% due 1/31/13 (b)	385,313

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Ecuador — 0.8%
	Republic of Ecuador (b):
$16,235,000	12.000% due 11/15/12	$16,722,050
1,220,000	8.000% due 8/15/30 (e)	1,065,975

		17,788,025

El Salvador — 0.2%
3,375,000	Republic of El Salvador, 7.750% due 1/24/23 (b)	3,712,500

Malaysia — 0.5%
5,225,000	Federation of Malaysia, 8.750% due 6/1/09	6,202,872
	Petronas Capital Ltd. (b):
75,000	7.000% due 5/22/12	86,066
3,275,000	7.875% due 5/22/22	4,068,739

		10,357,677

Mexico — 4.3%
	United Mexican States:
9,575,000	6.625% due 3/3/15	10,307,488
1,600,000	11.375% due 9/15/16	2,360,000
5,200,000	8.125% due 12/30/19	6,136,000
	Medium Term Notes:
9,780,000	6.375% due 1/16/13	10,403,475
13,735,000	8.300% due 8/15/31	16,104,287
	Series A:
31,056,000	5.875% due 1/15/14	31,910,040
16,685,000	7.500% due 4/8/33	18,082,369

		95,303,659

Panama — 0.8%
	Republic of Panama:
465,000	9.625% due 2/8/11	553,350
1,675,000	9.375% due 7/23/12	1,993,250
1,600,000	7.250% due 3/15/15	1,664,000
3,355,000	9.375% due 1/16/23	3,908,575
1,112,000	8.875% due 9/30/27	1,239,880
4,750,000	9.375% due 4/1/29	5,605,000
2,915,119	PDI, 2.750% due 7/17/16 (e)	2,769,363

		17,733,418

Peru — 1.0%
	Republic of Peru:
2,425,000	9.125% due 2/21/12	2,834,219
2,400,000	9.875% due 2/6/15	2,976,000
1,600,000	8.750% due 11/21/33	1,752,000
6,261,000	FLIRB, 4.500% due 3/7/17 (e)	5,885,340
9,284,000	PDI, 5.000% due 3/7/17 (e)	8,866,220

		22,313,779

The Philippines — 0.9%
	Republic of the Philippines:
25,000	8.375% due 3/12/09	26,344
600,000	9.375% due 1/18/17	626,250
2,050,000	9.875% due 1/15/19	2,114,063
14,525,000	10.625% due 3/16/25	15,578,062
1,711,112	FLIRB, Series B, 3.438% due 6/1/08 (e)	1,587,056

		19,931,775

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
Russia — 5.1%
$5,000,000	Aries Vermogensverwaltung GmbH, Russian Federation Sovereign Credit-Linked Notes, Series C, 9.600% due 10/25/14 (b)	$6,175,000
	Russian Federation:
3,330,000	11.000% due 7/24/18	4,643,269
5,950,000	12.750% due 6/24/28	9,752,437
87,780,000	5.000% (until 3/31/07, 7.500% thereafter) due 3/31/30 (e)	90,632,850

		111,203,556

South Africa — 0.5%
	Republic of South Africa:
950,000	9.125% due 5/19/09	1,124,586
8,975,000	6.500% due 6/2/14	9,850,062

		10,974,648

Turkey — 1.2%
	Republic of Turkey:
1,075,000	12.375% due 6/15/09	1,353,199
825,000	11.750% due 6/15/10	1,039,764
6,700,000	11.500% due 1/23/12	8,641,727
1,875,000	11.000% due 1/14/13	2,383,106
5,280,000	11.875% due 1/15/30	7,616,400
5,000,000	Collective Action Security, 9.500% due 1/15/14	5,912,300

		26,946,496

Ukraine — 0.3%
	Republic of Ukraine (b):
2,940,084	11.000% due 3/15/07	3,164,883
3,150,000	7.650% due 6/11/13	3,369,019

		6,533,902

Venezuela — 1.2%
	Republic of Venezuela:
5,075,000	5.375% due 8/7/10	4,790,800
4,514,000	8.500% due 10/8/14	4,762,270
	Collective Action Security:
7,300,000	10.750% due 9/19/13	8,687,000
6,925,000	9.375% due 1/13/34	7,337,038
725,000	Par Bond, Series A, 6.750% due 3/31/20	721,375

		26,298,483

	TOTAL SOVEREIGN BONDS (Cost — $508,080,433)	554,270,742

LOAN PARTICIPATION (e)(f) — 0.1%

Morocco — 0.1%
1,709,810	Kingdom of Morocco, Tranche A, 2.781% due 1/5/09 (CS First Boston Corp.) (Cost — $1,611,153)	1,679,889

ASSET-BACKED SECURITIES — 0.1%
1,807,149	First Consumers Master Trust, Series 2001-A, Class A, 2.712% due 9/15/08 (e) (Cost — $1,780,642)	1,764,184

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Shares	Security	Value
COMMON STOCK (g) — 1.0%
40,557	Axiohm Transaction Solutions, Inc. (d)	$0
172,414	Continental AFA Dispensing Co. (d)	948,277
20	Glasstech Inc. (d)	0
29,983	Mattress Discounters Corp. (d)	0
90,197	NTL Inc.	6,580,773
89,129	SpectraSite, Inc.	5,160,569
142,752	Telewest Global, Inc.	2,509,580
616,071	UnitedGlobalCom, Inc., Class A Shares (a)	5,951,246
10,212	World Access, Inc.	7

	TOTAL COMMON STOCK (Cost — $18,288,662)	21,150,452

ESCROW SHARES (d)(g) — 0.0%
4,000,000	Breed Technologies Inc.	0
4,000,000	Imperial Sugar Co.	0
2,000,000	Pillowtex Corp.	0
1,324,028	Vlasic Foods International, Inc.	119,163

	TOTAL ESCROW SHARES (Cost — $0)	119,163

PREFERRED STOCK — 0.5%
6,913	Alamosa Holdings Inc., Series B, 7.500% Cumulative Convertible (a)	6,486,122
62,500	Delphi Trust I, 8.250% Trust Preferred Securities (a)	1,556,875
22	Glasstech, Inc. (d)(g)	0
36,560	Spanish Broadcasting System, Series B, Payment-in-Kind, 10.750% due 10/15/13	4,085,580
	TCR Holdings Corp.(d)(g):
9,787	Class B Shares	10
5,383	Class C Shares	5
14,191	Class D Shares	14
29,362	Class E Shares	29

	TOTAL PREFERRED STOCK (Cost — $7,370,003)	12,128,635

Warrants/ Rights
WARRANTS & RIGHTS (g) — 0.0%
1,150	American Tower Corp., (Exercise price of $0.01 per share expiring on 8/1/08. Each warrant excercisable for 14.0953 shares of common stock.) (b)	265,075
2,240	Brown Jordan International, Inc., (Exercise price of $0.01 per share expiring on 8/15/07. Each warrant excercisable for 0.2298 shares of common stock.) (b)	20
16,537,951	ContiFinancial Corp., Liquidating Trust, Units of interest (Representing interests in a trust in the liquidation of ContiFinancial Corp. and its affiliates.)	330,759
1,250	Leap Wireless International, Inc., (Exercise price of $96.80 per share expiring on 4/15/10. Each warrant excercisable for 5.146 shares of common stock.) (b)(d)	0
3,500	Mattress Discounters Corp., (Exercise price of $0.01 per share expiring on 7/15/07. Each warrant exercisable for 4.850 shares of Class A common stock and 0.539 shares of Class L common stock.) (b)(d)	0
13,446	Pillowtex Corp., (Exercise price of $28.99 per share expiring on 11/24/09. Each warrant excercisable for 1 share of common stock.) (d)	14
2,500	UbiquiTel Operating Co., (Exercise price of $22.74 per share expiring on 4/15/10. Each warrant exercisable for 5.965 shares of Class A common stock.) (b)	25
30,345	Venezuela Par Rights (d)	0

	TOTAL WARRANTS & RIGHTS (Cost — $583,833)	595,893

	SUB-TOTAL INVESTMENTS (Cost — $1,950,057,067)	2,073,071,937

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers High Yield Bond Fund

Face Amount	Security	Value
REPURCHASE AGREEMENT — 4.2%
$21,802,000	Goldman Sachs & Co. dated 12/31/04, 2.240% due 1/3/05; Proceeds at maturity — $21,806,070; (Fully collateralized by various U.S. Government Obligations, 0.000% to 13.875% due 2/15/05 to 4/15/32; Market value — $22,238,040)	$21,802,000
35,000,000	Merril Lynch & Co., Inc., dated 12/31/04, 2.240% due 1/3/05; Proceeds at maturity — $35,006,533; (Fully collateralized by various U.S. Government Agency Obligations 1.750% to 6.200% due 4/17/06 to 12/30/24; Market value — $35,700,00)	35,000,000
35,000,000	UBS Securities LLC dated 12/31/04, 2.170% due 1/3/05; Proceeds at maturity — $35,006,329; (Fully collateralized by International Bank for Reconstruction & Development Notes and Bonds, and various U.S. Government Agency Obligations, 0.000% to 8.875% due 1/18/05 to 3/11/31; Market value — $35,700,000)	35,000,000

	TOTAL REPURCHASE AGREEMENT (Cost — $91,802,000)	91,802,000

	TOTAL INVESTMENTS — 98.7% (Cost — $2,041,859,067*)	2,164,873,937
	Other Assets in Excess of Liabilities — 1.3%	28,546,086

	TOTAL NET ASSETS — 100.0%	$2,193,420,023

Shares
SECURITIES PURCHASED WITH LOANED SECURITIES COLLATERAL
334,648,632	State Street Navigator Securities Lending Trust Prime Portfolio (Cost — $334,648,632)	$334,648,632

(a)	All or a portion of this security is on loan (See Notes 1 and 3).
(b)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers.
(c)	Security is currently in default.
(d)	Security is valued in accordance with fair valuation procedures.
(e)	Rate shown reflects rate in effect at December 31, 2004 on instrument with variable rate or step coupon rates.
(f)	Participation interests were acquired through the financial institutions indicated parenthetically.
(g)	Non-income producing security.
*	Aggregate cost for federal income tax purposes is $2,043,798,893.

Abbreviations used in this schedule:

C Bond — Capitalization Bond

DCB — Debt Conversion Bond

FLIRB — Front-Loaded Interest Reduction Bond

NMB — New Money Bond

PDI — Past Due Interest

TRAINS — Targeted Returns Index Securities

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Short/Intermediate U.S. Government Fund

Face Amount	Security	Value
U.S. GOVERNMENT OBLIGATIONS — 33.6%
	U.S. Treasury Notes:
$6,500,000	2.875% due 11/30/06 (a)	$6,481,722
11,000,000	3.000% due 11/15/07 (a)	10,935,551
12,300,000	3.375% due 11/15/08 (a)	12,270,701
6,500,000	3.500% due 11/15/09 (a)	6,471,569
1,000,000	5.750% due 8/15/10 (a)(b)	1,101,290
4,000,000	4.000% due 2/15/14 (a)	3,946,096

	TOTAL U.S. GOVERNMENT OBLIGATIONS (Cost — $41,218,377)	41,206,929

MORTGAGE-BACKED SECURITIES — 54.1%
4,212	Fannie Mae Grantor Trust, 86.800% due 12/28/28 (c)	4,093
500,000	Federal Home Loan Bank, 5.800% due 9/2/08	535,977
	Federal Home Loan Mortgage Corporation (FHLMC):
4,166,638	5.000% due 12/15/09 — Interest Only	168,632
2,970	11.750% due 7/1/15	3,312
67,195	8.000% due 7/1/20	72,870
2,638,523	9.500% due 1/1/21	2,957,041
5,702,753	5.500% due 1/15/23 — Interest Only	437,397
134,203	4.500% due 4/15/32	127,705
1,216,239	5.744% due 7/1/32 (c)	1,242,864
2,721,861	5.000% due 8/1/33 (b)	2,709,492
	Gold:
9,651	7.500% due 5/1/07	10,078
2,258	6.000% due 7/1/10	2,369
12,289	7.000% due 5/1/11	13,029
83,805	7.000% due 7/1/11	88,854
21,817	7.000% due 8/1/11	23,132
2,276	8.250% due 4/1/17	2,502
14,399	8.000% due 12/1/19	15,645
432,890	6.000% due 10/1/28	448,855
57,835	6.000% due 7/1/29	59,895
704,663	7.500% due 5/1/30	757,917
209,714	8.000% due 9/1/31	227,242
5,700,000	5.000%, 30 year (d)	5,660,813
	Federal National Mortgage Association (FNMA):
2,000,000	3.678% due 2/17/09 (c)	2,018,760
1,412,393	5.000% due 3/25/09 — Interest Only	39,284
2,018,265	6.000% due 9/1/11 (b)	2,120,177
7,611	12.500% due 9/1/15	8,665
77,246	12.000% due 1/1/16	87,422
4,216	12.000% due 1/1/16	4,777
45,471	12.500% due 1/1/16	51,747
363,747	8.500% due 8/1/19	402,427
1,987	11.500% due 9/1/19	2,240
14,306	10.500% due 8/1/20	16,321
26,879	8.500% due 11/1/23	29,728
382,118	6.500% due 9/1/24	402,929
383,535	7.000% due 1/1/25	408,811
43,012	6.000% due 2/1/29	44,642
35,935	6.000% due 3/1/29	37,252
366,943	6.000% due 6/1/29	380,387

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Short/Intermediate U.S. Government Fund

Face Amount	Security	Value
MORTGAGE-BACKED SECURITIES — 54.1% (continued)
$595,213	6.527% due 5/25/30	$623,280
3,645	7.500% due 7/1/30	3,906
38,969	7.500% due 9/1/30	41,768
759,413	8.500% due 11/1/31 (b)	839,917
1,626,932	6.000% due 1/1/33 (b)	1,685,045
1,375,245	3.972% due 6/25/33 (c)	1,408,356
6,000,000	5.500%, 15 year (d)	6,200,628
4,700,000	5.000%, 30 year (d)	4,663,284
12,000,000	5.500%, 30 year (d)	12,183,744
3,000,000	6.000%, 30 year (d)	3,102,186
4,500,000	6.500%, 30 year (d)	4,719,375
	Government National Mortgage Association (GNMA):
500,294	8.500% due 6/15/25	549,308
8,500,000	5.500%, 30 year (d)	8,675,313

	TOTAL MORTGAGE-BACKED SECURITIES (Cost — $64,866,212)	66,321,393

	SUB-TOTAL INVESTMENTS (Cost — $106,084,589)	107,528,322

SHORT-TERM INVESTMENTS (b) — 49.8%
U.S. GOVERNMENT AGENCIES — 28.5%
10,000,000	Federal Farm Credit Bank Discount Corp., zero coupon due 1/11/05 (Yield to maturity 2.200%)	9,993,888
	Federal Home Loan Bank Discount Corp.:
15,000,000	Zero coupon due 1/5/05 (Yield to maturity 2.180%)	14,996,367
10,000,000	Zero coupon due 1/7/05 (Yield to maturity 2.240%)	9,996,267

	TOTAL U.S. GOVERNMENT AGENCIES (Cost — $34,986,522)	34,986,522

REPURCHASE AGREEMENT — 21.3%
26,190,000	Goldman Sachs & Co. dated 12/31/04, 2.240% due 1/3/05; Proceeds at maturity — $26,194,889; (Fully collateralized by various U.S. government agency obligations, 0.000% to 13.875%, due 2/15/05 to 4/15/32; Market value — $26,713,800) (Cost — $26,190,000)	26,190,000

	TOTAL SHORT-TERM INVESTMENTS (Cost — $61,176,522)	61,176,522

	TOTAL INVESTMENTS — 137.5% (Cost — $167,261,111*)	168,704,844
	Other Assets in Excess of Liabilities — (37.5)%	(46,045,380)

	TOTAL NET ASSETS — 100%	$122,659,464

Shares
SECURITIES PURCHASED WITH LOANED SECURITIES COLLATERAL
31,010,669	State Street Navigator Securities Lending Trust Prime Portfolio (Cost — $31,010,669)	$31,010,669

(a)	All or a portion of this security is on loan (See Notes 1 and 3).
(b)	Securities with an aggregated market value of $69,026,734 are segregated and/or held as collateral for mortgage dollar rolls, TBA’s and/or open futures contracts commitments.
(c)	Rate shown reflects rate in effect at December 31, 2004 on instrument with variable rate or step coupon rates.
(d)	Security acquired under mortgage dollar roll agreement (See Notes 1 and 3).
*	Aggregate cost for federal income tax purposes is $167,301,306.

Abbreviation used in this schedule:

TBA — To Be Announced.

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount	Security	Value
U.S. GOVERNMENT AGENCIES & OBLIGATIONS — 37.0%
	U.S. Treasury Bonds & Notes:
$1,000,000	5.750% due 8/15/10 (g)	$1,101,290
2,950,000	5.000% due 2/15/11 (a)	3,139,101
5,390,000	4.000% due 2/15/14 (a)	5,317,364
1,780,000	4.250% due 8/15/14 (a)	1,784,521
	Federal Home Loan Mortgage Corp. (FHLMC)‡:
	Gold:
1,735	6.000% due 10/1/10	1,821
32,873	7.000% due 7/1/11	34,854
202,702	7.000% due 8/1/30	216,935
7,000,000	5.000%, 30 Year (b)	6,951,875
1,150,000	6.000%, 30 Year (b)	1,188,094
3,000,000	6.500%, 30 Year (b)	3,148,125
272,539	Series 1103, Class N, 1.157% due 6/15/21 — interest only	7,564
	Federal National Mortgage Association (FNMA)‡:
4,424	6.500% due 2/1/26	4,656
43,630	6.500% due 3/1/26	45,911
13,575	8.000% due 2/1/31	14,724
6,000,000	4.500%, 30 Year (b)	5,799,372
11,750,000	5.000%, 30 Year (b)	11,658,209
7,500,000	5.500%, 30 Year (b)	7,614,840
6,000,000	6.000%, 30 Year (b)	6,204,372
15,500,000	6.500%, 30 Year (b)	16,255,625
9,554	Series 1989-17, Class E, 10.400% due 4/25/19‡	10,672

	TOTAL U.S. GOVERNMENT AGENCIES & OBLIGATIONS (Cost — $69,411,726)	70,499,925

CORPORATE BONDS & NOTES — 26.3%

Basic Industries — 3.6%
100,000	AK Steel Corp., 7.875% due 2/15/09 (a)	102,375
150,000	Aleris International Inc., Secured Notes, 10.375% due 10/15/10	171,000
125,000	Ameripath Inc., 10.500% due 4/1/13	133,437
125,000	Anchor Glass Container Corp., Sr. Secured Notes, 11.000% due 2/15/13	134,375
200,000	BCP Caylux Holdings Luxembourg SCA, Sr. Sub. Notes, 9.625% due 6/15/14 (c)	226,500
125,000	Berry Plastics Corp., Sr. Sub. Notes, 10.750% due 7/15/12	143,750
250,000	Bowater Inc., Notes, 6.500% due 6/15/13 (a)	251,285
	Buckeye Technologies Inc., Sr. Sub. Notes (a):
225,000	9.250% due 9/15/08	226,125
75,000	8.000% due 10/15/10	75,375
125,000	Compass Minerals Group Inc., Sr. Sub. Notes, 10.000% due 8/15/11	141,250
585,000	Domtar Inc., Notes, 5.375% due 12/1/13 (a)	580,197
150,000	Equistar Chemicals L.P./Equistar Funding Corp., Sr. Notes, 10.625% due 5/1/11	174,750
100,000	FMC Corp., Secured Notes, 10.250% due 11/1/09	115,250
200,000	Huntsman Advanced Materials LLC, Sr. Secured Notes, 11.000% due 7/15/10 (c)	239,000
209,000	Huntsman International LLC, Sr. Sub. Notes, 10.125% due 7/1/09 (a)	221,017
175,000	ISP Chemco Inc., Sr. Sub. Notes, Series B, 10.250% due 7/1/11	198,625
65,000	Ispat Inland ULC, Secured Notes, 9.750% due 4/1/14	80,600
275,000	Jefferson Smurfit Corp., Sr. Notes, 8.250% due 10/1/12	301,125
	Lyondell Chemical Co., Sr. Secured Notes (a):
200,000	11.125% due 7/15/12	238,500
17,000	Series B, 9.875% due 5/1/07	17,892
50,000	Medical Device Manufacturing, Inc., 10.000% due 7/15/12 (c)	54,125
125,000	Methanex Corp., Sr. Notes, 8.750% due 8/15/12	146,562

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount	Security	Value
Basic Industries — 3.6% (continued)
$150,000	Millennium America, Inc., Sr. Notes, 9.250% due 6/15/08 (a)	$171,375
125,000	Mueller Group, Inc., Sr. Sub. Notes, 10.000% due 5/1/12	136,875
275,000	Owens-Illinois Inc., Sr. Notes, 7.350% due 5/15/08	290,125
225,000	Plastipak Holdings, Inc., Sr. Notes, 10.750% due 9/1/11	254,250
75,000	Pliant Corp., 2nd Priority Lien Sr. Secured Notes, 11.125% due 9/1/09	82,125
125,000	Radnor Holdings Corp., Sr. Notes, 11.000% due 3/15/10	107,813
500,000	Republic Technologies International, LLC, Sr. Secured Sub. Notes, 13.750% due 7/15/09 (d)(e)	0
	Resolution Performance Products LLC:
100,000	Secured Notes, 8.000% due 12/15/09	108,000
125,000	Sr. Sub. Notes, 13.500% due 11/15/10	136,563
	Rhodia S.A. (a):
125,000	Sr. Notes, 7.625% due 6/1/10	125,938
150,000	Sr. Sub. Notes, 8.875% due 6/1/11	151,875
	Six Flags, Inc., Notes (a):
50,000	9.750% due 4/15/13	51,000
50,000	9.625% due 6/1/14	50,500
150,000	Tekni-Plex, Inc., Sr. Secured Notes, 8.750% due 11/15/13 (c)	150,000
112,000	United Agri Products, Inc., 8.750% due 12/15/11 (c)(f)	120,680
162,000	Westlake Chemical Corp., Sr. Notes, 8.750% due 7/15/11	183,870
700,000	WMC Finance U.S.A., 5.125% due 5/15/13	699,154

		6,793,258

Consumer Cyclicals — 1.2%
75,000	Carrols Corp., Sr. Sub. Notes, 9.000% due 1/15/13 (c)	78,000
200,000	Cinemark Inc., Sr. Discount Notes, (zero coupon until 3/15/09, 9.750% thereafter), due 3/15/14 (f)	152,000
325,000	Eye Care Centers of America, Inc., Sr. Sub. Notes, 9.125% due 5/1/08	326,625
370,000	Flooring America Inc., Sr. Notes, Series B, 9.250% due 10/15/07 (d)(e)	0
100,000	Host Marriott, L.P., Sr. Notes, Series I, 9.500% due 1/15/07 (a)	110,000
100,000	Interface Inc., Notes, 7.300% due 4/1/08	102,750
200,000	John Q Hammons Hotels L.P., 1st Mortgage Sr. Notes, Series B, 8.875% due 5/15/12	227,000
125,000	Leslie’s Poolmart, Sr. Notes, Series B, 10.375% due 7/15/08	133,281
145,000	Levi Strauss & Co., Notes, 7.000% due 11/1/06	152,975
500,000	Limited Brands, Debentures, 6.950% due 3/1/33 (a)	545,688
100,000	MeriStar Hospitality Operating Partnership, L.P./MeriStar Hospitality Finance Corp. II, Sr. Notes, 10.500% due 6/15/09	109,500
50,000	Oxford Industries Inc., Sr. Notes, 8.875% due 6/1/11	53,938
200,000	PETCO Animal Supplies, Inc., Sr. Sub. Notes, 10.750% due 11/1/11	235,000

		2,226,757

Consumer Non-Cyclicals — 4.1%
175,000	aaiPharma Inc., Sr. Sub. Notes, 12.000% due 4/1/10 (a)(f)	131,687
141,859	Ahold Lease U.S.A. Inc., Pass-Through Certificates, Series 2001-A-1, 7.820% due 1/2/20	154,006
76,000	Applica, Inc., Sr. Sub. Notes, 10.000% due 7/31/08 (a)	76,000
75,000	Athena Neurosciences Finance LLC, 7.250% due 2/21/08	78,750
25,000	Caesars Entertainment Inc., Sr. Sub. Notes, 8.875% due 9/15/08	28,375
100,000	Chumash Casino & Resort Enterprise, Sr. Notes, 9.000% due 7/15/10 (c)	111,250
75,000	Community Health Systems, Sr. Sub. Notes, 6.500% due 12/15/12 (c)	75,938
575,000	DaimlerChrysler N.A. Holdings Corp., 4.050% due 6/4/08	574,266
150,000	Del Monte Corp., Sr. Sub. Notes, Series B, 9.250% due 5/15/11	165,000
	Doane Pet Care Co.:
75,000	Sr. Notes, 10.750% due 3/1/10	80,625
150,000	Sr. Sub. Notes, 9.750% due 5/15/07	148,500
125,000	Extendicare Health Services Inc., Sr. Sub. Notes, 9.500% due 7/1/10	140,625

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount	Security	Value
Consumer Non-Cyclicals — 4.1% (continued)
$75,000	HCA Inc., Notes, 6.375% due 1/15/15	$75,442
150,000	Herbst Gaming Inc., Sr. Sub. Notes, 7.000% due 11/15/14 (c)	152,625
425,000	Home Interiors & Gifts, Inc., Sr. Sub. Notes, 10.125% due 6/1/08 (a)	352,750
655,000	Humana Inc., Sr. Notes, 6.300% due 8/1/18 (g)	673,336
150,000	IASIS Healthcare LLC, Sr. Sub. Notes, 8.750% due 6/15/14	164,250
200,000	Icon Health & Fitness, Inc., Sr. Sub. Notes, 11.250% due 4/1/12	169,000
302,207	Iowa Select Farms, L.P., Secured Notes, Payment-in-kind, 10.750% due 12/1/06 (c)	151,104
200,000	Jafra Cosmetics International, Inc., Sr. Sub. Notes, 10.750% due 5/15/11	227,000
290,000	Kraft Foods Inc., Notes, 5.625% due 11/1/11	307,528
75,000	Las Vegas Sands, Inc./Venetian Casino Resort LLC, Mortgaged Secured Notes, 11.000% due 6/15/10	85,969
275,000	MGM Mirage, Sr. Notes, 6.750% due 9/1/12	290,813
375,000	Nebco Evans Holding Co., Sr. Discount Notes, 12.375% due 7/15/07 (d)(e)	0
45,689	Nutritional Sourcing Corp., Sr. Notes, 10.125% due 8/1/09	32,211
125,000	Pinnacle Entertainment, Sr. Sub. Notes, 8.250% due 3/15/12	133,438
150,000	Pinnacle Foods Holding Corp., Sr. Sub. Notes, 8.250% due 12/1/13 (c)	143,625
50,000	Rite Aid Corp., Sr. Notes, 11.250% due 7/1/08	54,500
450,000	Safeway, Inc., Debentures, 7.250% due 2/1/31 (a)	517,419
75,000	Scientific Games Corp., Sr. Sub. Notes, 6.250% due 12/15/12 (c)	76,688
100,000	Sealy Mattress Co., Sr. Sub. Notes, 8.250% due 6/15/14	106,500
250,000	Simmons Bedding Co., Sr. Discount Notes, (zero coupon until 12/1/09, 10.000% thereafter), due 12/15/14 (c)(f)	153,750
250,000	Sybron Dental Specialties, Inc., Sr. Sub. Notes, 8.125% due 6/15/12	273,750
163,000	Tempur-Pedic Inc. & Tempur Production U.S.A. Inc., Sr. Sub Notes, 10.250% due 8/15/10	188,265
	Tenet Healthcare Corp.:
200,000	Notes, 7.375% due 2/1/13 (a)	195,000
	Sr. Notes:
25,000	9.875% due 7/1/14 (c)	27,375
100,000	6.875% due 11/15/31	85,750
275,000	Turning Stone Casino Resort Enterprise, Sr. Notes, 9.125% due 12/15/10 (c)	299,063
275,000	United Industries Corp., Sr. Notes, Series D, 9.875% due 4/1/09	289,094
150,000	Vicar Operating Inc., Sr. Notes, 9.875% due 12/1/09	165,000
500,000	WellPoint Health Networks, Inc., Notes, 6.375% due 1/15/12 (g)	551,549

		7,707,816

Energy — 3.3%
250,000	BRL Universal Equipment Corp., Sr. Secured Notes, 8.875% due 2/15/08	264,062
500,000	Costilla Energy Inc., Sr. Notes, 10.250% due 10/1/06 (a)(d)(e)	0
475,000	Devon Financing Corp. ULC, 6.875% due 9/30/11 (g)	538,700
625,000	Duke Energy Corp., Sr. Notes, 4.200% due 10/1/08 (g)	630,307
	Dynegy Holdings, Inc:
25,000	Debentures, 7.125% due 5/15/18	22,406
375,000	Secured Notes, 9.875% due 7/15/10 (c)	420,937
500,000	El Paso Corp., Medium Term Note, 7.375% due 12/15/12	508,750
200,000	Forest Oil Corp., Sr. Notes, 8.000% due 12/15/11	229,500
179,000	Magnum Hunter Resources, Inc., Sr. Notes, 9.600% due 3/15/12	204,060
650,000	Nexen Inc., Notes, 5.050% due 11/20/13 (g)	646,657
600,000	Pinnacle West Capital Corp., Sr. Notes, 6.400% due 4/1/06 (g)	617,691
150,000	Plains Exploration & Production Co., Sr. Notes, 7.125% due 6/15/14	164,250
625,000	Precision Drilling Corp., Notes, 5.625% due 6/1/14 (g)	651,992
200,000	Stone Energy Corp., Sr. Sub. Notes, 8.250% due 12/15/11	217,000
595,000	Valero Energy Corp., Notes, 4.750% due 6/15/13 (g)	588,780
125,000	Vintage Petroleum Inc., Sr. Sub. Notes, 7.875% due 5/15/11	133,750

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount	Security	Value
Energy — 3.3% (continued)
	The Williams Cos Inc., Notes:
$50,000	7.625% due 7/15/19	$55,250
350,000	7.875% due 9/1/21 (a)	392,000
75,000	8.750% due 3/15/32	86,531

		6,372,623

Financial — 4.8%
493,850	Airplanes Pass-Through Trust, Series D, 10.875% due 3/15/12 (d)(e)	0
800,000	Bank of America Corp., Notes, 4.250% due 10/1/10	798,955
550,000	Capital One Financial Corp., Notes, 7.250% due 5/1/06 (a)	576,737
800,000	CIT Group Inc., Sr. Notes, 7.750% due 4/2/12	948,310
275,000	Ford Motor Credit Co., Notes, 7.875% due 6/15/10	303,321
1,075,000	General Electric Capital Corp., Medium Term Note, Series A, 6.000% due 6/15/12 (g)	1,173,560
925,000	General Motors Acceptance Corp., Notes, 6.875% due 9/15/11	949,196
625,000	Independence Community Bank Corp., Notes, 3.500% due 6/20/13 (f)	602,813
650,000	International Lease Finance Corp., Medium Term Note, Series O, 4.375% due 11/1/09	652,148
700,000	JPMorgan Chase & Co., Sub. Notes, 6.625% due 3/15/12	784,657
640,000	MBNA Corp., Notes 4.625% due 9/15/08	650,566
700,000	Morgan Stanley, Notes, 6.600% due 4/1/12	781,859
650,000	Standard Chartered Bank, Sub. Notes, 8.000% due 5/30/31 (c)	829,888

		9,052,010

Housing Related — 0.5%
325,000	Associated Materials Inc., Sr. Discount Notes, (zero coupon until 3/1/09, 11.250% thereafter), due 3/1/14 (f)	235,625
575,000	Boston Properties L.P., Sr. Notes, 6.250% due 1/15/13	624,831
75,000	Nortek, Inc., Sr. Sub. Notes, 8.500% due 9/1/14 (c)	78,750

		939,206

Manufacturing — 0.9%
150,000	Alliant Techsystems, Inc., Sr. Sub. Notes, 8.500% due 5/15/11	165,000
25,000	Case New Holland, Inc., Sr. Notes, 9.250% due 8/1/11 (c)	27,937
250,000	Eagle-Picher Industries, Inc., Sr. Notes, 9.750% due 9/1/13	251,250
175,000	Flowserve Corp., Sr. Sub. Notes, 12.250% due 8/15/10 (a)	194,250
250,000	Key Plastics Holdings, Inc., Sr. Sub. Notes, Series B, 10.250% due 3/15/07 (d)(e)	313
250,000	L-3 Communications Corp., Sr. Sub Notes, 7.625% due 6/15/12	275,625
125,000	Moll Industries Inc., Sr. Sub. Notes, 10.500% due 7/1/08 (d)(e)	0
125,000	NMHG Holding Co., Sr. Notes, 10.000% due 5/15/09	138,750
100,000	Sensus Metering Systems, Sr. Sub. Notes, 8.625% due 12/15/13	103,000
125,000	Sequa Corp., Sr. Notes, 9.000% due 8/1/09	141,563
225,000	Terex Corp., Sr. Sub. Notes, Series B, 10.375% due 4/1/11 (a)	253,125
201,000	TRW Automotive Inc., Sr. Notes, 9.375% due 2/15/13	234,165

		1,784,978

Media — 2.8%
472,658	Avalon Cable LLC, Sr. Discount Notes, 11.875% due 12/1/08	495,700
131,473	Canwest Media Inc., Sr. Sub. Notes, 8.000% due 9/15/12 (c)	141,662
325,000	Cablevision Systems Corp., Sr. Notes, 6.669% due 4/1/09 (a)(c)(f)	346,125
150,000	Cadmus Communications Corp., Sr. Sub. Notes, 8.375% due 6/15/14	164,062
	Charter Communications Holdings, LLC, Sr. Notes:
50,000	8.625% due 4/1/09 (a)	43,625
450,000	10.000% due 4/1/09 (a)	407,250
50,000	10.250% due 1/15/10	44,125

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount	Security	Value
Media — 2.8% (continued)
	Sr. Discount Notes (f):
$120,000	Zero coupon until 1/15/05, (11.750% thereafter), due 1/15/10	$112,500
100,000	Zero coupon until 1/15/07, (12.125% thereafter), due 1/15/12	68,500
525,000	Comcast Cable Communications Holdings Inc., 8.375% due 3/15/13	648,376
244,000	Dex Media West LLC/Dex Media Finance Co., Sr. Sub. Notes, Series B, 9.875% due 8/15/13	282,430
275,000	DirecTV Holding LLC, Sr. Notes, 8.375% due 3/15/13	309,719
200,000	Insight Midwest L.P., Sr. Notes, 10.500% due 11/1/10 (a)	220,000
150,000	Interep National Radio Sales Inc., Series B, 10.000% due 7/1/08 (a)	113,812
225,000	Lodgenet Entertainment Corp., Sr. Sub. Debentures, 9.500% due 6/15/13 (a)	249,750
200,000	Mediacom Broadband LLC, Sr. Notes, 9.500% due 1/15/13 (a)	201,750
250,000	NextMedia Operating, Inc., 10.750% due 7/1/11	281,250
250,000	R.H. Donnelley Finance Corp. I, Sr. Sub. Notes, 10.875% due 12/15/12 (c)	298,125
150,000	Radio One, Inc., Sr. Sub. Notes, Series B, 8.875% due 7/1/11	164,062
575,000	Time Warner Inc., 7.625% due 4/15/31	697,799

		5,290,622

Services & Other — 0.6%
	Allied Waste North America, Sr. Notes, Series B:
25,000	8.875% due 4/1/08	26,875
225,000	9.250% due 9/1/12	244,687
150,000	Brand Services, Inc., Sr. Notes, 12.000% due 10/15/12	168,750
	Cenveo Corp., (a):
25,000	9.625% due 3/15/12	27,563
125,000	Sr. Sub. Notes, 7.875% due 12/1/13	116,874
500,000	The Holt Group, Inc., Sr. Notes, 9.750% due 1/15/06 (d)(e)	0
125,000	Iron Mountain, Inc., 8.625% due 4/1/13	133,438
250,000	Muzak LLC, Sr. Notes, 10.000% due 2/15/09	234,062
180,000	SITEL Corp., Notes, 9.250% due 3/15/06	182,700

		1,134,949

Technology — 0.4%
150,000	Amkor Technology Inc., Sr. Sub. Notes, 10.500% due 5/1/09 (a)	150,750
500,000	Lucent Technologies Inc., Debentures, 6.450% due 3/15/29	455,000
150,000	Seagate Technology HDD Holdings, Sr. Notes, 8.000% due 5/15/09 (a)	162,750

		768,500

Telecommunications — 2.0%
143,000	Alamosa (Delaware) Inc., 11.000% due 7/31/10 (g)	169,097
	American Tower Corp., Sr. Notes (a):
55,000	9.375% due 2/1/09	58,437
25,000	7.500% due 5/1/12	26,375
450,000	AT&T Wireless Services Inc., Sr. Notes, 8.750% due 3/1/31	608,593
250,000	Centennial Communications Corp., Sr. Notes, 8.125% due 2/1/14 (a)	258,125
275,000	Crown Castle International Corp., Sr. Notes, 10.750% due 8/1/11 (a)	299,750
375,000	Nextel Communications Inc., Sr. Notes, 7.375% due 8/1/15	414,375
	Qwest Services Corp., Notes (c):
125,000	14.000% due 12/15/10	150,938
375,000	14.500% due 12/15/14	476,250
	SBA Communications Corp.:
150,000	Sr. Discount Notes, (zero coupon until 12/15/07, 9.750% thereafter) due 12/15/11 (f)	127,125
25,000	Sr. Notes, 8.500% due 12/1/12 (c)	25,625
525,000	Sprint Capital Corp., 6.900% due 5/1/19	588,688
575,000	Telecom Italia Capital S.A., 4.000% due 1/15/10 (c)	564,415

		3,767,793

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount	Security	Value
Transportation — 0.2%
$127,541	Continental Airlines Inc., Pass-Through Certificates, Series 981C, 6.541% due 9/15/08	$117,653
75,000	Horizon Lines LLC, Notes, 9.000% due 11/1/12 (c)	81,000
270,000	Union Pacific Corp., Notes, 3.625% due 6/1/10	260,134

		458,787

Utilities — 1.9%
	The AES Corp., Sr. Notes:
250,000	8.750% due 6/15/08	275,000
25,000	7.750% due 3/1/14	27,250
250,000	Allegheny Energy Supply Statutory Trust 2001, Secured Notes, Series A, 10.250% due 11/15/07 (c)	285,000
	Calpine Corp.:
250,000	2nd Priority Sr. Secured Notes, 8.500% due 7/15/10 (a)(c)	215,625
50,000	Sr. Notes, 7.875% due 4/1/08 (a)	41,000
100,000	Calpine Generating Co. LLC, Secured Notes, 11.169% due 4/1/11 (f)	98,250
325,000	Edison Mission Energy, Sr. Notes, 9.875% due 4/15/11 (a)	386,750
625,000	Entergy Gulf States Inc., 1st Mortgage, 6.200% due 7/1/33	627,167
250,000	Mirant Americas Generation LLC, Sr. Notes, 9.125% due 5/1/31 (d)	261,875
275,000	NRG Energy Inc., 2nd Priority Sr. Secured Notes, 8.000% due 12/15/13 (c)	301,125
	Reliant Energy Inc., Secured Notes:
25,000	9.250% due 7/15/10	28,000
250,000	9.500% due 7/15/13	285,313
900,000	United Utilities PLC, Sr. Notes, 4.550% due 6/19/18	826,507

		3,658,862

	TOTAL CORPORATE BONDS & NOTES (Cost — $50,006,191)	49,956,161

Face Amount†
SOVEREIGN BONDS — 26.5%

Argentina — 0.4%
	Republic of Argentina (d):
750,000	Discount Bond, Series L-GL, 3.500% due 3/31/23 (f)	423,750
575,000	Par Bond, Series L-GP, 6.000% due 3/31/23	324,875

		748,625

Brazil — 4.8%
	Federative Republic of Brazil:
685,000	10.125% due 5/15/27	782,612
790,000	12.250% due 3/6/30 (g)	1,041,812
600,000	11.000% due 8/17/40	712,200
2,874,455	C Bond, 8.000% due 4/15/14 (g)	2,941,825
1,600,000	Collective Action Security, 10.500% due 7/14/14 (g)	1,904,000
1,822,073	DCB, Series L, 3.125% due 4/15/12 (f)(g)	1,744,635

		9,127,084

Bulgaria — 0.1%
225,000	Republic of Bulgaria, 8.250% due 1/15/15 (c)	283,781

Colombia — 0.8%
	Republic of Colombia:
350,000	10.000% due 1/23/12	406,000
250,000	10.750% due 1/15/13	299,062

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount†		Security	Value
Colombia — 0.8% (continued)

200,000		8.125% due 5/21/24	$195,000
200,000		8.375% due 2/15/27	196,000
325,000		10.375% due 1/28/33	377,000

			1,473,062

Ecuador — 0.6%
		Republic of Ecuador (c):
1,000,000		12.000% due 11/15/12	1,030,000
225,000		8.000% due 8/15/30 (f)	196,594

			1,226,594

Finland — 4.5%
5,500,000		Republic of Finland, 5.750% due 2/23/11 (g)	8,485,147

Germany — 1.9%
2,580,000	EUR	Deutsche Bundesrepublik, 4.750% due 7/4/08 (g)	3,714,299

Italy — 0.6%
1,000,000		Region of Lombardy, 5.804% due 10/25/32 (g)	1,066,880

Malaysia — 0.4%
450,000		Federation of Malaysia, 7.500% due 7/15/11	526,237
150,000		Petronas Capital Ltd., 7.000% due 5/22/12 (c)	172,132

			698,369

Mexico — 2.6%
1,025,000		PEMEX, Project Funding Master Trust, 9.500% due 9/15/27 (g)	1,288,938
		United Mexican States (g):
625,000		6.625% due 3/3/15	672,813
325,000		8.125% due 12/30/19	383,500
		Medium Term Notes:
1,000,000		6.375% due 1/16/13 (g)	1,063,750
200,000		8.300% due 8/15/31	234,500
1,331,000		Series A, 5.875 due 1/15/14 (g)	1,367,603

			5,011,104

Panama — 0.3%
		Republic of Panama:
195,000		9.625% due 2/8/11	232,050
360,000		9.375% due 1/16/23	419,400

			651,450

Peru — 0.8%
		Republic of Peru:
550,000		9.125% due 2/21/12	642,812
200,000		9.875% due 2/6/15	248,000
350,000		FLIRB, 4.500% due 3/7/17 (f)	329,000
264,000		PDI, 5.000% due 3/7/17 (f)	252,120

			1,471,932

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount†		Security	Value
The Philippines — 0.8%
		Republic of the Philippines:
700,000		8.375% due 3/12/09	$737,625
725,000		10.625% due 3/16/25	777,562

			1,515,187

Russia — 3.8%
250,000		Aries Vermogensverwaltung GmbH, Russian Federation Sovereign Credit-Linked Notes, Series C, 9.600% due 10/25//14 (c)	308,750
		Russian Federation (c):
975,000		11.000% due 7/24/18	1,359,516
5,400,000		5.000% (until 3/31/07, 7.500% thereafter) due 3/31/30 (f)	5,575,500

			7,243,766

South Africa — 0.2%
325,000		Republic of South Africa, 6.500% due 6/2/14	356,688

Supra National — 0.5%
775,000		Corporacion Andina de Fomento, 6.875% due 3/15/12	872,441

Sweden — 1.1%
14,000,000	SEK	Kingdom of Sweden, 4.000% due 12/1/09 (g)	2,162,290

Turkey — 0.9%
		Republic of Turkey:
365,000		11.500% due 1/23/12	470,781
640,000		11.000% due 1/14/13 (g)	813,434
350,000		11.875% due 1/15/30	504,875

			1,789,090

Ukraine — 0.2%
		Republic of Ukraine (c):
200,000		6.875% due 3/4/11	205,730
175,000		7.650% due 6/11/13	187,168

			392,898

Venezuela — 1.2%
		Republic of Venezuela:
275,000		5.375% due 8/7/10	259,600
375,000		8.500% due 10/8/14	395,625
100,000		9.250% due 9/15/27	105,750
1,200,000		Collective Action Security, 10.750% due 9/19/13 (g)	1,428,000

			2,188,975

		TOTAL SOVEREIGN BONDS (Cost — $46,204,001)	50,479,662

LOAN PARTICIPATION (f)(h) — 0.3%

Morocco — 0.3%
537,720		Kingdom of Morocco, Tranche A, 2.781% due 1/2/09 (CS First Boston Corp.) (Cost — $502,352)	528,310

ASSET-BACKED SECURITIES — 6.1%
490,000		Ameriquest Mortgage Securities Inc., Series 2004-R11, Class-M5, 3.618% due 11/25/34	494,358
1,000,000		Amortizing Residential Collateral Trust, Series 2002-BC6, Class M2, 3.618% due 8/25/32 (f)(g)(Cost — $958,720)	1,006,189
639,508		Argent NIM Trust, Series 2004-WN8, Class A, 4.700% due 7/25/34 (c)	637,889
500,000		Asset-Backed Securities Corp., Series 2003-HE2, Class M2, 4.303% due 4/15/33 (f)	507,246

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount†	Security	Value
ASSET-BACKED SECURITIES — 6.1% (continued)
1,500,000	Bayview Financial Acquisition Trust, Series 2001-CA, Class-M3, 3.668% due 8/25/36 (c)(f)	$1,492,969
	Bear Stearns Asset-Backed Securities NIM (c):
168,670	Series 2003-HE1N, Class A1, 6.500% due 8/25/05	169,365
301,889	Series 2004-FR1N, Class A1, 5.000% due 5/25/34	300,702
425,108	Series 2004-HE6N, Class A1, 5.250% due 8/25/34	424,297
	Countrywide Asset-Backed Certificates:
650,000	Series 2004-5, Class M4, 3.668% due 6/25/34 (f)	650,416
418,568	Series 2004-5N, Class N1, 5.500% due 10/25/35 (c)	418,439
501,538	CS First Boston Mortgage Securities Corp., Series 2001-HE12, Class M2, 3.638% due 9/25/31 (f)	503,725
590,629	First Consumers Master Trust, Series 2001-A, Class A, 2.713% due 9/15/08 (f)	576,587
579,350	Green Tree Financial, Series 1997-6, Class A8, 7.070% due 1/15/29	615,897
770,000	Metris Master Trust, Series 2001-2, Class B, 3.490% due 11/20/09 (f)	764,927
745,315	Mid-State Trust, Series 6, Class A1, 7.340% due 7/1/35	808,424
	Novastar Home Equity Loan (f):
220,000	Series 2003-4, Class M2, 4.043% due 2/25/34	225,793
490,000	Series 2004-1, Class M4, 3.393% due 6/25/34	489,202
500,000	Residential Asset Securities Corp., Series 2002-KS2, Class MII2, 3.518% due 4/25/32 (f)	502,866
	Sail Net Interest Margin Notes (c):
51,828	Series 2003-3, 7.750% due 4/27/33	52,039
74,677	Series 2003-13A, 6.750% due 11/27/33	74,380
390,974	Series 2004-2A, 5.500% due 3/27/34	389,600
412,277	Series 2004-4A, 5.000% due 4/27/34	414,289
1,027,287	Varick Structured Asset Fund Ltd., Series 1A, Class B1, 3.540% due 11/1/35 (c)(d)(e)	10,273

	TOTAL ASSET-BACKED SECURITIES (Cost — $11,911,842)	11,529,872

COLLATERALIZED MORTGAGE OBLIGATIONS — 2.0%
675,000	Commercial Mortgage Asset Trust, Series 1999-C1, Class C, 7.350% due 1/17/32	795,602
	Commercial Mortgage Pass-Through Certificates (c):
830,289	Series 2001-J2A, Class A1, Sr. Notes, 5.447% due 7/16/34	863,407
514,444	Series 2003-FL9, Class E, 3.400% due 11/15/15	518,145
16,970,764	First Union National Bank Commercial Mortgage, Series 2000-C1, Class IO, 0.534% due 5/17/32 — interest only (f)	511,860
1,250,000	Merit Securities Corp., Notes, 3.920% due 9/28/32 (c)(f)	1,211,915

	TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (Cost — $3,714,567)	3,900,929

Shares
COMMON STOCK (i) — 0.9%
2,433	Axiohm Transaction Solutions Inc. (e)	0
8,621	ContinentalAFA Dispensing Co. (e)	47,416
2,998	Mattress Discounters Corp. (e)	0
8,056	NTL Inc.	587,766
11,697	SpectraSite Inc. (a)	677,256
19,691	Telewest Global, Inc.	346,168

	TOTAL COMMON STOCK (Cost — $1,130,102)	1,658,606

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Shares	Security	Value
ESCROW SHARES (e)(i) — 0.0%
500,000	Breed Technologies, Inc., 9.250% due 4/15/08	$0
375,000	Imperial Holly Co.	0
375,000	Pillowtex Corp.	0
211,844	Vlasic Foods International Inc.	19,066

	TOTAL ESCROW SHARES (Cost — $0)	19,066

PREFERRED STOCK — 0.2%
275	Alamosa Holdings, Inc., Series B, 7.500% Cumulative Convertible	258,019
	TCR Holding Corp. (e)(i):
841	Class B	1
462	Class C	0
1,218	Class D	1
2,521	Class E	3
22,488	UnitedGlobalCom Inc., Series D, 7.000% (a)(i)	217,234

	TOTAL PREFERRED STOCK (Cost — $217,845)	475,258

Warrants/ Rights
WARRANTS & RIGHTS (i) — 0.0%
200	American Tower Corp., (Exercise price of $0.01 per share expiring on 8/1/08. Each warrant exercisable for 14.0953 shares of common stock.) (c)	46,100
803,905	ContiFinancial Corp., Liquidating Trust, Units of Interest, (Representing interests in a trust in the liquidation of ContiFinancial Corp. and its affiliates.)	16,078
200	Leap Wireless International Inc., (Exercise price of $96.80 per shares expiring on 4/15/10. Each warrant exercisable for 5.146 shares of common stock.) (c)(e)	0
500	Mattress Discounters Corp., (Exercise price of $0.01 per share expiring on 7/15/07. Each warrant exercisable for 4.850 shares of Class A common stock and 0.539 shares of Class L common stock.) (c)(e)	0
2,521	Pillowtex Corp., (Exercise price of $28.99 per share expiring on 11/24/09. Each warrant exercisable for 1 share of common stock.) (e)	3
250	Winsloew Furniture, Inc., ( Exercise price of $0.01 per share expiring on 8/15/07. Each warrant exercisable for 0.2298 shares of common stock.)	2

	TOTAL WARRANTS & RIGHTS (Cost — $43,093)	62,183

	SUB-TOTAL INVESTMENTS (Cost — $183,141,719)	189,109,972

Face Amount
SHORT-TERM INVESTMENTS — 30.9%

COMMERCIAL PAPER (g) — 25.9%
$1,577,000	Beethoven Funding Corp., yield 2.330% due 1/12/05	1,575,877
5,035,000	Chariot Funding LLC, yield 2.340% due 1/13/05	5,031,073
5,035,000	Chesham Finance LLC, yield 2.350% due 1/13/05	5,031,056
2,515,000	DaimlerChrysler N.A. Holdings Corp., yield 2.460% due 1/13/05	2,512,938
2,515,000	Four Winds Funding Corp., yield 2.460% due 1/13/05	2,512,938
5,035,000	Galleon Capital LLC, yield 2.340% due 1/12/05	5,031,400
5,035,000	Hannover Funding Co., yield 2.360% due 1/13/05	5,031,039
5,035,000	Market Street Funding Corp., yield 2.340% due 1/13/05	5,031,073
5,035,000	Mica Funding LLC, yield 2.350% due 1/12/05	5,031,384
4,250,000	Surrey Funding Corp., yield 2.330% due 1/13/05	4,246,699

See Notes to Financial Statements.

Schedules of Investments

(continued)

Salomon Brothers Strategic Bond Fund

Face Amount	Security	Value
COMMERCIAL PAPER(g) — 25.9% (continued)
$5,035,000	Tasman Funding Inc., yield 2.350% due 1/13/05	$5,031,056
3,222,000	Thames Asset Global Securities, yield 2.360% due 1/13/05	3,219,465

	TOTAL COMMERCIAL PAPER (Cost — $49,285,998)	49,285,998

REPURCHASE AGREEMENTS(g) — 5.0%
4,416,000	Merrill Lynch & Co., Inc., dated 12/31/04, 2.240% due 1/3/05; Proceeds at maturity — $4,416,824; (Fully collateralized by various U.S. Government Agency Obligations, 1.750% to 6.200% due 4/17/06 to 12/30/24; Market value — $4,504,320)	4,416,000
5,000,000	UBS Securities LLC dated 12/31/04, 2.170% due 1/3/05; Proceeds at maturity — $5,000,904; (Fully collateralized by International Bank for Reconstruction & Development Notes and Bonds and various U.S. Government Agency Obligations, 0.000% to 8.875% due 1/18/05 to 3/11/31; Market value — $5,100,000)	5,000,000

	TOTAL REPURCHASE AGREEMENTS (Cost — $9,416,000)	9,416,000

	TOTAL SHORT-TERM INVESTMENTS (Cost — $58,701,998)	58,701,998

	TOTAL INVESTMENTS — 130.2% (Cost — $241,843,717*)	247,811,970
	Liabilities in Excess of Other Assets — (30.2)%	(57,538,167)

	TOTAL NET ASSETS — 100.0%	$190,273,803

Shares
SECURITIES PURCHASED WITH LOANED SECURITIES COLLATERAL
20,293,161	State Street Navigator Securities Lending Trust Prime Portfolio (Cost — $20,293,161)	$20,293,161

(a)	All or a portion of this security is on loan (See Notes 1 and 3).
(b)	Security acquired under mortgage dollar roll agreement (See Notes 1 and 3).
(c)	Security is exempt form registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers.
(d)	Security is currently in default.
(e)	Security is valued in accordance with fair valuation procedures.
(f)	Rate shown reflects rate in effect at December 31, 2004 on instrument with variable rate or step coupon rates.
(g)	Securities with an aggregate market value of $97,130,073 are segregated and/or held as collateral for mortgage dollar rolls/ to-be-announced securities and/or open futures contracts.
(h)	Participation interests were acquired through the financial institutions indicated parenthetically.
(i)	Non-income producing security.
†	Face amount denominated in U.S. dollars unless otherwise indicated.
‡	Mortgage-backed securities.
*	Aggregate cost for federal income tax purposes is $241,909,798.

Abbreviations used in this schedule:

C Bond — Capitalization Bond

CMO — Collateralized Mortgage Obligations

DCB — Debt Conversion Bond

EUR — Euro

FLIRB — Front-Loaded Interest Reduction Bond

NIM — Net Interest Margin

PDI — Past Due Interest

SEK — Swedish Krona

TBA — To Be Announced

See Notes to Financial Statements.

Statements of Assets and Liabilities

December 31, 2004

	High Yield Bond Fund	Short/ Intermediate U.S. Government Fund	Strategic Bond Fund
ASSETS:
Investments, at cost	$1,950,057,067	$106,084,589	$183,141,719
Short-term investments, at cost	91,802,000	61,176,522	58,701,998
Securities purchased with loaned securities collateral, at cost (Notes 1 and 3)	334,648,632	31,010,669	20,293,161
Foreign currency, at cost	—	—	585,636

Investments, at value	$2,073,071,937	$107,528,322	$189,109,972
Short-term investments, at value	91,802,000	61,176,522	58,701,998
Securities purchased with loaned securities collateral, at value (Notes 1 and 3)	334,648,632	31,010,669	20,293,161
Foreign currency, at value	—	—	594,721
Cash	463,535	889	46,382
Dividends and interest receivable	40,226,838	507,377	2,447,483
Receivable for securities sold	10,392,585	6,503,174	2,978,751
Receivable for Fund shares sold	3,440,611	466,555	290,367
Paydown receivable	—	126,683	—
Receivable from broker — variation margin	—	28,828	5,407
Prepaid expenses	42,719	28,606	33,727

Total Assets	2,554,088,857	207,377,625	274,501,969

LIABILITIES:
Payable for loaned securities collateral (Notes 1 and 3)	334,648,632	31,010,669	20,293,161
Payable for Fund shares reacquired	12,897,015	1,597,488	1,087,514
Payable for securities purchased	9,356,621	51,820,229	61,931,540
Management fees payable	1,378,509	29,236	121,118
Dividends payable	1,001,364	64,223	371,790
Distribution and service plan fees payable	665,429	49,644	109,634
Administration fees payable	91,901	5,016	8,074
Payable for open forward foreign currency contracts (Notes 1 and 3)	—	—	111,156
Deferred dollar roll income (Notes 1 and 3)	—	55,314	53,167
Director’s fees payable	—	1,167	984
Accrued expenses	629,363	85,175	140,028

Total Liabilities	360,668,834	84,718,161	84,228,166

Total Net Assets	$2,193,420,023	$122,659,464	$190,273,803

NET ASSETS:
Par value of capital shares (Note 8)	$254,827	$11,943	$19,394
Capital paid in excess of par value	2,198,072,135	123,885,675	189,494,373
Undistributed net investment income	1,353,591	48,104	55,119
Accumulated net realized loss from investment transactions and futures contracts	(129,275,400)	(2,704,324)	(5,306,939)
Net unrealized appreciation of investments, futures contracts and foreign currencies	123,014,870	1,418,066	6,011,856

Total Net Assets	$2,193,420,023	$122,659,464	$190,273,803

Shares Outstanding:
Class A	178,723,674	4,388,795	6,214,035

Class B	21,665,431	3,107,007	7,030,145

Class C	33,730,654	4,332,145	6,088,242

Class O	13,648,175	115,065	36,988

Class Y	7,059,491	—	24,784

Net Asset Value:
Class A Shares
Net asset value*	$8.59	$10.22	$9.77

Maximum offering price per share (based on maximum sales charges of 4.50%, 2.00% and 4.50%, respectively)	$8.99	$10.43	$10.23

Class B Shares
Net asset value and offering price per share*	$8.65	$10.26	$9.80

Class C Shares
Net asset value and offering price per share*	$8.68	$10.33	$9.87

Class O Shares
Net asset value, offering price and redemption price per share	$8.59	$10.25	$9.73

Class Y Shares
Net asset value, offering price and redemption price per share	$8.58	—	$9.70

*	Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

See Notes to Financial Statements.

Statements of Operations

For the Year Ended December 31, 2004

	High Yield Bond Fund	Short/ Intermediate U.S. Government Fund	Strategic Bond Fund
INVESTMENT INCOME:
Interest	$158,010,907	$5,144,398	$11,248,385
Dividends	1,245,170	—	11,049
Security lending	762,319	56,474	26,377

Total Investment Income	160,018,396	5,200,872	11,285,811

EXPENSES:
Management fees (Note 2)	14,604,203	725,084	1,447,694
Distribution and service plan fees (Note 6)	7,523,418	680,132	1,355,053
Transfer agency services (Note 6)	1,945,639	176,053	247,298
Administration fees (Note 2)	973,613	60,424	96,513
Custody	227,285	27,987	86,020
Shareholder communications (Note 6)	185,130	39,112	50,504
Legal fees	170,685	20,341	41,604
Registration fees	125,013	29,416	37,467
Audit and tax fees	38,869	29,907	39,388
Insurance	35,337	2,858	1,766
Directors’ fees	32,913	5,802	9,668
Other	59,051	3,815	8,979

Total Expenses	25,921,156	1,800,931	3,421,954
Less: Management fee waiver (Note 2)	—	(456,138)	—

Net Expenses	25,921,156	1,344,793	3,421,954

Net Investment Income	134,097,240	3,856,079	7,863,857

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FUTURES CONTRACTS AND FOREIGN CURRENCIES (NOTES 1 AND 3):
Realized Gain (Loss) From:
Investment transactions	33,043,061	506,493	5,690,111
Futures contracts	—	(1,423,715)	(564,384)
Foreign currency transactions	—	—	(665,363)

Net Realized Gain (Loss)	33,043,061	(917,222)	4,460,364

Net Change in Unrealized Appreciation/Depreciation From:
Investments	37,742,602	(647,612)	(3,046,299)
Futures contracts	—	142,118	191,545
Foreign currencies	—	—	570,589

Net Change in Unrealized Appreciation/Depreciation	37,742,602	(505,494)	(2,284,165)

Net Gain (Loss) on Investments, Futures Contracts and Foreign Currencies	70,785,663	(1,422,716)	2,176,199

Increase in Net Assets From Operations	$204,882,903	$2,433,363	$10,040,056

See Notes to Financial Statements.

Statements of Changes in Net Assets

For the Years Ended December 31,

High Yield Bond Fund	2004	2003
OPERATIONS:
Net investment income	$134,097,240	$91,776,647
Net realized gain	33,043,061	11,241,980
Net change in unrealized appreciation/depreciation	37,742,602	141,784,569

Increase in Net Assets From Operations	204,882,903	244,803,196

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 7):
Net investment income	(131,671,304)	(94,203,644)

Decrease in Net Assets From Distributions to Shareholders	(131,671,304)	(94,203,644)

FUND SHARE TRANSACTIONS (NOTE 8):
Proceeds from sale of shares	666,381,619	1,762,552,985
Net asset value of shares issued for reinvestment of distributions	120,048,515	79,574,123
Cost of shares reacquired	(473,229,392)	(753,271,574)

Increase in Net Assets From Fund Share Transactions	313,200,742	1,088,855,534

Increase in Net Assets	386,412,341	1,239,455,086
NET ASSETS:
Beginning of year	1,807,007,682	567,552,596

End of year*	$2,193,420,023	$1,807,007,682

__________
* Includes undistributed (overdistributed) net investment income of:	$1,353,591	$(954,716)

See Notes to Financial Statements.

Statements of Changes in Net Assets

For the Years Ended December 31,

Short/Intermediate U.S. Government Fund	2004	2003
OPERATIONS:
Net investment income .	$3,856,079	$3,511,545
Net realized loss	(917,222)	(13,007)
Net change in unrealized appreciation/depreciation	(505,494)	(2,182,933)

Increase in Net Assets From Operations	2,433,363	1,315,605

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 7):
Net investment income	(4,140,052)	(3,838,001)

Decrease in Net Assets From Distributions to Shareholders	(4,140,052)	(3,838,001)

FUND SHARE TRANSACTIONS (NOTE 8):
Proceeds from sale of shares	52,659,877	235,202,099
Net asset value of shares issued for reinvestment of distributions	3,513,542	3,175,494
Cost of shares reacquired	(69,443,426)	(241,422,795)

Decrease in Net Assets From Fund Share Transactions	(13,270,007)	(3,045,202)

Decrease in Net Assets	(14,976,696)	(5,567,598)
NET ASSETS:
Beginning of year	137,636,160	143,203,758

End of year*	$122,659,464	$137,636,160

__________ * Includes undistributed net investment income of:	$48,104	$28,963

See Notes to Financial Statements.

Statements of Changes in Net Assets

For the Years Ended December 31,

Strategic Bond Fund	2004	2003
OPERATIONS:
Net investment income	$7,863,857	$8,291,217
Net realized gain	4,460,364	8,134,595
Net change in unrealized appreciation/depreciation	(2,284,165)	6,155,794

Increase in Net Assets From Operations	10,040,056	22,581,606

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 7):
Net investment income	(8,043,797)	(8,484,485)

Decrease in Net Assets From Distributions to Shareholders	(8,043,797)	(8,484,485)

FUND SHARE TRANSACTIONS (NOTE 8):
Proceeds from sale of shares	51,055,902	89,098,089
Net asset value of shares issued for reinvestment of distributions	6,016,516	6,177,635
Cost of shares reacquired	(66,333,950)	(88,985,942)

Increase (Decrease) in Net Assets From Fund Share Transactions	(9,261,532)	6,289,782

Increase (Decrease) in Net Assets	(7,265,273)	20,386,903
NET ASSETS:
Beginning of year	197,539,076	177,152,173

End of year*	$190,273,803	$197,539,076

__________ * Includes undistributed (overdistributed) net investment income of:	$55,119	$(272,903)

See Notes to Financial Statements.

Financial Highlights

For a share of each class of capital stock outstanding throughout each year ended December 31:

High Yield Bond Fund

	Class A Shares(1)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$8.29	$7.23	$7.52	$8.10	$9.48

Income (Loss) From Operations:
Net investment income	0.58	0.59	0.64	0.80	1.00
Net realized and unrealized gain (loss)	0.29	1.07	(0.19)	(0.47)	(1.32)

Total Income (Loss) From Operations	0.87	1.66	0.45	0.33	(0.32)

Less Distributions From:
Net investment income	(0.57)	(0.60)	(0.64)	(0.79)	(1.00)
Capital	—	—	(0.10)	(0.12)	(0.06)

Total Distributions	(0.57)	(0.60)	(0.74)	(0.91)	(1.06)

Net Asset Value, End of Year	$8.59	$8.29	$7.23	$7.52	$8.10

Total Return (2)	11.0%	23.8%	6.4%	4.2%	(3.6)%
Net Assets, End of Year (000s)	$1,535,433	$1,148,273	$196,733	$102,706	$100,065
Ratios to Average Net Assets:
Expenses	1.20%	1.25%	1.31%	1.28%	1.24%
Net investment income.	7.02	7.34	8.86	10.14	11.32
Portfolio Turnover Rate	54%	78%	106%	131%	79%

High Yield Bond Fund
	Class B Shares(1)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$8.34	$7.27	$7.55	$8.13	$9.48

Income (Loss) From Operations:
Net investment income	0.52	0.53	0.59	0.75	0.94
Net realized and unrealized gain (loss)	0.30	1.08	(0.18)	(0.49)	(1.32)

Total Income (Loss) From Operations	0.82	1.61	0.41	0.26	(0.38)

Less Distributions From:
Net investment income	(0.51)	(0.54)	(0.60)	(0.73)	(0.91)
Capital	—	—	(0.09)	(0.11)	(0.06)

Total Distributions	(0.51)	(0.54)	(0.69)	(0.84)	(0.97)

Net Asset Value, End of Year	$8.65	$8.34	$7.27	$7.55	$8.13

Total Return (2)	10.2%	22.9%	5.8%	3.3%	(4.2)%
Net Assets, End of Year (000s)	$187,303	$235,293	$194,187	$214,204	$250,003
Ratios to Average Net Assets:
Expenses	1.98%	2.01%	2.07%	2.03%	1.99%
Net investment income	6.25	6.74	8.12	9.44	10.56
Portfolio Turnover Rate	54%	78%	106%	131%	79%

(1)	Per share amounts have been calculated using the monthly average shares method.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

See Notes to Financial Statements.

Financial Highlights

(continued)

For a share of each class of capital stock outstanding throughout each year ended December 31:

High Yield Bond Fund
	Class C Shares(1)(2)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$8.38	$7.30	$7.59	$8.16	$9.50

Income (Loss) From Operations:
Net investment income	0.55	0.56	0.61	0.76	0.96
Net realized and unrealized gain (loss)	0.29	1.09	(0.19)	(0.47)	(1.33)

Total Income (Loss) From Operations	0.84	1.65	0.42	0.29	(0.37)

Less Distributions From:
Net investment income	(0.54)	(0.57)	(0.61)	(0.75)	(0.91)
Capital	—	—	(0.10)	(0.11)	(0.06)

Total Distributions	(0.54)	(0.57)	(0.71)	(0.86)	(0.97)

Net Asset Value, End of Year	$8.68	$8.38	$7.30	$7.59	$8.16

Total Return (3)	10.4%	23.4%	5.9%	3.6%	(4.1)%
Net Assets, End of Year (000s)	$292,918	$317,704	$128,759	$77,726	$67,938
Ratios to Average Net Assets:
Expenses	1.70%	1.71%	1.80%	1.77%	1.74%
Net investment income	6.52	6.93	8.36	9.64	10.82
Portfolio Turnover Rate	54%	78%	106%	131%	79%

High Yield Bond Fund
	Class O Shares(2)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$8.29	$7.22	$7.51	$8.10	$9.48

Income (Loss) From Operations:
Net investment income	0.61	0.62	0.67	0.84	1.03
Net realized and unrealized gain (loss)	0.29	1.08	(0.19)	(0.49)	(1.32)

Total Income (Loss) From Operations	0.90	1.70	0.48	0.35	(0.29)

Less Distributions From:
Net investment income	(0.60)	(0.63)	(0.67)	(0.82)	(1.02)
Capital	—	—	(0.10)	(0.12)	(0.07)

Total Distributions	(0.60)	(0.63)	(0.77)	(0.94)	(1.09)

Net Asset Value, End of Year	$8.59	$8.29	$7.22	$7.51	$8.10

Total Return (3)	11.4%	24.4%	6.9%	4.5%	(3.3)%
Net Assets, End of Year (000s)	$117,197	$94,445	$47,874	$24,990	$13,027
Ratios to Average Net Assets:
Expenses	0.84%	0.86%	0.92%	0.87%	0.99%
Net investment income	7.37	7.87	9.31	10.54	11.56
Portfolio Turnover Rate	54%	78%	106%	131%	79%

(1)	Effective April 29, 2004, Class 2 shares were renamed as Class C shares.
(2)	Per share amounts have been calculated using the monthly average shares method.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

See Notes to Financial Statements.

Financial Highlights

(continued)

For a share of each class of capital stock outstanding throughout each year or period ended December 31:

High Yield Bond Fund
	Class Y Shares(1)
	2004	2003(2)
Net Asset Value, Beginning of Period	$8.28	$7.58

Income From Operations:
Net investment income	0.56	0.38
Net realized and unrealized gain	0.34	0.78

Total Income From Operations	0.90	1.16

Less Distributions From:
Net investment income	(0.60)	(0.46)

Total Distributions	(0.60)	(0.46)

Net Asset Value, End of Period	$8.58	$8.28

Total Return (3)	11.4%	15.7	%‡
Net Assets, End of Period (000s)	$60,569	$11,293
Ratios to Average Net Assets:
Expenses	0.87%	0.88	%†
Net investment income	7.23	7.34	†
Portfolio Turnover Rate	54%	78%

(1)	Per share amounts have been calculated using the monthly average shares method.
(2)	For the period April 2, 2003 (inception date) to December 31, 2003.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.
‡	Total return is not annualized, as it may not be representative of the total return for the year.
†	Annualized.

See Notes to Financial Statements.

Financial Highlights

(continued)

For a share of each class of capital stock outstanding throughout each year ended December 31:

Short/Intermediate U.S. Government Fund
	Class A Shares(1)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$10.35	$10.48	$10.14	$9.91	$9.84

Income (Loss) From Operations:
Net investment income	0.35	0.27	0.36	0.51	0.69
Net realized and unrealized gain (loss)	(0.10)	(0.10)	0.49	0.37	0.06

Total Income From Operations	0.25	0.17	0.85	0.88	0.75

Less Distributions From:
Net investment income	(0.38)	(0.30)	(0.42)	(0.56)	(0.68)
Net realized gains	—	—	(0.00)*	(0.09)	—
Capital	—	—	(0.09)	—	—

Total Distributions	(0.38)	(0.30)	(0.51)	(0.65)	(0.68)

Net Asset Value, End of Year	$10.22	$10.35	$10.48	$10.14	$9.91

Total Return (2)	2.5%	1.6%	8.6%	9.1%	7.9%
Net Assets, End of Year (000s)	$44,856	$49,222	$52,165	$17,378	$7,773
Ratios to Average Net Assets:
Total expenses, including interest expense	0.80%	0.80%	0.80%	1.07%	0.96%
Total expenses, excluding interest expense (operating expenses) (3)	0.80	0.80	0.80	0.85	0.84
Net investment income	3.50	2.60	3.43	5.28	6.99
Portfolio Turnover Rate	83%	86%	14%	176%	51%
Before applicable waiver of management fee, expenses absorbed by SBAM and credits earned on custodian cash balances, expense ratios would have been:
Expense ratio, including interest expense	1.18%	1.14%	1.30%	1.69%	—
Expense ratio, excluding interest expense (operating expenses)	1.18	1.14	1.30	1.47	1.60%

Short/Intermediate U.S. Government Fund
	Class B Shares(1)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$10.39	$10.52	$10.18	$9.95	$9.85

Income (Loss) From Operations:
Net investment income	0.31	0.20	0.28	0.49	0.62
Net realized and unrealized gain (loss)	(0.11)	(0.11)	0.49	0.32	0.07

Total Income From Operations	0.20	0.09	0.77	0.81	0.69

Less Distributions From:
Net investment income	(0.33)	(0.22)	(0.34)	(0.49)	(0.59)
Net realized gains	—	—	(0.00)*	(0.09)	—
Capital	—	—	(0.09)	—	—

Total Distributions	(0.33)	(0.22)	(0.43)	(0.58)	(0.59)

Net Asset Value, End of Year	$10.26	$10.39	$10.52	$10.18	$9.95

Total Return (2)	2.0%	0.9%	7.8%	8.3%	7.2%
Net Assets, End of Year (000s)	$31,886	$42,442	$46,100	$22,031	$14,832
Ratios to Average Net Assets:
Total expenses, including interest expense	1.28%	1.55%	1.56%	1.86%	1.73%
Total expenses, excluding interest expense (operating expenses) (4)(5)	1.28	1.55	1.55	1.60	1.60
Net investment income	3.03	1.87	2.71	4.91	6.34
Portfolio Turnover Rate	83%	86%	14%	176%	51%
Before applicable waiver of management fee, expenses absorbed by SBAM and credits earned on custodian cash balances, expense ratios would have been:
Expense ratio, including interest expense	1.68%	1.94%	2.04%	2.31%	—
Expense ratio, excluding interest expense (operating expenses)	1.68	1.94	2.04	2.06	2.37%

(1)	Per share amounts have been calculated using the monthly average shares method.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.
(3)	As a result of voluntary expense limitations, expense ratios, excluding interest expense, will not exceed 0.80%.
(4)	As a result of voluntary expense limitations, expense ratios, excluding interest expense, will not exceed 1.55%.
(5)	As a result of voluntary expense limitations, expense ratios, excluding interest expense, will not exceed 1.55% for January 1 through May 31, 2004 and 1.05% from June 1 through December 31, 2004.
*	Amount represents less than $0.01 per share.

See Notes to Financial Statements.

Financial Highlights

(continued)

For a share of each class of capital stock outstanding throughout each year ended December 31:

Short/Intermediate U.S. Government Fund
	Class C Shares(1)(2)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$10.46	$10.59	$10.24	$9.98	$9.86

Income (Loss) From Operations:
Net investment income	0.31	0.22	0.31	0.48	0.65
Net realized and unrealized gain (loss)	(0.10)	(0.10)	0.50	0.37	0.06

Total Income From Operations	0.21	0.12	0.81	0.85	0.71

Less Distributions From:
Net investment income	(0.34)	(0.25)	(0.37)	(0.50)	(0.59)
Net realized gains	—	—	(0.00)*	(0.09)	—
Capital	—	—	(0.09)	—	—

Total Distributions	(0.34)	(0.25)	(0.46)	(0.59)	(0.59)

Net Asset Value, End of Year	$10.33	$10.46	$10.59	$10.24	$9.98

Total Return (3)	2.0%	1.1%	8.1%	8.7%	7.4%
Net Assets, End of Year (000s)	$44,738	$44,715	$42,025	$15,546	$4,193
Ratios to Average Net Assets:
Total expenses, including interest expense	1.30%	1.30%	1.31%	1.55%	1.48%
Total expenses, excluding interest expense (operating expenses) (4)	1.30	1.30	1.30	1.35	1.35
Net investment income	3.00	2.08	2.98	4.67	6.61
Portfolio Turnover Rate	83%	86%	14%	176%	51%
Before applicable waiver of management fee, expenses absorbed by SBAM and credits earned on custodian cash balances, expense ratios would have been:
Expense ratio, including interest expense	1.65%	1.65%	1.74%	2.00%	—
Expense ratio, excluding interest expense (operating expenses)	1.65	1.65	1.74	1.80	2.12%

Short/Intermediate U.S. Government Fund
	Class O Shares(2)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$10.38	$10.51	$10.16	$9.94	$9.85

Income (Loss) From Operations:
Net investment income	0.38	0.29	0.38	0.57	0.72
Net realized and unrealized gain (loss)	(0.10)	(0.10)	0.51	0.33	0.08

Total Income From Operations	0.28	0.19	0.89	0.90	0.80

Less Distributions From:
Net investment income	(0.41)	(0.32)	(0.43)	(0.59)	(0.71)
Net realized gains	—	—	(0.00)*	(0.09)	—
Capital	—	—	(0.11)	—	—

Total Distributions	(0.41)	(0.32)	(0.54)	(0.68)	(0.71)

Net Asset Value, End of Year	$10.25	$10.38	$10.51	$10.16	$9.94

Total Return (3)	2.8%	1.9%	9.0%	9.3%	8.5%
Net Assets, End of Year (000s)	$1,179	$1,257	$2,914	$1,016	$445
Ratios to Average Net Assets:
Total expenses, including interest expense	0.55%	0.55%	0.56%	0.84%	0.72%
Total expenses, excluding interest expense (operating expenses) (5)	0.55	0.55	0.55	0.60	0.60
Net investment income	3.75	2.80	3.68	5.71	7.37
Portfolio Turnover Rate	83%	86%	14%	176%	51%
Before applicable waiver of management fee, expenses absorbed by SBAM and credits earned on custodian cash balances, expense ratios would have been:
Expense ratio, including interest expense	1.03%	0.87%	0.96%	1.30%	—
Expense ratio, excluding interest expense (operating expenses)	1.03	0.87	0.96	1.06	1.36%

(1)	Effective April 29, 2004, Class 2 shares were renamed as Class C shares.
(2)	Per share amounts have been calculated using the monthly average shares method.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.
(4)	As a result of voluntary expense limitations, expense ratios, excluding interest expense, will not exceed 1.30%.
(5)	As a result of voluntary expense limitations, expense ratios, excluding interest expense, will not exceed 0.55%.
*	Amount represents less than $0.01 per share.

See Notes to Financial Statements.

Financial Highlights

(continued)

For a share of each class of capital stock outstanding throughout each year ended December 31:

Strategic Bond Fund
	Class A Shares(1)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$9.66	$8.97	$8.85	$9.13	$9.81

Income (Loss) From Operations:
Net investment income	0.43	0.45	0.53	0.76	0.91
Net realized and unrealized gain (loss)	0.13	0.69	0.31	(0.21)	(0.74)

Total Income From Operations	0.56	1.14	0.84	0.55	0.17

Less Distributions From:
Net investment income	(0.45)	(0.45)	(0.52)	(0.76)	(0.85)
Capital	—	—	(0.20)	(0.07)	(0.00)*

Total Distributions	(0.45)	(0.45)	(0.72)	(0.83)	(0.85)

Net Asset Value, End of Year	$9.77	$9.66	$8.97	$8.85	$9.13

Total Return (2)	5.9%	13.0%	9.9%	6.2%	1.8%
Net Assets, End of Year (000s)	$60,739	$48,318	$29,385	$19,501	$15,871
Ratios to Average Net Assets:
Total expenses, including interest expense	1.36%	1.36%	1.44%	1.40%	—
Total expenses, excluding interest expense (operating expenses)	1.36	1.36	1.44	1.38	1.24%
Net investment income	4.49	4.69	6.03	8.42	9.61
Portfolio Turnover Rate	86%	78%	63%	73%	84%
Before applicable waiver of management fee, expenses absorbed by SBAM and credits earned on custodian cash balances, expense ratios would have been:
Expense ratio, including interest expense	N/A	N/A	N/A	1.52%	—
Expense ratio, excluding interest expense (operating expenses)	N/A	N/A	N/A	1.49	1.39%

Strategic Bond Fund
	Class B Shares(1)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$9.67	$8.98	$8.87	$9.14	$9.81

Income (Loss) From Operations:
Net investment income	0.36	0.38	0.47	0.71	0.84
Net realized and unrealized gain (loss)	0.14	0.69	0.30	(0.21)	(0.74)

Total Income From Operations	0.50	1.07	0.77	0.50	0.10

Less Distributions From:
Net investment income	(0.37)	(0.38)	(0.48)	(0.71)	(0.77)
Capital	—	—	(0.18)	(0.06)	(0.00)*

Total Distributions	(0.37)	(0.38)	(0.66)	(0.77)	(0.77)

Net Asset Value, End of Year	$9.80	$9.67	$8.98	$8.87	$9.14

Total Return (2)	5.3%	12.2%	9.1%	5.6%	1.0%
Net Assets, End of Year (000s)	$68,873	$87,794	$93,877	$68,781	$65,645
Ratios to Average Net Assets:
Total expenses, including interest expense	2.05%	2.07%	2.10%	2.06%	—
Total expenses, excluding interest expense (operating expenses)	2.05	2.07	2.10	2.03	1.99%
Net investment income	3.79	4.01	5.36	7.79	8.84
Portfolio Turnover Rate	86%	78%	63%	73%	84%
Before applicable waiver of management fee, expenses absorbed by SBAM and credits earned on custodian cash balances, expense ratios would have been:
Expense ratio, including interest expense	N/A	N/A	N/A	2.09%	—
Expense ratio, excluding interest expense (operating expenses)	N/A	N/A	N/A	2.06	2.13%

(1)	Per share amounts have been calculated using the monthly average shares method.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.
*	Amount represents less than $0.01 per share.

See Notes to Financial Statements.

Financial Highlights

(continued)

For a share of each class of capital stock outstanding throughout each year ended December 31:

Strategic Bond Fund
	Class C Shares(1)(2)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$9.74	$9.05	$8.93	$9.19	$9.84

Income (Loss) From Operations:
Net investment income	0.39	0.40	0.49	0.73	0.87
Net realized and unrealized gain (loss)	0.14	0.70	0.32	(0.20)	(0.75)

Total Income From Operations	0.53	1.10	0.81	0.53	0.12

Less Distributions From:
Net investment income	(0.40)	(0.41)	(0.50)	(0.73)	(0.77)
Capital	—	—	(0.19)	(0.06)	(0.00)*

Total Distributions	(0.40)	(0.41)	(0.69)	(0.79)	(0.77)

Net Asset Value, End of Year	$9.87	$9.74	$9.05	$8.93	$9.19

Total Return (3)	5.6%	12.4%	9.5%	5.9%	1.2%
Net Assets, End of Year (000s)	$60,061	$60,747	$53,358	$30,438	$20,152
Ratios to Average Net Assets:
Total expenses, including interest expense	1.80%	1.82%	1.87%	1.79%	—
Total expenses, excluding interest expense (operating expenses)	1.80	1.82	1.87	1.77	1.74%
Net investment income	4.04	4.23	5.48	7.97	9.11
Portfolio Turnover Rate	86%	78%	63%	73%	84%
Before applicable waiver of management fee, expenses absorbed by SBAM and credits earned on custodian cash balances, expense ratios would have been:
Expense ratio, including interest expense	N/A	N/A	N/A	1.83%	—
Expense ratio, excluding interest expense (operating expenses)	N/A	N/A	N/A	1.80	1.89%

Strategic Bond Fund
	Class O Shares(2)
	2004	2003	2002	2001	2000
Net Asset Value, Beginning of Year	$9.61	$8.93	$8.84	$9.12	$9.80

Income (Loss) From Operations:
Net investment income	0.45	0.46	0.56	0.80	0.94
Net realized and unrealized gain (loss)	0.14	0.69	0.29	(0.21)	(0.74)

Total Income From Operations	0.59	1.15	0.85	0.59	0.20

Less Distributions From:
Net investment income	(0.47)	(0.47)	(0.55)	(0.80)	(0.88)
Capital	—	—	(0.21)	(0.07)	(0.00)*

Total Distributions	(0.47)	(0.47)	(0.76)	(0.87)	(0.88)

Net Asset Value, End of Year	$9.73	$9.61	$8.93	$8.84	$9.12

Total Return (3)	6.3%	13.2%	10.1%	6.7%	2.1%
Net Assets, End of Year (000s)	$360	$674	$532	$679	$569
Ratios to Average Net Assets:
Total expenses, including interest expense	1.11%	1.11%	1.23%	1.04%	—
Total expenses, excluding interest expense (operating expenses)	1.11	1.11	1.23	1.01	0.99%
Net investment income	4.70	4.97	6.27	8.82	9.85
Portfolio Turnover Rate	86%	78%	63%	73%	84%
Before applicable waiver of management fee, expenses absorbed by SBAM and credits earned on custodian cash balances, expense ratios would have been:
Expense ratio, including interest expense	N/A	N/A	N/A	1.05%	—
Expense ratio, excluding interest expense (operating expenses)	N/A	N/A	N/A	1.02	1.14%

(1)	Effective April 29, 2004, Class 2 shares were renamed as Class C shares.
(2)	Per share amounts have been calculated using the monthly average shares method.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.
*	Amount represents less than $0.01 per share.

See Notes to Financial Statements.

Financial Highlights

(continued)

For a share of each class of capital stock outstanding throughout each year or period ended December 31, unless otherwise noted:

Strategic Bond Fund
	Class Y Shares(1)
	2004	2003(2)
Net Asset Value, Beginning of Period	$9.59	$9.36

Income From Operations:
Net investment income	0.43	0.13
Net realized and unrealized gain	0.12	0.23

Total Income From Operations	0.55	0.36

Less Distributions From:
Net investment income	(0.44)	(0.13)

Total Distributions	(0.44)	(0.13)

Net Asset Value, End of Period	$9.70	$9.59

Total Return (3)	6.0%	3.9	%‡
Net Assets, End of Period (000s)	$240	$6
Ratios to Average Net Assets:
Expenses	1.25%	1.08	%†
Net investment income	4.55	4.55	†
Portfolio Turnover Rate	86%	78%

(1)	Per share amounts have been calculated using the monthly average shares method.
(2)	For the period September 10, 2003 (inception date) to December 31, 2003.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.
‡	Total return is not annualized, as it may not be representative of the total return for the year.
†	Annualized.

See Notes to Financial Statements.

Notes to Financial Statements

1. Organization and Significant Accounting Policies

The Salomon Brothers Investment Series (“Investment Series”) consists of certain funds of Salomon Brothers Series Funds Inc (“Series Fund”), Salomon Brothers Investors Value Fund Inc and Salomon Brothers Capital Fund Inc.

Salomon Brothers High Yield Bond Fund (“High Yield Bond Fund”), Salomon Brothers Short/Intermediate U.S. Government Fund (“Short/Intermediate U.S. Government Fund”) and Salomon Brothers Strategic Bond Fund (“Strategic Bond Fund”) (together the “Funds”) are separate investment funds of the Series Fund, an open-end management investment company, incorporated in Maryland on April 17, 1990.

The following are significant accounting policies consistently followed by the Funds. These policies are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Portfolio securities listed or traded on national securities exchanges, or reported on the NASDAQ national market system, are valued at the last sale price, or if there have been no sales on that day, at the mean of the current bid and asked price which represents the current value of the security. Over-the-counter securities are valued at the mean of the current bid and asked price. Debt securities are valued by using either market quotations or independent pricing services which use prices provided by market-makers or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics. Publicly traded sovereign bonds are typically traded internationally on the over-the-counter market and are valued at the mean of the last current bid and asked price as of the close of business of that market. Short-term securities with less than 60 days remaining to maturity when acquired by a Fund are valued at amortized cost, which approximates value.

Securities for which reliable quotations or prices from pricing services are not readily available (as may be the case for securities of limited marketability) and all other assets are valued at their respective fair value as determined in good faith by, or under procedures established by, the Board of Directors.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Funds’ policy that a custodian takes possession of the underlying collateral securities, the value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

(c) Reverse Repurchase Agreements. The Funds may enter into reverse repurchase agreements in which a Fund sells portfolio securities and agrees to repurchase them from the buyer at a specified date and price. Whenever the Funds enter into a reverse repurchase agreement, the Funds’ custodian delivers liquid assets to the counterparty in an amount at least equal to the repurchase price marked-to-market daily (including accrued interest), and subsequently monitors the account to ensure that such equivalent value is maintained. The funds pay interest on amounts obtained pursuant to reverse repurchase agreements. Reverse repurchase agreements are considered to be borrowings by the funds. Reverse repurchase agreements involve leverage risk and the risk that the market value of securities purchased with the proceeds from the reverse repurchase agreement may decline below the repurchase price of the securities sold by the funds which, it is obligated to repurchase.

(d) Futures Contracts. The Funds may enter into futures contracts to the extent permitted by its investment policies and objectives. Upon entering into a futures contract, the Funds are required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the futures contracts. Subsequent payments, which are dependent on the daily fluctuations in the value of the underlying financial instrument, are made or received by the Funds

Notes to Financial Statements

(continued)

each day (daily variation margin) and are recorded as unrealized gains or losses until the contracts are closed. When the contracts are closed, the Funds record a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transactions and the Funds’ basis in the contracts. The Funds enter into such contracts typically to hedge a portion of the portfolio. The risks associated with entering into futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in futures contracts involves the risk that the Funds could lose more than the original margin deposit and subsequent payments required for a futures transaction. The risks of entering into futures contracts exceed the related amounts included in the Statement of Operations and Statement of Assets and Liabilities.

(e) Forward Foreign Currency Contracts. A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The contract is marked-to-market daily and the change in value is recorded by the Funds as an unrealized gain or loss. When a forward foreign currency contract is extinguished, through either delivery or offset by entering into another forward foreign currency contract, the Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value of the contract at the time it was extinguished or offset. The Funds bear the market risk that arises from changes in foreign currency exchange rates and the credit risk should a counterparty fail to meet the terms of such contracts.

(f) Lending of Portfolio Securities. The Funds have an agreement with their custodian whereby the custodian may lend securities owned by the Funds to brokers, dealers and other financial organizations, and receives a lender’s fee. Fees earned by the Funds on securities lending are recorded as investment income. Loans of securities by the Funds are collateralized by cash, U.S. government securities or high quality money market instruments that are maintained at all times in an amount at least equal to the current market value of the loaned securities, plus a margin which may vary depending on the type of securities loaned. The custodian establishes and maintains the collateral in a segregated account. Each Fund maintains exposure for the risk of any losses in the investment of amounts received as collateral. Each Fund also maintains exposure for the risk of any loss in the investment securities loaned. The Funds have the right under the lending agreement to recover the securities from the borrower on demand.

(g) Mortgage Dollar Roll Transactions. The Short/Intermediate U.S. Government Fund and Strategic Bond Fund may enter into mortgage dollar roll transactions. The Funds enter into dollar rolls in which the Funds sell mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date. During the roll period, the funds forego principal and interest paid on the securities. The Funds are compensated by a fee paid by the counterparty. Dollar rolls are accounted for as financing arrangements; the fee is accrued into interest income ratably over the term of the dollar roll and any gain or loss on the roll is deferred and realized upon disposition of the rolled security. Dollar roll transactions involve the risk that the market value of the securities sold by the Funds may decline below the repurchase price of the similar securities. As of December 31, 2004, counterparties with mortgage dollar rolls outstanding in excess of 10% of total net assets for the Short/Intermediate U.S. Government Fund were, Bear, Stearns & Co. Inc. ($20,164,447) and Wachovia Securities, Inc. ($16,446,292) and for the Strategic Bond Fund was Lehman Brothers ($22,680,479).

(h) Securities Traded on a To-Be-Announced Basis. The Funds may trade securities on a to-be-announced (“TBA”) basis. In a TBA transaction, the Fund(s) commits to purchasing or selling securities, which have not yet been issued by the issuer, particularly the face amount and maturity date in Government National Mortgage Association (“GNMA”) transactions. Securities purchased on a TBA basis are not settled until they are delivered to the Fund(s), normally 15 to 45 days later. Beginning on the date the Fund(s) enter into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(i) Loan Participations. The High Yield Bond Fund and the Strategic Bond Fund may invest in fixed and floating rate loans arranged through private negotiations between a foreign sovereign entity and one or more financial institutions

Notes to Financial Statements

(continued)

(“lender”). In connection with purchasing participations, each Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and each Fund may not benefit directly from any collateral supporting the loan in which it has purchased the participation. As a result, each Fund will assume the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling the participation, each Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

(j) Investment Transactions and Investment Income. Investment transactions are recorded as of the trade date. Dividend income is recorded on the ex-dividend date. Interest income, including the accretion of discounts or amortization of premiums, is recognized when earned. Gains or losses on sales of securities are calculated for financial accounting and federal income tax purposes on the identified cost basis.

(k) Foreign Currency Translation. The books and records of each Fund are maintained in U.S. dollars. Transactions denominated in foreign currencies are recorded at the current prevailing exchange rates. All assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the current exchange rates on the date of valuation. Translation gains or losses resulting from changes in the exchange rates during the reporting period and realized gains and losses on the settlement of foreign currency transactions are reported in the statement of operations for the current period. The Fund does not isolate that portion of realized gains and losses on investments in securities, which is due to changes in the foreign exchange rates from that which is due to changes in market prices of securities.

(l) Dividends and Distributions to Shareholders. Dividends on the shares of each of the Funds are declared each business day to shareholders of record that day, and are paid on the last business day of the month. Distributions of net realized gains to shareholders of each Fund, if any, are declared at least annually. Dividends and distributions to shareholders of each Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations which may differ from GAAP due primarily to differences in the treatment of foreign currency gains/losses, deferral of wash sales, and post-October losses incurred by each Fund. Permanent book/tax differences are reclassified within the capital accounts based on their federal income tax basis treatment; temporary differences do not require reclassifications.

(m) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of a Fund on the basis of the relative daily net assets of each class. Distribution, transfer agency services and shareholder communications fees relating to a specific class are charged directly to that class.

(n) Expenses. Direct expenses are charged to the Fund; general expenses of the Investment Series are allocated to the Funds based on each Fund’s relative net assets.

(o) Federal and Other Taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of their taxable income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gain at various rates.

(p) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly during the current year, $117,629 has been reclassified between accumulated net realized loss from investment transactions and accumulated net investment income due to income from mortgage backed securities treated as capital gain/loss for tax purposes for the High Yield Bond Fund. Additionally, during the current year $180,275 has been reclassified between paid-in capital and accumulated net realized loss as a result of permanent differences attributable to the expiration of a capital loss carryforward. Also, $303,114 has been reclassified between accumulated net realized loss from investment transactions and accumulated net investment income due to income from mortgage backed securities treated as a capital gain/loss for tax purposes for the Short/Intermediate U.S. Government Fund. Finally, $507,962 has

Notes to Financial Statements

(continued)

been reclassified between accumulated net realized gain from investment transactions and accumulated net investment income due to book foreign currency transactions treated as ordinary income for tax purposes and income from mortgage backed securities treated as capital gains for tax purposes for the Strategic Bond Fund. These reclassifications have no effect on net assets or net asset values per share.

2. Management Fee and Other Transactions with Affiliates

Each Fund retains Salomon Brothers Asset Management Inc (“SBAM”), an indirect, wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), to act as investment manager of each Fund, subject to the supervision by the Board of Directors of each Fund. SBAM furnishes the Investment Series with office space and certain services and facilities required for conducting the business of the Investment Series and pays the compensation of its officers. The management fee for these services for each Fund is based on the following annual rates of each Fund’s respective average daily net assets: 0.75% for the High Yield Bond Fund, 0.60% for the Short/Intermediate U.S. Government Fund and 0.75% for the Strategic Bond Fund. Citigroup Asset Management Limited (“CAM Limited”), an affiliate of SBAM, provides certain advisory services to SBAM for the benefit of the Strategic Bond Fund. CAM Limited is compensated by SBAM at no additional expense to the Strategic Bond Fund. These fees are calculated daily and paid monthly.

Smith Barney Fund Management LLC (“SBFM”), another indirect wholly-owned subsidiary of Citigroup acts as the Funds’ administrator. As compensation for its services, the Funds pay SBFM an administration fee calculated at an annual rate of 0.05% of each Fund’s respective average daily net assets. This fee is calculated daily and paid monthly.

During the year ended December 31, 2004, the Short/Intermediate U.S. Government Fund’s Class A, B, C and O shares had voluntary expense limitations in place of 0.80%, 1.55% (through May 31, 2004), 1.30% and 0.55% of the average daily net assets of each class, respectively, resulting in waived management fees totaling $456,138.

Effective June 1, 2004, for Class B shares of the Short/Intermediate U.S. Government Fund, the voluntary expense limitation was reduced to 1.05%. These expense limitations can be terminated at any time by SBAM.

Citigroup Global Markets Inc. (“CGM”), another indirect wholly-owned subsidiary of Citigroup, acts as the Funds’ distributor.

There is a maximum initial sales charge for Class A shares of 4.50%, 2.00% and 4.50% for the High Yield Bond Fund, Short/Intermediate U.S. Government Fund and Strategic Bond Fund, respectively. There is a contingent deferred sales charge (“CDSC”) of 5.00% on Class B shares of the Funds, which applies if redemption occurs within one year from purchase payment and is reduced over time until no CDSC is incurred after six years. Class C shares of the Funds have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment (except Class C shares of the Short/Intermediate U.S. Government Fund, which are not subject to a deferred sales charge). In certain cases, Class A shares of the Funds have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with the current holdings of Class A shares, equal or exceed $1,000,000, $500,000 and $1,000,000 in the aggregate for the High Yield Bond Fund, Short/Intermediate U.S. Government Fund and Strategic Bond Fund, respectively.

Notes to Financial Statements

(continued)

Effective June 1, 2004, for the Short/Intermediate U.S. Government Fund, the CDSC for Class B shares was reduced to 2.00% in the first year after purchase, 1.75% in the second year, 1.50% in the third year, 1.25% in the fourth year, 1.00% in the fifth year and no CDSC incurred after five years. Effective September 1, 2004, for the High Yield Bond Fund and Strategic Bond Fund, the CDSC for Class B Shares was reduced to a 4.00% CDSC in the first year after purchase, 3.00% in the second year, 2.00% in the third year, 1.00% in the fourth year and fifth year, and no CDSC thereafter.

During the year ended December 31, 2004, sales charges received by CGM and CDSCs paid to CGM were:

	Sales Charges	CDSCs
	Class A	Class A	Class B	Class C
High Yield Bond Fund	$537,063	$43,598	$684,408	$85,714
Short/Intermediate U.S. Government Fund	37,011	37,149	151,425	921
Strategic Bond Fund	146,917	—	288,365	9,100

During the year ended December 31, 2004, the Funds may have purchased securities from an underwriting syndicate in which the principal underwriter or members of the syndicate are affiliated with the investment manager.

During the year ended December 31, 2004, Citigroup, or affiliated entities, held shares of the Funds in non-discretionary, nominee accounts on behalf of certain non-affiliated investors.

All officers and one Director of the Investment Series are employees of Citigroup or its affiliates and do not receive compensation from the Company.

During the year ended December 31, 2004, CGM and its affiliates did not receive any brokerage commissions from the High Yield Bond Fund, the Short/Intermediate U.S. Government Fund or the Strategic Bond Fund.

3. Investments

During the year ended December 31, 2004, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

	Purchases	Sales
High Yield Bond Fund:
Investments	$1,271,756,570	$1,010,503,034

Short/Intermediate U.S. Government Fund:
U.S. Government Securities	$97,510,309	$124,782,149

Strategic Bond Fund:
U.S. Government Securities	$82,496,717	$81,118,788
Other Investments	80,895,692	90,073,620

	$163,392,409	$171,192,408

At December 31, 2004, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation
High Yield Bond Fund	$169,987,630	$(48,912,586)	$121,075,044
Short/Intermediate U.S. Government Fund	1,622,984	(219,446)	1,403,538
Strategic Bond Fund	10,395,810	(4,493,638)	5,902,172

Notes to Financial Statements

(continued)

At December 31, 2004, the Short/Intermediate U.S. Government Fund had the following open futures contract:

Contracts to Buy:	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Loss
U.S. Treasury 5 Year Notes	205	3/05	$22,479,573	$22,453,906	$(25,667)

At December 31, 2004, the Strategic Bond Fund had the following open futures contracts:

Contracts to Buy:	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain
U.S. Treasury 20 Year Bonds	53	3/05	$5,897,224	$5,962,500	$65,276

Contracts to Sell:
U.S. Treasury 2 Year Notes	48	3/05	10,067,899	10,060,500	7,399
U.S. Treasury 5 Year Notes	115	3/05	12,637,653	12,596,094	41,559
U.S. Treasury 10 Year Notes	43	3/05	4,835,176	4,813,312	21,864

					70,822

Total unrealized gain on open futures contracts					$136,098

At December 31, 2004, the Strategic Bond Fund had open forward foreign currency contracts as described below. The unrealized loss on the contracts reflected in the accompanying financial statements were as follows:

Foreign Currency	Local Currency	Market Value	Settlement Date	Unrealized Gain (Loss)
Contracts to Buy:
Euro	11,880,589	$16,091,065	2/24/05	$598,116
Contracts to Sell:
Euro	21,522,650	29,150,267	2/24/05	(686,085)
Swedish Krona	16,154,400	2,423,187	2/24/05	(23,187)

Total unrealized loss on open foreign currency contracts				$(111,156)

At December 31, 2004, the High Yield Bond Fund, Short/Intermediate U.S. Government Fund and Strategic Bond Fund loaned securities having a market value of $327,971,349, $30,412,086 and $19,936,983, respectively, and received cash collateral amounting to $334,648,632, $31,010,669 and $20,293,161, respectively, which was invested in the State Street Navigator Securities Lending Trust Prime Portfolio, a Rule 2a-7 money market fund, registered under the 1940 Act.

The average monthly balance of dollar rolls outstanding during the year ended December 31, 2004 was $61,388,793 and $63,868,037 for the Short/Intermediate U.S. Government Fund and Strategic Bond Fund, respectively. At December 31, 2004, the Short/Intermediate U.S. Government Fund and the Strategic Bond Fund had outstanding mortgage dollar rolls with a total cost of $44,119,766 and $58,266,501, respectively.

For the year ended December 31, 2004, the Short/Intermediate U.S. Government Fund and the Strategic Bond Fund recorded interest income of $2,210,007 and $2,124,647, respectively, related to such dollar rolls.

At December 31, 2004, the High Yield Bond Fund and Strategic Bond Fund held loan participations with a total cost of $1,611,153 and $502,352, respectively and total market value of $ 1,679,889 and $528,310, respectively.

Notes to Financial Statements

(continued)

4. Portfolio Investment Risks

Credit and Market Risk. The Funds invest in high-yield and emerging market instruments that are subject to certain credit and market risks. The yields of high-yield and emerging market debt obligations reflect, among other things, perceived credit risk. The Funds’ investment in securities rated below investment-grade typically involves risks not associated with higher rated securities including, among others, greater risk of timely and ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading. The consequences of political, social, economic or diplomatic changes may have a disruptive effect on the market prices of the investment held by the Funds. The Funds’ investment in non-dollar denominated securities may also result in foreign currency losses caused by devaluation and foreign exchange rate fluctuation.

Financial Instruments with Off-Balance Sheet Risk. Certain Funds enter into forward foreign currency contracts (“forward contracts”) to facilitate settlement of foreign currency denominated portfolio transactions or to manage foreign currency exposure associated with foreign currency denominated securities. Forward contracts involve elements of market risk in excess of the amounts reflected in the Statements of Assets and Liabilities. The Funds bear the risk of an unfavorable change in the foreign exchange rate underlying the forward contract. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

Other Risk. Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

Funds that enter into mortgage dollar rolls are subject to the risk that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

Consistent with their investment objectives, certain Funds may invest in instruments whose values and interest rates may be linked to foreign currencies, interest rates, indices or some other financial indicator. The value at maturity or interest rates for these instruments will increase or decrease according to the change in the indicator to which it is indexed. These securities are generally more volatile in nature and the risk of loss of principal is greater.

A risk in writing a covered call option is that the Fund may forego the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

5. Line of Credit

The High Yield Bond Fund and Strategic Bond Fund, along with other affiliated funds, entered into an agreement with a bank which allows the funds collectively to borrow up to $100 million. At their meeting held on December 9, 2004, the Board of Directors approved increasing the line of credit to $150 million; this increase in the line of credit was secured as of December 31, 2004. Interest on borrowing, if any, is charged to the specific fund executing the borrowing at the base rate of the bank. The line of credit requires a quarterly payment of a commitment fee based on the average daily unused portion of the line of credit. For the year ended December 31, 2004, the commitment fee allocated to the High Yield Bond Fund and Strategic Bond Fund was $58,648 and $6,087, respectively. There have been no borrowings since the line of credit was established.

Notes to Financial Statements

(continued)

6. Class Specific Expenses

Pursuant to a Rule 12b-1 Distribution and Service Plan, each Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. Each Fund also pays a distribution fee with respect to Class B and C shares calculated at the annual rate of 0.75% and 0.50%, respectively, of the average daily net assets of each class. Effective June 1, 2004, Short/Intermediate U.S. Government Fund pays a distribution fee with respect to Class B shares calculated at the annual rate of 0.25%, of the average daily net assets of Class B. For the year ended December 31, 2004, total Rule 12b-1 Distribution and Service Plan fees, which are accrued daily and paid monthly, were as follows:

	Class A	Class B	Class C
High Yield Bond Fund	$3,331,287	$2,003,793	$2,188,338
Short/Intermediate U.S. Government Fund	104,078	265,340	310,714
Strategic Bond Fund	139,664	763,727	451,662

For the year ended December 31, 2004, total transfer agency services expenses were as follows:

	Class A	Class B	Class C	Class O	Class Y
High Yield Bond Fund	$1,362,654	$263,191	$307,494	$2,068	$10,232
Short/Intermediate U.S. Government Fund	62,081	59,331	51,385	3,256	—
Strategic Bond Fund	79,921	92,840	73,594	833	110

For the year ended December 31, 2004, total shareholder communication expenses were as follows:

	Class A	Class B	Class C	Class O	Class Y
High Yield Bond Fund	$116,359	$33,108	$34,716	$550	$397
Short/Intermediate U.S. Government Fund	13,341	13,840	11,568	363	—
Strategic Bond Fund	29,654	10,834	9,615	15	386

7. Distributions Paid to Shareholders by Class

	Year Ended December 31, 2004	Year Ended December 31, 2003
High Yield Bond Fund:
Net Investment Income
Class A	$91,894,174	$53,654,459
Class B	12,206,258	16,447,762
Class C	18,695,672	17,513,102
Class O	7,035,092	6,343,609
Class Y*	1,840,108	244,712

Total	$131,671,304	$94,203,644

*	For the High Yield Bond Fund, transactions for Class Y shares are for the period April 2, 2003 (inception date) to December 31, 2003.

Notes to Financial Statements

(continued)

	Year Ended December 31, 2004	Year Ended December 31, 2003
Short/Intermediate U.S. Government Fund:
Net Investment Income
Class A	$1,563,748	$1,628,923
Class B	1,180,838	994,102
Class C	1,344,807	1,151,220
Class O	50,659	63,756

Total	$4,140,052	$3,838,001

Strategic Bond Fund:
Net Investment Income
Class A	$2,616,929	$1,953,916
Class B	2,918,587	3,880,049
Class C	2,481,006	2,622,462
Class O	20,509	28,013
Class Y†	6,766	45

Total	$8,043,797	$8,484,485

†	For the Strategic Bond Fund, transactions for Class Y shares are for the period September 10, 2003 (inception date) to December 31, 2003.

8. Capital Stock

At December 31, 2004, the Series Fund had 10,000,000,000 shares of authorized capital stock, par value $0.001 per share.

Transactions in Fund shares for the periods indicated were as follows:

	Year Ended December 31, 2004		Year Ended December 31, 2003
	Shares	Amount	Shares	Amount
High Yield Bond Fund
Class A
Shares sold	60,361,452	$500,474,723	175,448,114	$1,378,731,532
Shares issued for reinvestment of distributions	10,340,130	85,679,781	5,860,576	46,598,829
Shares reacquired	(30,455,757)	(252,436,053)	(70,046,511)	(549,585,186)

Net Increase	40,245,825	$333,718,451	111,262,179	$875,745,175

Class B
Shares sold	1,272,389	$10,654,924	12,279,223	$94,100,798
Shares issued for reinvestment of distributions	1,076,590	8,963,220	1,391,662	10,992,658
Shares reacquired	(8,881,761)	(73,553,118)	(12,200,022)	(95,990,346)

Net Increase (Decrease)	(6,532,782)	$(53,934,974)	1,470,863	$9,103,110

Class C†
Shares sold	8,078,149	$67,963,145	25,200,396	$196,074,527
Shares issued for reinvestment of distributions	1,977,427	16,544,426	1,932,408	15,405,155
Shares reacquired	(14,217,490)	(117,960,264)	(6,871,286)	(54,458,248)

Net Increase (Decrease)	(4,161,914)	$(33,452,693)	20,261,518	$157,021,434

†	On April 29, 2004, Class 2 shares were renamed as Class C shares.

Notes to Financial Statements

(continued)

	Year Ended December 31, 2004		Year Ended December 31, 2003
	Shares	Amount	Shares	Amount
Class O
Shares sold	4,353,498	$36,294,024	10,667,878	$82,025,743
Shares issued for reinvestment of distributions	847,729	7,025,780	806,598	6,332,902
Shares reacquired	(2,946,239)	(24,272,735)	(6,713,885)	(52,291,549)

Net Increase	2,254,988	$19,047,069	4,760,591	$36,067,096

Class Y*
Shares sold	6,082,313	$50,994,803	1,449,937	$11,620,385
Shares issued for reinvestment of distributions	220,266	1,835,308	30,449	244,579
Shares reacquired	(606,575)	(5,007,222)	(116,899)	(946,245)

Net Increase	5,696,004	$47,822,889	1,363,487	$10,918,719

Short/Intermediate U.S. Government Fund
Class A
Shares sold	2,512,256	$25,796,106	15,118,865	$158,197,878
Shares issued for reinvestment of distributions	133,815	1,370,666	128,315	1,337,284
Shares reacquired	(3,014,208)	(30,924,566)	(15,465,812)	(161,441,100)

Net Decrease	(368,137)	$(3,757,794)	(218,632)	$(1,905,938)

Class B
Shares sold	232,595	$2,391,193	1,523,363	$16,015,793
Shares issued for reinvestment of distributions	100,694	1,034,759	79,110	827,500
Shares reacquired	(1,313,179)	(13,489,659)	(1,897,375)	(19,854,894)

Net Decrease	(979,890)	$(10,063,707)	(294,902)	$(3,011,601)

Class C†
Shares sold	2,344,113	$24,278,930	5,754,591	$60,972,713
Shares issued for reinvestment of distributions	102,495	1,059,970	90,222	950,193
Shares reacquired	(2,391,757)	(24,725,026)	(5,535,204)	(58,427,596)

Net Increase	54,851	$613,874	309,609	$3,495,310

Class O
Shares sold	18,987	$193,648	1,494	$15,715
Shares issued for reinvestment of distributions	4,692	48,147	5,782	60,517
Shares reacquired	(29,766)	(304,175)	(163,404)	(1,699,205)

Net Decrease	(6,087)	$(62,380)	(156,128)	$(1,622,973)

Strategic Bond Fund
Class A
Shares sold	3,409,060	$32,741,483	4,816,338	$44,915,593
Shares issued for reinvestment of distributions	192,873	1,857,848	143,142	1,347,920
Shares reacquired	(2,391,345)	(22,847,498)	(3,230,191)	(30,222,708)

Net Increase	1,210,588	$11,751,833	1,729,289	$16,040,805

Class B
Shares sold	626,641	$6,052,851	2,017,542	$18,776,756
Shares issued for reinvestment of distributions	224,107	2,161,118	286,499	2,696,645
Shares reacquired	(2,900,258)	(27,798,861)	(3,674,403)	(34,430,762)

Net Decrease	(2,049,510)	$(19,584,892)	(1,370,362)	$(12,957,361)

*	For the High Yield Bond Fund, transactions for Class Y shares are for the period April 2, 2003 (inception date) to December 31, 2003.
†	On April 29, 2004, Class 2 shares were renamed as Class C shares.

Notes to Financial Statements

(continued)

	Year Ended December 31, 2004		Year Ended December 31, 2003
	Shares	Amount	Shares	Amount
Class C†
Shares sold	1,237,160	$12,031,472	2,671,188	$25,168,495
Shares issued for reinvestment of distributions	203,982	1,981,448	223,957	2,124,008
Shares reacquired	(1,590,431)	(15,352,438)	(2,554,406)	(24,192,488)

Net Increase (Decrease)	(149,289)	$(1,339,518)	340,739	$3,100,015

Class O
Shares sold	278	$2,647	24,517	$231,246
Shares issued for reinvestment of distributions	973	9,335	964	9,017
Shares reacquired	(34,424)	(328,583)	(14,896)	(139,984)

Net Increase (Decrease)	(33,173)	$(316,601)	10,585	$100,279

Class Y‡
Shares sold	24,123	$227,449	636	$5,999
Shares issued for reinvestment of distributions	707	6,767	5	45
Shares reacquired	(687)	(6,570)	—	—

Net Increase	24,143	$227,646	641	$6,044

†	On April 29, 2004, Class 2 shares were renamed as Class C shares.
‡	For the Strategic Bond Fund, transactions for Class Y shares are for the period ended September 10, 2003 (inception date) to December 31, 2003.

9. Income Tax Information and Distributions to Shareholders

The tax character of distributions paid during the fiscal year ended December 31, 2004 were as follows:

	High Yield Bond Fund	Short/Intermediate U.S. Government Fund	Strategic Bond Fund
Ordinary income	$131,671,304	$4,140,052	$8,043,797

The tax character of distributions paid during the fiscal year ended December 31, 2003 were as follows:

	High Yield Bond Fund	Short/Intermediate U.S. Government Fund	Strategic Bond Fund
Ordinary income	$94,203,644	$3,838,001	$8,484,485

Notes to Financial Statements

(continued)

As of December 31, 2004, the components of accumulated earnings on a tax basis were as follows:

	High Yield Bond Fund	Short/Intermediate U.S. Government Fund	Strategic Bond Fund
Undistributed ordinary income	$1,804,126	$48,104	$435,198
Capital loss carryforward(1)	(127,335,575)	(2,525,597)	(4,684,175)
Other book/tax temporary differences(2)	(450,534)	(138,532)	(936,762)
Unrealized appreciation/(depreciation)(3)	121,075,044	1,377,871	5,945,775

Total accumulated earnings (losses)	$(4,906,939)	$(1,238,154)	$760,036

(1)	On December 31, 2004 the Funds had a net capital loss carryforward as follows:

Year of Expiration	High Yield Bond Fund	Short/Intermediate U.S. Government Fund	Strategic Bond fund
12/31/2006	—	457,813	—
12/31/2007	29,189,932	207,313	—
12/31/2009	63,118,398	39,501	—
12/31/2010	35,027,245	43,014	4,684,175
12/31/2011	—	256,139	—
12/31/2012	—	1,521,817	—

	$127,335,575	$2,525,597	4,684,175

These amounts will be available to offset any future taxable capital gains.
(2)	Other book/tax temporary differences are attributable primarily to the difference between the tax deferral of losses on straddles, the realization for tax purposes of unrealized gains/(losses) on certain futures and foreign currency contracts, the deferral of post-October capital losses for tax purposes and book/tax differences in the accrual of income on securities in default.
(3)	The difference between book-basis and tax-basis unrealized appreciation (depreciation) is attributable primarily to the tax deferral of losses on wash sales.

10. Additional Information

In connection with an investigation previously disclosed by Citigroup, the Staff of the Securities and Exchange Commission (“SEC”) has notified Citigroup Asset Management (“CAM”), the Citigroup business unit that includes the Funds’ investment manager and other investment advisory companies; Citicorp Trust Bank (“CTB”), an affiliate of CAM; Thomas W. Jones, the former CEO of CAM; and three other individuals, one of whom is an employee and two of whom are former employees of CAM, that the SEC Staff is considering recommending a civil injunctive action and/or an administrative proceeding against each of them relating to the creation and operation of an internal transfer agent unit to serve various CAM-managed funds.

In 1999, CTB entered the transfer agent business. CTB hired an unaffiliated subcontractor to perform some of the transfer agent services. The subcontractor, in exchange, had signed a separate agreement with CAM in 1998 that guaranteed investment management revenue to CAM and investment banking revenue to a CAM affiliate. The subcontractor’s business was later taken over by PFPC Inc., and at that time the revenue guarantee was eliminated and a one-time payment was made by the subcontractor to a CAM affiliate.

CAM did not disclose the revenue guarantee when the boards of various CAM-managed funds hired CTB as transfer agent. Nor did CAM disclose to the boards of the various CAM-managed funds the one-time payment received by the CAM affiliate when it was made. As previously disclosed, CAM has already paid the applicable funds, primarily through voluntary fee waivers, a total of approximately $17 million (plus interest), which is the amount of the revenue received by Citigroup relating to the revenue guarantee.

Notes to Financial Statements

(continued)

In addition, the SEC Staff has indicated that it is considering recommending action based on the adequacy of the disclosures made to the fund boards that approved the transfer agency arrangement, CAM’s initiation and operation of, and compensation for, the transfer agent business and CAM’s retention of, and agreements with, the subcontractor.

Citigroup is cooperating fully in the SEC’s investigation and is seeking to resolve the matter in discussions with the SEC Staff. On January 20, 2005, Citigroup stated that it had established an aggregate reserve of $196 million ($25 million in the third quarter of 2004 and $171 million in the fourth quarter of 2004) related to its discussions with the SEC Staff. Settlement negotiations are ongoing and any settlement of this matter with the SEC will require approval by the Citigroup Board and acceptance by the Commission.

Unless and until any settlement is consummated, there can be no assurance that any amount reserved by Citigroup will be distributed. Nor is there at this time any certainty as to how the proceeds of any settlement would be distributed, to whom any such distribution would be made, the methodology by which such distribution would be allocated, and when such distribution would be made.

Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the funds. The Funds did not implement the contractual arrangement described above and will not receive any payments.

11. Legal Matters

Beginning in June, 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (the “Distributor”) and a number of its affiliates, including Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Funds (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that the Distributor created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to the Distributor for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, Citigroup Asset Management believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the defendants in the future.

As of the date of this report, Citigroup Asset Management and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

Report of Independent Registered

Public Accounting Firm

To the Board of Directors of Salomon Brothers Series Funds Inc and Shareholders of

Salomon Brothers High Yield Bond Fund

Salomon Brothers Short/Intermediate U.S. Government Fund

Salomon Brothers Strategic Bond Fund

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Salomon Brothers High Yield Bond Fund, Salomon Brothers Short/Intermediate U.S. Government Fund and Salomon Brothers Strategic Bond Fund (three of the portfolios constituting Salomon Brothers Series Funds Inc, and hereafter referred to as the “Funds”) at December 31, 2004, and the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2004 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, NY

February 18, 2005

Additional Information

(unaudited)

Information about Directors and Officers

The business and affairs of the Salomon Brothers Series Funds Inc (“Company”) are managed under the direction of the Board of Directors. Information pertaining to the Directors and Officers of the Company is set forth below. The Statement of Additional Information includes additional information about the Directors of the Company and is available, without charge, upon request by calling the Company’s transfer agent at 1-800-SALOMON.

Name, Address and Birth Year	Position(s) Held with Company	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director

Non-Interested Directors:
Carol L. Colman Colman Consulting Co. 278 Hawley Road North Salem, NY 10560 Birth Year: 1946	Director	Since 1996	President, Colman Consulting Co.	37	None

Daniel P. Cronin 24 Woodlawn Avenue New Rochelle, NY 10804 Birth Year: 1946	Director	Since 1996	Formerly associate General Counsel, Pfizer Inc.	34	None

Leslie H. Gelb 150 East 69th Street New York, NY 10021 Birth Year: 1937	Director	Since 2002	President Emeritus and Senior Board Fellow, The Council on Foreign Relations; formerly, Columnist, Deputy Editorial Page Editor, Op-Ed Page, The New York Times	34	Director of two registered investment companies advised by Advantage Advisers, Inc. (“Advantage”)

William R. Hutchinson 535 N. Michigan Avenue Suite 1012 Chicago, IL 60611 Birth Year: 1942	Director	Since 2003	President, W.R. Hutchinson & Associates Inc. (consultant); formerly Group Vice President, Mergers and Acquisitions, BP p.l.c.	44	Director, Associated Banc-Corp.

Dr. Riordan Roett The Johns Hopkins University 1740 Massachusetts Ave., NW Washington, DC 20036 Birth Year: 1938	Director	Since 2002	Professor and Director, Latin American Studies Program, Paul H. Nitze School of Advanced International Studies, The Johns Hopkins University	34	None

Jeswald W. Salacuse Tufts University —The Fletcher School of Law & Diplomacy 160 Packard Avenue Medford, MA 02155 Birth Year: 1938	Director	Since 2002	Henry J. Braker Professor of Commercial Law and formerly Dean, The Fletcher School of Law & Diplomacy, Tufts University	34	Director of two registered investment companies advised by Advantage

Additional Information

(unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Company	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director

Interested Director:
R. Jay Gerken, CFA** Citigroup Asset Management (“CAM”) 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1951	Chairman, President and Chief Executive Officer	Since 2002	Managing Director of Citigroup Global Markets Inc. (“CGM”); Chairman, President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”), Travelers Investment Adviser, Inc. (“TIA”) and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Citigroup Inc. (“Citigroup”); Formerly, Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996 to 2001) and Smith Barney Growth and Income Fund (from 1996 to 2000)	219	None

Officers:
Andrew B. Shoup CAM 125 Broad Street, 10th Floor New York, NY 10004 Birth Year: 1956	Senior Vice President and Chief Administrative Officer	Since 2003	Director of CAM; Senior Vice President and Chief Administrative Officer of mutual funds associated with Citigroup; Head of International Funds Administration of CAM (from 2001 to 2003); Director of Global Funds Administration of CAM (from 2000 to 2001); Head of U.S. Citibank Funds Administration of CAM (from 1998 to 2000)	N/A	N/A

Frances M. Guggino CAM 125 Broad Street, 10th Floor New York, NY 10004 Birth Year: 1957	Chief Financial Officer and Treasurer Controller	Since 2004 2003	Director of CGM; Chief Financial Officer and Treasurer of certain mutual funds associated with Citigroup; Controller of certain mutual funds associated with Citigroup (since 1999 to 2003)	N/A	N/A

Robert E. Amodeo CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1964	Executive Vice President	Since 1992	Managing Director (since 2002) and Director (from 1999 to 2002), Salomon Brothers Asset Management Inc (“SBAM”) and CAM	N/A	N/A

Additional Information

(unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Company	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director

Charles K. Bardes CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1959	Executive Vice President	Since 1998	Director of SBAM	N/A	N/A

James E. Craige, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1967	Executive Vice President	Since 1995	Managing Director of SBAM	N/A	N/A

Thomas A. Croak CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1961	Executive Vice President	Since 1998	Director of SBAM	N/A	N/A

Robert Feitler CAM 399 Park Avenue, 4th Floor New York, NY 10022 Year of Birth: 1959	Executive Vice President	Since 2004	Director of SBAM

Thomas K. Flanagan, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1953	Executive Vice President	Since 1995	Managing Director of SBAM	N/A	N/A

Vincent Gao CAM 399 Park Avenue, 4th Floor New York, NY 10022 Year of Birth: 1974	Executive Vice President	Since 2004	Director of SBAM

John G. Goode CAM One Sansome Street 36th Floor San Francisco, CA 94104 Birth Year: 1944	Executive Vice President	Since 2002	Managing Director of SBAM	N/A	N/A

Peter J. Hable CAM One Sansome Street 36th Floor San Francisco, CA 94104 Birth Year: 1958	Executive Vice President	Since 2002	Managing Director of SBAM	N/A	N/A

Kevin Kennedy CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1954	Executive Vice President	Since 1996	Managing Director of SBAM	N/A	N/A

Additional Information

(unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Company	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director

Roger M. Lavan, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1963	Executive Vice President	Since 1995	Managing Director of SBAM	N/A	N/A

Mark J. McAllister CAM 399 Park Avenue, 4th Floor New York, NY 10022 Year of Birth: 1962	Executive Vice President	Since 2000	Managing Director of SBAM	N/A	N/A

Michael McElroy Citigroup Centre Canada Square London E14 5LB England Year of Birth: 1965	Executive Vice President	Since 2004	Managing Director of SBAM

Maureen O’Callaghan CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1964	Executive Vice President	Since 1997	Managing Director (since January 2001); formerly Director and Vice President of SBAM (prior to 2001)	N/A	N/A

Beth A. Semmel, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1960	Executive Vice President	Since 1995	Managing Director of SBAM	N/A	N/A

Peter J. Wilby, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1958	Executive Vice President	Since 1995	Managing Director of SBAM	N/A	N/A

George J. Williamson CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1933	Executive Vice President	Since 1998	Managing Director of SBAM	N/A	N/A

Andrew Beagley CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1962	Chief Compliance Officer	Since 2004	Compliance Officer, Chief Compliance Officer and Vice President of certain mutual funds associated with Citigroup; Director of Compliance, Europe, the	N/A	N/A

	Chief Anti- Money Laundering Compliance Officer	Since 2002	Middle East and Africa, Citigroup Asset Management (from 1999 to 2000)

Additional Information

(unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Company	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director

Wendy S. Setnicka CAM 125 Broad Street, 10th Floor New York, NY 10004 Birth Year: 1964	Controller	Since 2004	Vice President of CAM (since 2003); Controller of certain mutual funds associated with Citigroup; Assistant Controller of CAM (from 2002 to 2004); Accounting Manager of CAM (from 1998 to 2002)	N/A	N/A

Robert I. Frenkel CAM 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of Global Mutual Funds for CAM and its predecessor (since 1994); Secretary of CFM; Secretary and Chief Legal Officer of mutual funds associated with Citigroup	N/A	N/A

*	Directors are elected until the Company’s next annual meeting and until their successors are elected and qualified. Officers are elected or appointed by the Directors and hold office until they resign, are removed or are otherwise disqualified to serve.
**	Mr. Gerken is an “interested person” of the Company as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

Important Tax Information

(unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended December 31, 2004:

	Short/Intermediate U.S. Government Fund	Strategic Bond Fund
Record Date:	Daily	Daily
Payable Date:	Monthly	Monthly
Interest from Federal Obligations	28.60%	5.56%

The law varies in each state as to whether and what percentage of dividend income attributable to Federal obligations is exempt from state income tax. We recommend that you consult with your tax adviser to determine if any portion of the dividends you received is exempt from state income taxes.

Please retain this information for your records.

Salomon Brothers Investment Series

INVESTMENT MANAGER

Salomon Brothers Asset Management Inc

399 Park Avenue

New York, New York 10022

DISTRIBUTOR

Citigroup Global Markets Inc.

CUSTODIAN

State Street Bank and Trust Company

225 Franklin Street

Boston, Massachusetts 02110

TRANSFER AGENT

PFPC Inc.

53 State Street

Boston, Massachusetts 02109-2873

LEGAL COUNSEL

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP

300 Madison Avenue

New York, New York 10017

DIRECTORS

Carol L. Colman

Daniel P. Cronin

Leslie H. Gelb

R. Jay Gerken, CFA

Chairman

William R. Hutchinson

Dr. Riordan Roett

Jeswald W. Salacuse

OFFICERS

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

Andrew B. Shoup

Senior Vice President and

Chief Administrative Officer

Frances M. Guggino

Chief Financial Officer and Treasurer

Robert E. Amodeo

Executive Vice President

Charles K. Bardes

Executive Vice President

James E. Craige, CFA

Executive Vice President

Thomas A. Croak

Executive Vice President

Robert Feitler, Jr.

Executive Vice President

Thomas K. Flanagan, CFA

Executive Vice President

Vincent Gao, CFA

Executive Vice President

John G. Goode

Executive Vice President

Peter J. Hable

Executive Vice President

Kevin Kennedy

Executive Vice President

Roger M. Lavan, CFA

Executive Vice President

Mark J. McAllister

Executive Vice President

Michael McElroy

Executive Vice President

Maureen O’Callaghan

Executive Vice President

Beth A. Semmel, CFA

Executive Vice President

Peter J. Wilby, CFA

Executive Vice President

George J. Williamson

Executive Vice President

Andrew Beagley

Chief Anti-Money Laundering

Compliance Officer and Chief Compliance Officer

Wendy S. Setnicka

Controller

Robert I. Frenkel

Secretary and Chief Legal Officer

Salomon Brothers Investment Series

High Yield Bond Fund

Short/Intermediate U.S. Government Fund

Strategic Bond Fund

The Funds are separate investment funds of the Salomon Brothers Series Funds Inc, a Maryland corporation.

This report is submitted for the general information of the shareholders of Salomon Brothers Investment Series — High Yield Bond Fund, Short/Intermediate U.S. Government Fund and Strategic Bond Fund, but it may also be used as sales literature.

This report must be preceded or accompanied by a free prospectus. Investors should consider the fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the fund. Please read the prospectus carefully before investing.

Each Fund files its complete schedule of portfolio holdings with Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the Commission’s website at www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call 1-800-446-1013.

Information on how the Funds voted proxies relating to portfolio securities during the 12-month period ended June 30, 2004 and a description of the policies and procedures that the Funds uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-446-1013, (2) on the fund’s website at www.citigroupAM.com and (3) on the SEC’s website at www.sec.gov.

SALOMON BROTHERS ASSET MANAGEMENT

399 Park Avenue

New York, New York 10022

www.sbam.com

©2004 Citigroup Global Markets Inc.

Member NASD, SIPC

SBSFIANN 12/04 05-7895